Exhibit 10.1
EXECUTION VERSION

$810,000,000
CREDIT AGREEMENT
among
EXPLORER INVESTOR CORPORATION
EXPLORER MERGER SUB CORPORATION
as the Initial Borrower,
BOOZ ALLEN HAMILTON INC.
as the Surviving Borrower
The Several Lenders from Time to Time Parties Hereto,
CREDIT SUISSE,
as Administrative Agent and Collateral Agent,
BANK OF AMERICA, N.A.
as Syndication Agent,
LEHMAN BROTHERS COMMERCIAL BANK,
C.I.T. LEASING CORPORATION,
and
SUMITOMO MITSUI BANKING CORPORATION,
as Documentation Agents,
CREDIT SUISSE,
as Issuing Lender
and
BANC OF AMERICA SECURITIES LLC,
CREDIT SUISSE SECURITIES (USA) LLC,
LEHMAN BROTHERS INC.
and
SUMITOMO MITSUI BANKING CORPORATION
as Joint Lead Arrangers and Joint Bookrunners
Dated as of July 31, 2008

i

SCHEDULES:

1.1 Excluded Subsidiaries
2.1 Commitments
4.3 Existence; Compliance with Law
4.4 Consents, Authorizations, Filings and Notices
4.6 Litigation
4.8A Excepted Property
4.8B Owned Real Property
4.14 Subsidiaries
4.17 UCC Filing Jurisdictions
6.10 Post-Closing Undertakings
7.2(d) Existing Indebtedness
7.3(f) Existing Liens
7.7 Existing Investments
7.12 Existing Negative Pledge Clauses

EXHIBITS:

A Form of Guarantee and Collateral Agreement
B Form of Compliance Certificate
C Form of Closing Certificate
D Form of Assignment and Assumption
E-1 Form of Legal Opinion of Debevoise & Plimpton LLP
E-2 Form of Legal Opinion of Morris, Nichols, Arsht & Tunnell LLP
F Form of Exemption Certificate
G Form of Solvency Certificate
H Form of Joinder Agreement
I Form of Prepayment Option Notice
J-1 Form of Tranche A Term Loan Note
J-2 Form of Tranche B Term Loan Note
J-3 Form of Revolving Note

          CREDIT AGREEMENT, dated as of July 31, 2008, among EXPLORER INVESTOR CORPORATION, a Delaware corporation (“Holdings”), EXPLORER MERGER SUB CORPORATION, a Delaware corporation (the “Initial Borrower”), BOOZ ALLEN HAMILTON INC., a Delaware corporation into which the Initial Borrower shall be merged (the “Company” or the “Surviving Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), CREDIT SUISSE, as Administrative Agent and Collateral Agent, BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), LEHMAN BROTHERS COMMERCIAL BANK, C.I.T. LEASING CORPORATION and SUMITOMO MITSUI BANKING CORPORATION, as documentation agents (in such capacity, collectively, the “Documentation Agents”), CREDIT SUISSE, as Issuing Lender and BANC OF AMERICA SECURITIES LLC, CREDIT SUISSE SECURITIES (USA) LLC, LEHMAN BROTHERS INC. and SUMITOMO MITSUI BANKING CORPORATION, as joint lead arrangers and joint bookrunners.
          The parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
          “ABR”: for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” means the prime commercial lending rate of the Administrative Agent as established from time to time in its principal U.S. office, as in effect from time to time. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.
          “Accounting Changes”: as defined in Section 10.16.
          “Acquisition”: as defined in the definition of “Permitted Acquisition”.
          “Act”: as defined in Section 10.18.
          “Administrative Agent”: Credit Suisse, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors and permitted assigns in such capacity in accordance with Section 9.9.
          “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly to direct or cause the direction of the management and policies of such Person, in either case whether by contract or otherwise.
          “Agents”: the collective reference to the Collateral Agent and the Administrative Agent, and for purposes of Sections 10.13 and 10.14, the Lead Arrangers.

          “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans, (ii) the aggregate amount of such Lender’s Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding and (iii) the aggregate amount of such Lender’s New Loan Commitments then in effect, or if such New Loan Commitments have been terminated, the amount of such Lender’s New Loans.
          “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the total Aggregate Exposures of all Lenders at such time.
          “Agreed Purposes”: as defined in Section 10.14.
          “Agreement”: this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
          “AHYDO Payments”: “applicable high yield discount obligations” (within the meaning of Section 163(i)(1) of the Code) “catch-up” payments in respect of any Indebtedness (including the Mezzanine Loans, any Permitted Subordinated Indebtedness and any Indebtedness incurred pursuant to Section 7.2(v)) the incurrence of which is not otherwise prohibited hereunder to the extent such Indebtedness provides for the payment of interest on all or any portion of the principal amount of such Indebtedness by adding such interest to the principal amount thereof.
          “Annual Operating Budget”: as defined in Section 6.2(c).
          “Applicable Margin” or “Applicable Commitment Fee Rate”: for any day, with respect to (i) the Loans (including any Swingline Loan) under the Revolving Facility and the Tranche A Term Loan Facility, and the commitment fee payable hereunder, the applicable rate per annum determined pursuant to the Pricing Grid and (ii) the Loans under the Tranche B Term Loan Facility, in the case of the Applicable Margin, 3.50% with respect to Tranche B Term Loans that are ABR Loans and 4.50% with respect to Tranche B Term Loans that are Eurocurrency Loans; provided that from the Closing Date until the next change in the Applicable Margin or Applicable Commitment Fee Rate in accordance with the Pricing Grid (a) the Applicable Margin shall be 3.00% with respect to Tranche A Term Loans, Revolving Loans that are ABR Loans and Swingline Loans and 4.00% with respect to Tranche A Term Loans and Revolving Loans that are Eurocurrency Loans and (b) the Applicable Commitment Fee Rate shall be 0.50%.
          “Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.
          “Approved Fund”: as defined in Section 10.6(b).
          “Asset Sale”: any Disposition of Property or series of related Dispositions of Property by the Borrower or any of its Restricted Subsidiaries not in the ordinary course of business (a) under Section 7.5(e) or (p) or (b) not otherwise permitted under Section 7.5, in each case, which yields Net Cash Proceeds (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          “Assignee”: as defined in Section 10.6(b).
          “Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.
          “Available Amount”: as at any date, the sum of, without duplication:
     (a) $10,000,000;
     (b) the aggregate cumulative amount, not less than zero, of 50% of Excess Cash Flow for each fiscal year beginning with the fiscal year ending March 31, 2010;
     (c) the Net Cash Proceeds received after the Closing Date and on or prior to such date from any Equity Issuance by, or capital contribution to, Holdings or the Borrower (which in the case of any such Equity Issuance by the Borrower, is not Disqualified Capital Stock) which, in the case of any such Equity Issuance by, or capital contribution to, Holdings, have been contributed in cash as common equity to the Borrower, in each case to the extent it is not a Specified Equity Contribution;
     (d) the aggregate amount of proceeds received after the Closing Date and on or prior to such date that (i) would have constituted Net Cash Proceeds pursuant to clause (a) of the definition of “Net Cash Proceeds” except for the operation of any of (A) the Dollar threshold set forth in the definition of “Asset Sale” and (B) the Dollar threshold set forth in the definition of “Recovery Event” or (ii) constitutes Declined Proceeds;
     (e) the aggregate principal amount of any Indebtedness of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness issued to a Restricted Subsidiary), which has been converted into or exchanged for Capital Stock in Holdings or any Parent Company;
     (f) the amount received by the Borrower or any Restricted Subsidiary in cash (and the fair market value (as determined in good faith by the Borrower) of Property other than cash received by the Borrower or any Restricted Subsidiary) after the Closing Date from any dividend or other distribution by an Unrestricted Subsidiary;
     (g) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary and becomes a Subsidiary Guarantor or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Subsidiary Guarantor, the fair market value (as determined in good faith by the Borrower) of the Investments of the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable);
     (h) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in cash, Cash Equivalents and Permitted Liquid Investments by the Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.7(f)(ii)(B), (h)(B), or (v)(ii); and
     (i) the aggregate amount actually received in cash, Cash Equivalents or Permitted Liquid Investments by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any joint venture that is not a Subsidiary or in any Unrestricted Subsidiary, in each case, to the extent of the Investment in such joint venture or Unrestricted Subsidiary;
in each case, that has not been previously applied pursuant to Section 7.6(b), Section 7.7(f)(ii), (h)(B) or (v)(ii) or Sections 7.8(a)(ii)(A) and 7.8(a)(ii)(B).
          “Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect (including any New Loan Commitments which are Revolving Commitments) over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided that in calculating any Revolving Lender’s Revolving Extensions of Credit under its Revolving Commitment for the purpose of determining such Revolving Lender’s Available Revolving Commitments pursuant to Section 2.9(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.
          “Benefited Lender”: as defined in Section 10.7(a).
          “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
          “Board of Directors”: (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, or any committee thereof duly authorized to act on behalf of such board or the board or committee of any Person serving a similar function; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any Person or Persons serving a similar function; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Borrower”: (a) at any time prior to the consummation of the Merger Transactions, the Initial Borrower and (b) upon and at any time after the consummation of the Merger Transactions, the Surviving Borrower.
          “Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.
          “Business”: the business activities and operations of the Company and/or its Affiliates on the Closing Date immediately after giving effect to the transactions contemplated by the Spin Off Agreement.
          “Business Day”: a day (a) other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurocurrency market.
          “Capital Expenditures”: for any period, with respect to any Person, the aggregate of all cash expenditures by such Person for the acquisition or leasing (pursuant to a capital lease but excluding any amount representing capitalized interest) of fixed or capital assets, computer software or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person; provided that in any event the term “Capital Expenditures” shall exclude: (i) any Permitted Acquisition and any other Investment permitted hereunder; (ii) any expenditures to the extent financed with any Reinvestment Deferred Amount; (iii) expenditures for leasehold improvements for which such Person is reimbursed in cash or receives a credit; and (iv) capital expenditures to the extent they are made with the proceeds of equity contributions (other than in respect of Disqualified Capital Stock) made to the Borrower after the Closing Date.
          “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that for purposes of this definition, “GAAP” shall mean generally accepted accounting principles in the United States as in effect on the date hereof.
          “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).
          “Carlyle Fund”: Carlyle Partners US V, L.P., and no other Person or entity.
          “Cash Equivalents”: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within eighteen months from the date of acquisition thereof;
          (b) investments in commercial paper maturing within 270 days from the date of issuance thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
          (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P;
          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;
          (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and
          (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

          “Cash Management Obligations”: obligations owed by the Borrower or any Subsidiary Guarantor to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services, credit or debit card, or any automated clearing house transfers of funds.
          “Certificated Security”: as defined in the Guarantee and Collateral Agreement.
          “Change in Law”: (a) the adoption of any law, rule or regulation, or (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority.
          “Change of Control”: as defined in Section 8.1(j).
          “Chattel Paper”: as defined in the Guarantee and Collateral Agreement.
          “Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived and the Term Loans hereunder shall have been funded, which date is July 31, 2008.
          “Closing Date Material Adverse Effect”: a “Company Material Adverse Effect” as defined in the Merger Agreement.
          “Closing Date Stock Certificates”: Collateral consisting of stock certificates representing the Capital Stock of the Domestic Subsidiaries that are Restricted Subsidiaries (and not Immaterial Subsidiaries) of the Borrower for which a security interest can be perfected by delivering such stock certificates.
          “Closing Date UCC Filing Collateral”: Collateral for which a security interest can be perfected by filing a UCC financing statement.
          “Code”: the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral”: the meaning assigned to such term in the Guarantee and Collateral Agreement.
          “Collateral Agent”: Credit Suisse, in its capacity as collateral agent for the Secured Parties under the Security Documents and any of its successors and permitted assigns in such capacity in accordance with Section 9.9.
          “Commitment”: as to any Lender, the sum of the Term Commitments, the Revolving Commitments and the New Loan Commitments (in each case, if any) of such Lender.
          “Committed Reinvestment Amount”: as defined in the definition of “Reinvestment Prepayment Amount”.
          “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with Holdings within the meaning of Section 4001 of ERISA or is part of a group that includes Holdings and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
          “Commonly Controlled Plan”: as defined in Section 4.12(b).

          “Company”: as defined in the preamble hereto.
          “Company Reorganization”: the series of transactions described in the “Project Explorer Summarized Transaction Steps”, dated May 12, 2008, attached as Exhibit D to the Spin-Off Agreement dated as of May 15, 2008 among the Company, Booz & Company Holdings, LLC, Booz & Company Inc., Booz & Company Intermediate I Inc. and Booz & Company Intermediate II Inc., as amended, supplemented or otherwise modified from time to time, provided that any such amendments, supplements or modifications that are, when taken as a whole, materially adverse to the Lenders, shall be reasonably acceptable to the Administrative Agent.
          “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.
          “Confidential Information”: as defined in Section 10.14.
          “Consolidated Current Assets”: at any date, all amounts (other than (a) cash, Cash Equivalents and Permitted Liquid Investments, (b) deferred financing fees and (c) payments for deferred taxes so long as such items described in clauses (b) and (c) are not cash items) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.
          “Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of the Borrower and its Restricted Subsidiaries, (b) without duplication, all Indebtedness consisting of Revolving Loans, L/C Obligations or Swingline Loans, to the extent otherwise included therein, (c) amounts for deferred taxes and non-cash tax reserves accounted for pursuant to FASB Interpretation No. 48 and (d) any equity compensation related liability.
          “Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication and, if applicable, to the extent reflected as a charge in the statement of such Consolidated Net Income (regardless of classification) for such period, the sum of:
     (a) provisions for taxes based on income (or similar taxes in lieu of income taxes), profits, capital (or equivalents), including federal, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period;
     (b) Consolidated Net Interest Expense and, to the extent not reflected in such Consolidated Net Interest Expense, any net losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including commitment, letter of credit and administrative fees and charges with respect to the Facilities and the Mezzanine Loan Facility);
     (c) depreciation and amortization expense and impairment charges (including deferred financing fees, capitalized software expenditures, intangibles (including goodwill), organization costs and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits);

     (d) any extraordinary, unusual or non-recurring expenses or losses (including losses on sales of assets outside of the ordinary course of business and restructuring and integration costs or reserves, including any severance costs, costs associated with office and facility openings, closings and consolidations, relocation costs and other non-recurring business optimization expenses);
     (e) any other non-cash charges, expenses or losses (except to the extent such charges, expenses or losses represent an accrual of or reserve for cash expenses in any future period or an amortization of a prepaid cash expense paid in a prior period);
     (f) stock-option based and other equity-based compensation expenses;
     (g) transaction costs, fees, losses and expenses (whether or not any transaction is actually consummated) (including those relating to the Merger Transactions, the transactions contemplated hereby and by the Mezzanine Loan Documents (including any amendments or waivers of the Loan Documents or the Mezzanine Loan Documents), and those payable in connection with the sale of Capital Stock, the incurrence of Indebtedness permitted by Section 7.2, transactions permitted by Section 7.4, Dispositions permitted by Section 7.5, or any Permitted Acquisition or other Investment permitted by Section 7.7 (in each case whether or not successful));
     (h) all fees and expenses paid pursuant to the Management Agreement;
     (i) proceeds from any business interruption insurance (to the extent not reflected as revenue or income in such statement of such Consolidated Net Income);
     (j) the amount of cost savings and other operating improvements and synergies projected by the Borrower in good faith and certified in writing to the Administrative Agent to be realized as a result of any acquisition (including the Merger Transactions) or Disposition (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition or Disposition, or from any operational change taken or committed to be taken during such period (in each case calculated on a pro forma basis as though such cost savings and other operating improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions to the extent already included in the Consolidated Net Income for such period, provided that (i) the Borrower shall have certified to the Administrative Agent that (A) such cost savings, operating improvements and synergies are reasonably anticipated to result from such actions, (B) such actions have been taken, or have been committed to be taken and the benefits resulting therefrom are anticipated by the Borrower to be realized within 12 months and (ii) no cost savings shall be added pursuant to this clause (j) to the extent already included in clause (d) above with respect to such period;
     (k) cash expenses relating to earn-outs and similar obligations;
     (l) charges, losses, lost profits, expenses or write-offs to the extent indemnified or insured by a third party, including expenses covered by indemnification provisions in any agreement in connection with the Merger Transactions, a Permitted Acquisition or any other acquisition permitted by Section 7.7;

     (m) losses recognized and expenses incurred in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items;
     (n) costs of surety bonds in connection with financing activities of such Person and its Restricted Subsidiaries; and
     (o) costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs;
     minus, to the extent reflected as income or a gain in the statement of such Consolidated Net Income for such period, the sum of:
     (a) any extraordinary, unusual or non-recurring income or gains (including gains on the sales of assets outside of the ordinary course of business);
     (b) any other non-cash income or gains (other than the accrual of revenue in the ordinary course), but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal in such period of any accrual of, or reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required, all as determined on a consolidated basis; and
     (c) gains realized and income accrued in connection with the effect of currency and exchange rate fluctuations on intercompany balances and other balance sheet items;
provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for any period, (A) the Consolidated EBITDA of any Person or Properties constituting a division or line of business of any business entity, division or line of business, in each case, acquired by the Borrower or any of the Restricted Subsidiaries during such period and assuming any synergies, cost savings and other operating improvements to the extent certified by the Borrower as having been determined in good faith to be reasonably anticipated to be realizable within 12 months following such acquisition, or of any Subsidiary designated as a Restricted Subsidiary during such period, shall be included on a pro forma basis for such period (but assuming the consummation of such acquisition or such designation, as the case may be, occurred on the first day of such period) and (B) the Consolidated EBITDA of any Person or Properties constituting a division or line of business of any business entity, division or line of business, in each case, Disposed of by the Borrower or any of the Restricted Subsidiaries during such period, or of any Subsidiary designated as an Unrestricted Subsidiary during such period, shall be excluded for such period (assuming the consummation of such Disposition or such designation, as the case may be, occurred on the first day of such period). With respect to each Subsidiary that is not a wholly-owned Subsidiary or any joint venture, for purposes of calculating Consolidated EBITDA, the amount of income attributable to such Subsidiary or joint venture, as applicable, that shall be counted for such purposes shall equal the product of (x) the Borrower’s direct and/or indirect percentage ownership of such Subsidiary or joint venture and (y) the aggregate amount of the applicable item of such Subsidiary or joint venture, as applicable, except to the extent the application of GAAP already takes into account the non-wholly owned subsidiary relationship. Notwithstanding the forgoing, Consolidated EBITDA shall be calculated without giving effect to the effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with the Transactions, any Investment (including any Permitted Acquisition) and any other acquisition or Investment. For purposes of determining Consolidated EBITDA under this Agreement, Consolidated EBITDA for the fiscal quarter ended March 31, 2008 shall be deemed to be $64,635,000. Unless otherwise qualified, all references to “Consolidated EBITDA” in this Agreement shall refer to Consolidated EBITDA of the Borrower.
          “Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the Borrower and its consolidated Restricted Subsidiaries for any period, there shall be excluded (a) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which Holdings, the Borrower or any of its Restricted Subsidiaries has an ownership interest (including any joint venture), except to the extent that any such income is actually received by Holdings, the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions (which dividends and distributions shall be included in the calculation of Consolidated Net Income). Notwithstanding the forgoing, for purposes of calculating Excess Cash Flow, Consolidated Net Income shall not include: (i) extraordinary gains for such period, (ii) the cumulative effect of a change in accounting principles during such period, (iii) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and (iv) any income (loss) for such period attributable to the early extinguishment of Indebtedness or Hedge Agreements. Unless otherwise qualified, all references to “Consolidated Net Income” in this Agreement shall refer to Consolidated Net Income of the Borrower. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, Property and equipment, software and other intangible assets and deferred revenue required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transactions, any consummated acquisition whether consummated before or after the Closing Date, or the amortization or write-off of any amounts thereof.
          “Consolidated Net Interest Coverage Ratio”: as of any date of determination, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period to (b) Consolidated Net Interest Expense of the Borrower and its Restricted Subsidiaries for such period.
          “Consolidated Net Interest Expense”: of any Person for any period, (a) total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, minus (b) the sum of (i) total cash interest income of such Person and its Restricted Subsidiaries for such period (excluding any interest income earned on receivables due from clients), in each case determined in accordance with GAAP plus (ii) any one time financing fees (to the extent included in such Person’s consolidated interest expense for such period), including, with respect to the Borrower, those paid in connection with the Transaction Documents or in connection with any amendment thereof. Unless otherwise qualified, all references to “Consolidated Net Interest Expense” in this Agreement shall refer to Consolidated Net Interest Expense of the Borrower.
          “Consolidated Total Assets”: the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the consolidated balance sheet of the Borrower for the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 6.1(a) or (b).

          “Consolidated Total Leverage”: at any date, (a) the aggregate principal amount of all Funded Debt of the Borrower and its Restricted Subsidiaries on such date, minus (b) cash, Cash Equivalents and, to the extent they are subject to a perfected Lien pursuant to the Security Documents, Permitted Liquid Investments held by the Borrower and its Restricted Subsidiaries on such date, in each case determined on a consolidated basis in accordance with GAAP.
          “Consolidated Total Leverage Ratio”: as of any date of determination, the ratio of (a) Consolidated Total Leverage on such day to (b) Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period.
          “Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets on such date minus (b) Consolidated Current Liabilities on such date, provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Consolidated Working Capital shall be calculated without regard to changes in the working capital balance as a result of non-cash increases or decreases thereof that will not result in future cash payments or receipts or cash payments or receipts in any previous period, in each case, including, without limitation, any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (i) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (ii) the effects of purchase accounting and (iii) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Hedge Agreements.
          “Continuing Directors”: the directors of Holdings on the Closing Date and each other director of Holdings, if, in each case, such other director’s nomination for election to the Board of Directors of Holdings is recommended by at least 51% of the then Continuing Directors or such other director receives the vote of the Sponsor and/or its Affiliates (excluding any operating portfolio companies of the Sponsor) or any other Permitted Investor in his or her nomination or election by the shareholders of Holdings.
          “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any written or recorded agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
          “Declined Proceeds”: the amount of any prepayment declined by the Required Prepayment Lenders or any Tranche B Term Lender, as applicable, in accordance with Sections 2.12(a), 2.12(b), 2.12(c) or 2.12(e), as the case may be, to the extent, in the case of amounts declined in accordance with Section 2.12(e), such declined amounts have not been used to prepay Tranche A Term Loans.
          “Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Defaulting Lender”: any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or otherwise has taken any action or become the subject of any action or proceeding of the type described in Section 8.1(f).

          “Disinterested Director” : as defined in Section 7.9.
          “Derivatives Counterparty”: as defined in Section 7.6.
          “Disposition”: with respect to any Property, any sale, sale and leaseback, assignment, conveyance, transfer or other effectively complete disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Disqualified Capital Stock”: Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock, in the case of clauses (a), (b) and (c), prior to the date that is 91 days after the final scheduled maturity date of the Loans (other than (i) upon payment in full of the Obligations (other than indemnification and other contingent obligations not yet due and owing) or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is subject to the prior repayment in full of the Obligations (other than indemnification and other contingent obligations not yet due and owing) that are accrued and payable and the termination of the Commitments); provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
          “Disqualified Institution”: (i) those institutions identified by the Borrower in writing to the Administrative Agent prior to the Closing Date or, with the consent of the Administrative Agent (not to be unreasonably withheld; consent of the Administrative Agent shall be deemed to have been given if the Administrative Agent does not object within 5 Business Days after identification of an institution) from time to time thereafter, and their known Affiliates and (ii) business competitors of the Borrower and its Subsidiaries or the Company identified by Borrower in writing to the Administrative Agent from time to time and their known Affiliates.
          “Documentation Agents”: as defined in the preamble hereto.
          “Dollars” and “$”: dollars in lawful currency of the United States.
          “Domestic Subsidiary”: any direct or indirect Restricted Subsidiary organized under the laws of any jurisdiction within the United States.
          “Environmental Laws”: any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes or decrees (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, provincial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, natural resources or human health and safety as it relates to Releases of Materials of Environmental Concern, as has been, is now, or at any time hereafter is, in effect.

          “Environmental Liability”: any liability, claim, action, suit, judgment or order under or relating to any Environmental Law for any damages, injunctive relief, losses, fines, penalties, fees, expenses (including reasonable fees and expenses of attorneys and consultants) or costs, whether contingent or otherwise, including those arising from or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the Release of any Materials of Environmental Concern or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Issuance”: any issuance by Holdings, the Borrower or any Restricted Subsidiary of its Capital Stock in a public or private offering.
          “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “Eurocurrency Base Rate”: with respect to each day during each Interest Period, the rate per annum determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, as the Eurocurrency Rate for deposits denominated with a maturity comparable to such Interest Period. In the event that such rate does not appear on the Screen at such time for any reason, then the “Eurocurrency Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurodollar and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
          “Eurocurrency Loans”: Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.
          “Eurocurrency Rate”: with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula:
Eurocurrency Base Rate
1.00 — Eurocurrency Reserve Requirements
          “Eurocurrency Reserve Requirements”: for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
          “Eurocurrency Tranche”: the collective reference to Eurocurrency Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          “Event of Default”: any of the events specified in Section 8.1; provided that any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.
          “Excess Cash Flow”: for any fiscal year of the Borrower, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower for such fiscal year, (ii) the amount of all non-cash charges (including depreciation, amortization and deferred tax expense) deducted in arriving at such Consolidated Net Income and cash receipts included in clause (i) of the definition of “Consolidated Net Income” and excluded in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year (excluding any decrease in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Subsidiaries is reimbursed in cash or receives a credit) and (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income; minus (b) the sum, without duplication (including, in the case of clauses (ii) and (viii) below, duplication across periods (provided that all or any portion of the amounts referred to in clauses (ii) and (viii) below with respect to a period may be applied in the determination of Excess Cash Flow for any subsequent period to the extent such amounts did not previously result in a reduction of Excess Cash Flow in any prior period)) of:
     (i) the amount of all non-cash gains or credits included in arriving at such Consolidated Net Income (including, without limitation, credits included in the calculation of deferred tax assets and liabilities) and cash charges excluded in clauses (i) through (iv) of the definition of “Consolidated Net Income” and included in arriving at such Consolidated Net Income;
     (ii) the aggregate amount (A) actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Permitted Acquisitions and (B) committed during such fiscal year to be used to make Capital Expenditures or Permitted Acquisitions which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such fiscal year (in each case under this clause (ii) other than to the extent any such Capital Expenditure or Permitted Acquisition is made (or, in the case of the preceding clause (B), is expected to be made) with the proceeds of new long-term Indebtedness or an Equity Issuance or with the proceeds of any Reinvestment Deferred Amount);
     (iii) the aggregate amount of all regularly scheduled principal payments and all prepayments of Indebtedness (including, without limitation, the Term Loans and, if applicable, the Mezzanine Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and other than to the extent any such prepayments are the result of the incurrence of additional indebtedness and other than optional prepayments of the Term Loans and optional prepayments of Revolving Loans and Swingline Loans to the extent accompanied by permanent optional reductions of the Revolving Commitments);
     (iv) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year (excluding any increase in Consolidated Working Capital relating to leasehold improvements for which the Borrower or any of its Subsidiaries is reimbursed in cash or receives a credit);

     (v) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income;
     (vi) fees and expenses incurred in connection with the Transactions or any Permitted Acquisition (whether or not consummated);
     (vii) purchase price adjustments paid or received in connection with the Merger Transactions, any Permitted Acquisition or any other acquisition permitted under Section 7.7(h) or (v);
     (viii) (A) the net amount of Investments made during such period pursuant to paragraphs (d), (f), (h), (l), (v) and (y) of Section 7.7 (to the extent, in the case of clause (y), such Investment relates to Restricted Payments permitted under Section 7.6(c), (e), (h) or (i)) or committed during such period to be used to make Investments pursuant to such paragraphs of Section 7.7 which have been actually made or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such period (but excluding Investments among the Borrower and its Restricted Subsidiaries) and (B) permitted Restricted Payments made in each case by the Borrower during such period and permitted Restricted Payments made by any Restricted Subsidiary to any Person other than Holdings, the Borrower or any of the Restricted Subsidiaries during such period, in each case, to the extent permitted by Section 7.6(c), (e), (h) or (i); provided that the amount of Restricted Payments made pursuant to Section 7.6(e) and deducted pursuant to this clause (viii) shall not exceed $10,000,000 in any fiscal year;
     (ix) the amount (determined by the Borrower) of such Consolidated Net Income which is mandatorily prepaid or reinvested pursuant to Section 2.12(b) (or as to which a waiver of the requirements of such Section applicable thereto has been granted under Section 10.1) prior to the date of determination of Excess Cash Flow for such fiscal year as a result of any Asset Sale or Recovery Event;
     (x) the aggregate amount of any premium or penalty actually paid in cash that is required to be made in connection with any prepayment of Indebtedness;
     (xi) cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness;
     (xii) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income;
     (xiii) cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income;
     (xiv) the amount of taxes (including penalties and interest) paid in cash in such period or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period;

     (xv) the amount of cash payments made in respect of pensions and other post-employment benefits in such period;
     (xvi) payments made in respect of the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period, including pursuant to dividends declared or paid on Capital Stock held by third parties in respect of such non-wholly-owned Restricted Subsidiary; and
     (xvii) the amount representing accrued expenses for cash payments (including with respect to retirement plan obligations) that are not paid in cash in such fiscal year, provided that such amounts will be added to Consolidated Excess Cash Flow for the following fiscal year to the extent not paid in cash during such following fiscal year.
          “Excess Cash Flow Application Date”: as defined in Section 2.12(c).
          “Excess Cash Flow Percentage”: 50%; provided that the Excess Cash Flow Percentage shall be reduced to (a) 25% if the Consolidated Total Leverage Ratio as of the last day of the relevant fiscal year is not greater than 3.75 to 1.00 and (b) to 0% if the Consolidated Total Leverage Ratio as of the last day of the relevant fiscal year is not greater than 2.25 to 1.00.
          “Excluded Capital Stock”: (a) any Capital Stock with respect to which, in the reasonable judgment of Administrative Agent (confirmed by notice to the Borrower), (i) the cost of pledging such Capital Stock in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (ii) would result in adverse tax consequences, (b) solely in the case of any pledge of Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holding Company to secure the Obligations, any Capital Stock of any class of such Foreign Subsidiary or such Foreign Subsidiary Holding Company in excess of 65% of the outstanding Capital Stock of such class (such percentage to be adjusted by mutual agreement (not to be unreasonably withheld) upon any change in law as may be required to avoid adverse U.S. federal income tax consequences to the Borrower or any Subsidiary), (c) any Capital Stock to the extent the pledge thereof would violate any applicable Requirement of Law, (d) the Capital Stock of any Special Purpose Entity, any Immaterial Subsidiary (for so long as such Subsidiary remains an Immaterial Subsidiary) or any Unrestricted Subsidiary and (e) in the case of any Capital Stock of any Subsidiary that is subject of a Lien permitted under Section 7.3(g) securing Indebtedness permitted under Section 7.2(t) or (u) any Capital Stock of each such Subsidiary to the extent that (i) a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Obligations (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code) or (ii) any Contractual Obligation prohibits such a pledge without the consent of the other party; provided that this clause (ii) shall not apply if (A) such other party is a Loan Party or a wholly-owned Subsidiary or (B) consent has been obtained to consummate such pledge and for so long as such Contractual Obligation or replacement or renewal thereof is in effect or (iii) a pledge thereof to secure the Obligations would give any other party to a Contractual Obligation the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law); provided that this clause (iii) shall not apply if such other party is a Loan Party or a wholly-owned Subsidiary.
          “Excluded Collateral”: as defined in Section 4.17(a).
          “Excluded Real Property”: (a) any Real Property that is subject to a Lien expressly permitted by Section 7.3(g) or 7.3(z), (b) any Real Property with respect to which, in the reasonable judgment of Administrative Agent (confirmed by notice to the Borrower) the cost of providing a mortgage on such Real Property in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (c) any Real Property to the extent providing a mortgage on such Real Property would (i) result in adverse tax consequences as reasonably determined by the Administrative Agent, (ii) violate any applicable Requirement of Law, (iii) be prohibited by any applicable Contractual Obligations (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code) or (iv) give any other party (other than a Loan Party or a wholly-owned Subsidiary) to any contract, agreement, instrument or indenture governing such Real Property the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law).
          “Excluded Subsidiary”: (a) each Domestic Subsidiary which is an Immaterial Subsidiary as of the Closing Date and listed on Schedule 1.1 and each future Domestic Subsidiary which is an Immaterial Subsidiary, in each case, for so long as such Subsidiary remains an Immaterial Subsidiary, (b) each Domestic Subsidiary that is not a wholly-owned Subsidiary on any date such Subsidiary would otherwise be required to become a Guarantor pursuant to the requirements of Section 6.8(c) (for so long as such Subsidiary remains a non-wholly-owned Restricted Subsidiary), (c) any Foreign Subsidiary Holding Company, (d) each Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) each Unrestricted Subsidiary, (f) each Domestic Subsidiary to the extent that (i) such Domestic Subsidiary is prohibited by any applicable Contractual Obligation or Requirement of Law from guaranteeing the Obligations, (ii) any Contractual Obligation prohibits such guarantee without the consent of the other party or (iii) a guarantee of the Obligations would give any other party to a Contractual Obligation the right to terminate its obligation thereunder; provided that clauses (ii) and (iii) shall not be applicable if (A) such other party is a Loan Party or a wholly-owned Subsidiary or (B) consent has been obtained to provide such pledge and for so long as such Contractual Obligation or replacement or renewal thereof is in effect, (g) any Subsidiary that is a Special Purpose Entity or (h) any other Domestic Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed by notice to the Borrower) the cost of providing a guarantee is excessive in view of the benefits to be obtained by the Lenders.
          “Facility”: each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the “Tranche A Term Facility”), (b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the “Tranche B Term Facility”), (c) any New Loan Commitments and the New Loans made thereunder (a “New Facility”) and (d) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).
          “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
          “Fee Payment Date”: commencing on September 30, 2008, (a) the last Business Day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.
          “Foreign Subsidiary”: any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

          “Foreign Subsidiary Holding Company”: any Restricted Subsidiary of the Borrower which is a Domestic Subsidiary substantially all of the assets of which consist of the Capital Stock of one or more Foreign Subsidiaries.
          “Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a), (b), (e), (g)(ii) or, to the extent related to Indebtedness of the types described in the preceding clauses, (d) of the definition of “Indebtedness”.
          “Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
          “GAAP”: generally accepted accounting principles in the United States as in effect from time to time.
          “Governmental Authority”: any nation or government, any state, province or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and, as to any Lender, any securities exchange and any self regulatory organization (including the National Association of Insurance Commissioners).
          “Government Contracts”: as defined in the Guarantee and Collateral Agreement.
          “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.
          “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) pursuant to which the guaranteeing person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or by which such Person becomes contingently liable for any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets or any Investment permitted under this Agreement. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such Person in good faith.
          “Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors.
          “Hedge Agreements”: all agreements with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Borrower or any Restricted Subsidiary.
          “Holdings”: as defined in the preamble hereto.
          “Holdings IPO”: the issuance by Holdings or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act whether alone or in connection with a secondary public offering.
          “Immaterial Subsidiary”: on any date, any Subsidiary of the Borrower that has had less than 5% of Consolidated Total Assets and 5% of annual consolidated revenues of the Borrower and its Restricted Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such date; provided that at no time shall all Immaterial Subsidiaries have in the aggregate Consolidated Total Assets or annual consolidated revenues (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time) in excess of 7.5% of Consolidated Total Assets or annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries.
          “Increased Amount Date”: as defined in Section 2.25.
          “Indebtedness” of any Person: without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person for the deferred purchase price of Property or services already received, (d) all Guarantee Obligations by such Person of Indebtedness of others, (e) all Capital Lease Obligations of such Person, (f) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined in respect of outstanding Hedge Agreements (such payments in respect of any Hedge Agreement with a counterparty being calculated subject to and in accordance with any netting provisions in such Hedge Agreement), (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Credit Agreement) and (ii) in respect of bankers’ acceptances; provided that Indebtedness shall not include (A) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out and other contingent obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general Partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

          “Indebtedness for Borrowed Money”: (a) to the extent the following would be reflected on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries with respect to (i) borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments and (ii) Capital Lease Obligations, (b) reimbursement obligations for letters of credit and financial guarantees (without duplication) (other than ordinary course of business contingent reimbursement obligations) and (c) Hedge Agreements; provided that the Obligations shall not constitute Indebtedness for Borrowed Money.
          “Indemnified Liabilities”: as defined in Section 10.5.
          “Indemnitee”: as defined in Section 10.5.
          “Initial Borrower”: as defined in the preamble hereto.
          “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Insolvent”: pertaining to a condition of Insolvency.
          “Instrument”: as defined in the Guarantee and Collateral Agreement.
          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, domain names, patents, patent licenses, trademarks, trademark licenses, trade names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Interest Payment Date”: (a) commencing on September 30, 2008, as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof.
          “Interest Period”: as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six or (if available from all Lenders under the relevant Facility) nine or twelve months (or such other period acceptable to all such Lenders) thereafter, as selected by the Borrower in its notice of borrowing or notice of continuation or conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six or (with the consent of each affected Lender under the relevant Facility) nine or twelve months (or such other period acceptable to all such Lenders) thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 1:00 P.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (ii) any Interest Period that would otherwise extend beyond the scheduled Revolving Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Termination Date or such due date, as applicable; and
     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
          “Investments”: as defined in Section 7.7.
          “Issuing Lenders”: (a) Credit Suisse and (b) any other Revolving Lender from time to time designated by the Borrower, in its sole discretion, as an Issuing Lender with the consent of such other Revolving Lender.
          “Joinder Agreement”: an agreement substantially in the form of Exhibit H.
          “L/C Commitment”: $30,000,000.
          “L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired face amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed. The L/C Obligations of any Lender at any time shall be its Revolving Percentage of the total L/C Obligations at such time.
          “L/C Participants”: the collective reference to all the Revolving Lenders other than the applicable Issuing Lender.
          “Lead Arrangers”: Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. in their capacity as joint lead arrangers and joint bookrunners.
          “Lenders”: as defined in the preamble hereto.
          “Letters of Credit”: as defined in Section 3.1(a).
          “Lien”: any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, it is understood and agreed that the Borrower and any Restricted Subsidiary may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by, or licensed to, such entity. For purposes of this Agreement and the other Loan Documents, such licensing activity, and licenses granted pursuant to the Merger Documents, shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease, license or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

          “Loan”: any loan made by any Lender pursuant to this Agreement.
          “Loan Documents”: the collective reference to this Agreement, the Security Documents and the Notes (if any) and any amendment, waiver, supplement or other modification to any of the foregoing.
          “Loan Parties”: Holdings, the Borrower and each Subsidiary Guarantor.
          “Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans, New Loans or the Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or (i) in the case of the Revolving Facility, prior to any termination of the Revolving Commitments under such Facility, the holders of more than 50% of the Revolving Commitments under such Facility or (ii) in the case of any New Facility that is a revolving credit facility, prior to any termination of the New Loan Commitments under such Facility, the holders of more than 50% of the New Loan Commitments under such Facility); provided, however, that determinations of the “Majority Facility Lenders” shall exclude any Commitments or Loans held by the Carlyle Fund.
          “Majority Revolving Facility Lenders”: the Majority Facility Lenders in respect of the Revolving Facility.
          “Majority Tranche A Term Facility Lenders”: the Majority Facility Lenders in respect of the Tranche A Term Facility.
          “Majority Tranche B Term Facility Lenders”: the Majority Facility Lenders in respect of the Tranche B Term Facility.
          “Management Agreement”: the Management Agreement, by and between Explorer Holding Corporation, the Borrower and TC Group V, L.L.C., as in effect on the Closing Date and as modified from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).
          “Mandatory Prepayment Date”: as defined in Section 2.12(e).
          “Material Adverse Effect”: a material adverse effect on (a) the business, operations, assets, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, or (b) the material rights and remedies available to the Administrative Agent and the Lenders, taken as a whole, under the Loan Documents.
          “Material Real Property”: any Real Property located in the United States and owned in fee by a Loan Party on the Closing Date having an estimated fair market value (in the good faith judgment of such Loan Party) exceeding $2,000,000 and any after-acquired Real Property located in the United States owned by a Loan Party having a gross purchase price exceeding $2,000,000 at the time of acquisition.
          “Material Subsidiary”: any Subsidiary that is not an Immaterial Subsidiary.
          “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation,

asbestos, pollutants, contaminants, radioactivity and any other substances that are defined as hazardous or toxic under any Environmental Law, that are regulated pursuant to any Environmental Law.
          “Merger Agreement”: the Agreement and Plan of Merger, dated as of May 15, 2008, by and among, Holdings, the Company, Explorer Holding Corporation, the Initial Borrower and Booz & Company Inc.
          “Merger Documents”: collectively, the Merger Agreement, the Spin Off Agreement, and all schedules, exhibits, annexes and amendments thereto (including the execution versions of any agreements that are exhibits or annexes thereto), in each case, as amended, supplemented or otherwise modified from time to time.
          “Merger Transactions”: the transactions contemplated by the Merger Documents.
          “Mezzanine Facility Indebtedness”: Indebtedness incurred under the Mezzanine Loan Facility.
          “Mezzanine Loan Agreement”: the Mezzanine Credit Agreement, dated as of July 31, 2008, among the Borrower, the lenders from time to time parties thereto, Credit Suisse, as administrative agent, and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners, as such agreement may be amended, supplemented or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time to the extent not prohibited by this Agreement (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Mezzanine Loan Agreement or other credit agreements, indentures or otherwise, unless such agreement or instrument expressly provides that it is not intended to be and is not a Mezzanine Loan Agreement hereunder).
          “Mezzanine Loan Documents”: the Loan Documents as defined in the Mezzanine Loan Agreement or any other documentation evidencing any Mezzanine Loan Facility, as the same may be amended, supplemented or otherwise modified, extended, renewed, refinanced or replaced from time to time to the extent not prohibited by this Agreement.
          “Mezzanine Loan Facility”: the collective reference to the Mezzanine Loan Agreement, any Mezzanine Loan Documents, any notes issued pursuant thereto and any guarantee agreement, and other instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Mezzanine Loan Agreement or other credit agreements, indentures or otherwise, unless such agreement expressly provides that it is not intended to be and is not a Mezzanine Loan Facility hereunder).
          “Mezzanine Loans”: the loans made pursuant to the Mezzanine Loan Agreement.
          “Moody’s”: Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
          “Mortgaged Properties”: all Real Property that shall be subject to a Mortgage that is delivered pursuant to the terms of this Agreement.

          “Mortgage”: any mortgage, deed of trust, hypothec, assignment of leases and rents or other similar document delivered on or after the Closing Date by any Loan Party in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, with respect to Mortgaged Properties, each substantially in form and substance reasonably acceptable to the Administrative Agent and the Borrower (taking into account the law of the jurisdiction in which such mortgage, deed of trust, hypothec or similar document is to be recorded), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
          “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash, Cash Equivalents and Permitted Liquid Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) received by any Loan Party, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, consulting fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred by any Loan Party in connection therewith; (ii) taxes paid or reasonably estimated to be payable by any Loan Party as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (iii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (ii) above) (A) associated with the assets that are the subject of such event and (B) retained by the Borrower or any of the Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such event occurring on the date of such reduction and (iv) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv)) attributable to minority interests and not available for distribution to or for the account of the Borrower or any Domestic Subsidiary as a result thereof and (b) in connection with any Equity Issuance or other issuance or sale of debt securities or instruments or the incurrence of Funded Debt, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, consulting fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
          “New Facility”: as defined in the definition of “Facility”.
          “New Lender”: as defined in Section 2.25.
          “New Loan Commitments”: as defined in Section 2.25.
          “New Loans”: any loan made by any New Lender pursuant to this Agreement.
          “New Revolving Loans”: as defined in Section 2.25.
          “New Subsidiary”: as defined in Section 7.2(t).
          “New Term Lender”: a Lender that has a New Term Loan.
          “New Term Loans”: as defined in Section 2.25.

          “Non-Excluded Subsidiary”: any Subsidiary of the Borrower which is not an Excluded Subsidiary.
          “Non-Excluded Taxes”: as defined in Section 2.20(a).
          “Non-Guarantor Subsidiary”: any Subsidiary of the Borrower which is not a Subsidiary Guarantor.
          “Non-Recourse Debt”: Indebtedness (a) with respect to which no default would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Holdings, the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (b) as to which the lenders or holders thereof will not have any recourse to the capital stock or assets of Holdings, the Borrower or any of its Restricted Subsidiaries.
          “Non-US Lender”: as defined in Section 2.20(d).
          “Note”: any promissory note evidencing any Loan, which promissory note shall be in the form of Exhibit J-1, Exhibit J-2 or Exhibit J-3, as applicable, or such other form as agreed upon by the Administrative Agent and the Borrower.
          “Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent, the Collateral Agent or to any Lender (or, in the case of Specified Hedge Agreements or Cash Management Obligations of the Borrower or any of its Subsidiaries to the Administrative Agent, the Collateral Agent, any Lender or any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or Cash Management Obligations or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that (a) obligations of the Borrower or any of the Subsidiary Guarantors under any Specified Hedge Agreement or any Cash Management Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements or Cash Management Obligations.
          “Offer”: as defined in Section 2.11(c)(i).
          “Offer Loans”: as defined in Section 2.11(c)(i).
          “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Parent Company”: any direct or indirect parent of Holdings.
          “Participant”: as defined in Section 10.6(c).
          “Payment Amount”: as defined in Section 3.5.
          “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
          “Permitted Acquisition”: (a) any acquisition (including, if applicable, in the case of any Intellectual Property, by way of license) approved by the Required Lenders, (b) any acquisition made solely with the Net Cash Proceeds of any substantially concurrent Equity Issuance or capital contribution (other than Disqualified Capital Stock) or (c) any acquisition of a majority controlling interest in the Capital Stock, or all or substantially all of the assets, of any Person, or of all or substantially all of the assets constituting a division, product line or business line of any Person (each, an “Acquisition”), if such Acquisition described in this clause (c) complies with the following criteria:
     (a) no Event of Default shall be in effect immediately prior or after giving effect to such Acquisition; and
     (b) if the total consideration (other than any equity consideration) in respect of such Acquisition exceeds $10,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer to such effect, together with all relevant financial information for such Subsidiary or asset to be acquired reasonably requested by the Administrative Agent prior to such acquisition to the extent available.
          “Permitted Business”: the Business and any services, activities or businesses incidental or directly related or similar to any line of business engaged in by the Borrower and its Subsidiaries as of the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
          “Permitted Investors”: the collective reference to the Sponsor and its Affiliates (but excluding any operating portfolio companies of the foregoing), the members of management of Holdings and its Subsidiaries that have ownership interests in Holdings as of the Closing Date, and the directors of Holdings and its Subsidiaries or any Parent Company on, or as of no later than 60 days following, the Closing Date.
          “Permitted Liquid Investments”: (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition, (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250,000,000, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having a rating of at least A-1 from S&P or P-1 from

Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and maturing within 24 months after the date of acquisition and Indebtedness and Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition, (e) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition, (f) marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation or acquisition thereof, (g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s, (h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in euro or pound sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction including, without limitation, certificates of deposit or bankers’ acceptances of, and bank deposits with, any bank organized under the laws of any country that is a member of the European Economic Community or Canada or any subdivision thereof, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than 24 months from the date of acquisition and (i) investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (h) of this definition.
          “Permitted Refinancings”: with respect to any Person, refinancings, replacements, modifications, refundings, renewals or extensions of Indebtedness provided that (a) there is no increase in the principal amount (or accrued value) thereof (excluding accrued interest, fees, discounts, premiums and expenses), (b) the weighted average life to maturity of such Indebtedness is greater than or equal to the shorter of (i) the weighted average life to maturity of the Indebtedness being refinanced and (ii) the weighted average life to maturity that would result if all payments of principal on the Indebtedness being refinanced that were due on or after the date that is one year following the Tranche B Term Maturity Date were instead due one year following the Tranche B Term Maturity Date, (c) if the Indebtedness being refinanced, refunded, modified, renewed or extended is subordinated in right of payment to the Obligations, such refinancing, refunding, modification, renewal or extension is subordinated in right of payment to the Obligations (A) on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced, refunded, modified, renewed or extended, (B) on terms consistent with the then-prevailing market terms for subordination of comparable Indebtedness or (C) on terms to which the Administrative Agent shall agree, (d) the terms and conditions (including, if applicable, as to collateral) of any such refinanced, refunded, modified, renewed or extended Indebtedness are not materially less favorable to the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) no Default or Event of Default shall have occurred and be continuing at the time thereof or no Default or Event of Default would result from any such refinancing, refunding, modification, renewal or extension and (f) with respect to any such Indebtedness that is secured, neither the Borrower nor any Restricted Subsidiary shall be an obligor or guarantor of any such refinancings, replacements, refundings, renewals or extensions except to the extent that such Person was such an obligor or guarantor in respect of the applicable Indebtedness being modified, refinanced, refunded, renewed or extended.
          “Permitted Subordinated Indebtedness”: unsecured, senior subordinated or subordinated Indebtedness of the Borrower or any Restricted Subsidiary (including guarantees thereof by the Borrower or any Guarantor, as applicable), provided that (a) no scheduled principal payments, mandatory prepayments, redemptions or sinking fund payments of any Permitted Subordinated Indebtedness shall be required prior to the date at least 180 days following the Tranche B Term Maturity Date (or, such later date that is the latest final maturity date of any incremental extensions of credit hereunder) (other than customary offers to purchase upon a change of control, asset sale, customary acceleration rights upon an event of default and AHYDO Payments), (b) the covenants and events of default of such Permitted Subordinated Indebtedness (i) shall be, taken as a whole, customary for Indebtedness of a similar nature as such Permitted Subordinated Indebtedness or (ii) shall otherwise not have been objected to by the Administrative Agent, after the Administrative Agent shall have been afforded a period of five Business Days to review such terms of such Permitted Subordinated Indebtedness, (c) the terms of subordination applicable to any Permitted Subordinated Indebtedness shall be (i) taken as a whole, customary for unsecured subordinated high yield debt securities issued by any Affiliates of the Sponsor or (ii) shall otherwise not have been objected to by the Administrative Agent, after the Administrative Agent shall have been afforded a period of five Business Days to review such terms of such Permitted Subordinated Indebtedness and (d) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom.
          “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Plan”: at a particular time, any employee benefit plan as defined in Section 3(3) of ERISA and in respect of which Holdings, the Borrower or any of its Restricted Subsidiaries is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, including a Multiemployer Plan.
          “Pledged Securities”: as defined in the Guarantee and Collateral Agreement.
          “Pledged Stock”: as defined in the Guarantee and Collateral Agreement.
          “Prepayment Option Notice”: as defined in Section 2.12(e).
          “Pricing Grid”: the table set forth below:

	Applicable			Applicable
	Margin for	Applicable	Applicable	Margin for
	Tranche A	Margin for	Margin for	Revolving
	Term Loans	Tranche A	Revolving Loans	Loans that are
Consolidated	that are	Term Loans	that are	ABR Loans	Applicable
Total Leverage	Eurocurrency	that are	Eurocurrency	and Swingline	Commitment
Ratio	Loans	ABR Loans	Loans	Loans	Fee Rate
≥ 4.00:1.00	4.00%	3.00%	4.00%	3.00%
< 4.00:1.00	3.75%	2.75%	3.75%	2.75%
≥ 3.50:1.00					0.500%
< 3.50:1.00					0.375%

Changes in the Applicable Margin with respect to Loans or the Applicable Commitment Fee Rate resulting from changes in the Consolidated Total Leverage Ratio shall become effective on the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, at the option of (and upon the delivery of notice (telephonic or otherwise) by) the Administrative Agent or the Required Lenders, until such financial statements are delivered, the Consolidated Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.00 to 1.00. In addition, at all times while an Event of Default set forth in Section 8.1(a) or 8.1(f) shall have occurred and be continuing, the Consolidated Total Leverage Ratio shall for the purposes of the Pricing Grid be deemed to be greater than 4.00 to 1.00.
          “Prime Rate”: as defined in the definition of “ABR”.
          “Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
          “Public Company Costs”: costs relating to compliance with the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
          “Qualified Capital Stock”: any Capital Stock that is not Disqualified Capital Stock.
          “Rate Determination Notice”: as defined in Section 2.22.
          “Ratio Calculation Date”: as defined in Section 1.3(a).
          “Real Property”: collectively, all right, title and interest of the Borrower or any other Subsidiary in and to any and all parcels of real property owned or operated by the Borrower or any other Subsidiary together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof.
          “Recovery Event”: any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any Domestic Subsidiary that is a Restricted Subsidiary, in an amount for each such event exceeding $1,000,000.
          “Reference Period”: the period of four fiscal quarters most recently ended immediately prior to the date of any specified event for which financial statements have been delivered pursuant to Section 6.1.
          “Refinanced Term Loans”: as defined in Section 10.1.
          “Refinancing”: the repayment of certain existing Indebtedness of the Company on the Closing Date.

          “Refunded Swingline Loans”: as defined in Section 2.7(b).
          “Register”: as defined in Section 10.6(b)(iv).
          “Regulation U”: Regulation U of the Board as in effect from time to time.
          “Reimbursement Obligation”: the obligation of the Borrower to reimburse an Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.
          “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party for its own account in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.12 as a result of the delivery of a Reinvestment Notice.
          “Reinvestment Event”: any Asset Sale or Recovery Event in respect of which a Loan Party has delivered a Reinvestment Notice.
          “Reinvestment Notice”: a written notice signed on behalf of any Loan Party by a Responsible Officer stating that such Loan Party (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets or make investments useful in the Business.
          “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount contractually committed by the applicable Loan Party (directly or indirectly through a Subsidiary) to be expended prior to the relevant Reinvestment Prepayment Date (a “Committed Reinvestment Amount”), or actually expended prior to such date, in each case to acquire assets or make investments useful in the Business.
          “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (i) the date occurring 12 months after such Reinvestment Event and (ii) with respect to any portion of a Reinvestment Deferred Amount, the date on which any Loan Party shall have determined not to acquire assets or make investments useful in the Business with such portion of such Reinvestment Deferred Amount.
          “Related Business Assets”: assets (other than cash, Cash Equivalents or Permitted Liquid Investments) used or useful in a Permitted Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
          “Release”: any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure or facility.
          “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
          “Replacement Term Loans”: as defined in Section 10.1.

          “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC in accordance with the regulations thereunder.
          “Representatives”: as defined in Section 10.14.
          “Repricing Transaction”: any prepayment of the Tranche B Term Loans using proceeds of Indebtedness incurred by the Borrower or one or more Subsidiaries from a substantially concurrent issuance or incurrence of secured, syndicated term loans, including, without limitation, by way of Replacement Loans incurred pursuant to Section 10.1(d), provided by one or more banks, financial institutions or other Persons for which the interest rate payable thereon (disregarding any performance or ratings based pricing grid that could result in a lower interest rate based on future performance) is lower than the Eurocurrency Rate on the date of such optional prepayment plus the Applicable Margin with respect to the Tranche B Term Loans on the date of such optional prepayment, provided that the primary purpose of such prepayment is to refinance Tranche B Term Loans at a lower interest rate.
          “Required Lenders”: at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding and (iii) the New Loan Commitments then in effect in respect of any New Facility that is a revolving credit facility or, if such New Loan Commitments have been terminated, the New Revolving Loans then outstanding; provided, however, that determinations of the “Required Lenders” shall exclude any Commitments or Loans held by the Carlyle Fund.
          “Required Prepayment Lenders”: the holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans and the Tranche B Term Loans.
          “Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
          “Responsible Officer”: the chief executive officer, president, chief financial officer (or similar title) controller or treasurer (or similar title) of Holdings or the Borrower, as applicable, or (with respect to Section 6.7) any Restricted Subsidiary and, with respect to financial matters, the chief financial officer (or similar title), controller or treasurer (or similar title) of Holdings or the Borrower, as applicable.
          “Restricted Payments”: as defined in Section 7.6.
          “Restricted Subsidiary”: any Subsidiary of the Borrower which is not an Unrestricted Subsidiary.
          “Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.
          “Revolving Commitments”: as to any Revolving Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving

Commitment” opposite such Lender’s name on Schedule 2.1, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Revolving Commitments is $100,000,000.
          “Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of, without duplication (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.
          “Revolving Facility”: as defined in the definition of “Facility”.
          “Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.
          “Revolving Loans”: as defined in Section 2.4(a).
          “Revolving Percentage” as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the aggregate Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which such Revolving Lender’s Revolving Extensions of Credit then outstanding constitutes of the aggregate Revolving Extensions of Credit then outstanding.
          “Revolving Termination Date”: the sixth anniversary of the Closing Date.
          “S&P”: Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
          “Screen”: the relevant display page for the Eurocurrency Base Rate (as reasonably determined by the Administrative Agent) on the Bloomberg Information Service or any successor thereto; provided that if the Administrative Agent determines that there is no such relevant display page or otherwise in Bloomberg for the Eurocurrency Base Rate, “Screen” means such other comparable publicly available service for displaying the Eurocurrency Base Rate (as reasonably determined by the Administrative Agent).
          “SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
          “Secured Parties”: collectively, the Lenders, the Administrative Agent, the Collateral Agent, the Swingline Lender, any Issuing Lender, any other holder from time to time of any of the Obligations and, in each case, their respective successors and permitted assigns.
          “Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Security”: as defined in the Guarantee and Collateral Agreement.
          “Security Documents”: the collective reference to the Guarantee and Collateral Agreement and all other security documents (including any Mortgages) hereafter delivered to the

Administrative Agent or the Collateral Agent purporting to grant a Lien on any Property of any Loan Party to secure the Obligations.
          “Single Employer Plan”: any Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which any Loan Party or any Commonly Controlled Entity is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the solvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) except as otherwise provided by applicable law, the amount of “contingent liabilities” at any time shall be the amount thereof which, in light of all the facts and circumstances existing at such time, can reasonably be expected to become actual or matured liabilities.
          “Special Purpose Entity”: Booz Allen Hamilton Intellectual Property Holdings, LLC or any other Person formed or organized primarily for the purpose of holding trademarks, service marks, trade names, logos, slogans and/or internet domain names containing the mark “Booz” without the names “Allen” or “Hamilton” and licensing such marks to Booz & Company Inc. and its affiliates.
          “Specified Equity Contribution”: as defined in Section 8.2.
          “Specified Hedge Agreement”: any Hedge Agreement (a) entered into by (i) the Borrower or any Subsidiary Guarantor and (ii) any Lender or any affiliate thereof at the time such Hedge Agreement was entered into, as counterparty and (b) that has been designated by such Lender and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement. For the avoidance of doubt, all Hedge Agreements in existence on the Closing Date between the Borrower or any Subsidiary Guarantor and any Lender shall constitute Specified Hedge Agreements.
          “Specified Representations”: (a) the representations made by the Company in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower has the right to terminate its obligations under the Merger Agreement as a result of the breach of such representations and (b) the representations and warranties set forth in Sections 4.2(a), 4.4(a), 4.4(c), 4.11 and 4.13.

          “Spin Off Agreement”: the Spin Off Agreement, dated as of May 15, 2008, by and among the Company, Booz & Company Holdings, LLC, Booz & Company Inc., Booz & Company Intermediate I Inc. and Booz & Company Intermediate II Inc.
          “Sponsor”: The Carlyle Group and any Affiliates thereof (but excluding any operating portfolio companies of the foregoing).
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that any joint venture that is not required to be consolidated with the Borrower and its consolidated Subsidiaries in accordance with GAAP shall not be deemed to be a “Subsidiary” for purposes hereof. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower.
          “Subsidiary Guarantors”: (a) each Subsidiary other than any Excluded Subsidiary and (b) any other Subsidiary of the Borrower that is a party to the Guarantee and Collateral Agreement.
          “Surviving Borrower”: as defined in the preamble hereto.
          “Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $40,000,000.
          “Swingline Lender”: (a) Credit Suisse, in its capacity as the lender of Swingline Loans or (b) upon the resignation of Credit Suisse as a Swingline Lender, any Revolving Lender from time to time designated by the Borrower, in its sole discretion, as the Swingline Lender (with the consent of such other Revolving Lender).
          “Swingline Loans”: as defined in Section 2.6(a).
          “Swingline Participation Amount”: as defined in Section 2.7(c).
          “Syndication Agent”: as defined in the preamble hereto.
          “Taxes”: all present and future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Term Lenders”: the collective reference to the Tranche A Term Lenders and the Tranche B Term Lenders.
          “Term Loans”: the collective reference to the Tranche A Term Loans, the Tranche B Term Loans and the New Term Loans, if any.

          “Test Period”: on any date of determination, the period of four consecutive fiscal quarters of the Borrower (in each case taken as one accounting period) most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.1.
          “Tranche”: as defined in Section 2.25.
          “Tranche A Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche A Term Commitment” opposite such Lender’s name on Schedule 2.1, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto. The original aggregate amount of the Tranche A Term Commitments is $125,000,000.
          “Tranche A Term Facility”: as defined in the definition of “Facility”.
          “Tranche A Term Lender”: each Lender that has a Tranche A Term Commitment or that holds a Tranche A Term Loan.
          “Tranche A Term Loan”: as defined in Section 2.1.
          “Tranche A Term Maturity Date”: the sixth anniversary of the Closing Date.
          “Tranche A Term Percentage”: as to any Tranche A Term Lender at any time on the Closing Date (but prior to the initial funding of the Tranche A Term Loans), the percentage which the sum of such Lender’s Tranche A Term Commitments then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).
          “Tranche B Prepayment Amount”: as defined in Section 2.12(e).
          “Tranche B Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche B Term Commitment” opposite such Lender’s name on Schedule 2.1, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto. The original aggregate amount of the Tranche B Term Commitments is $585,000,000.
          “Tranche B Term Facility”: as defined in the definition of “Facility”.
          “Tranche B Term Lender”: each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.
          “Tranche B Term Loan”: as defined in Section 2.1.
          “Tranche B Term Maturity Date”: the seventh anniversary of the Closing Date.
          “Tranche B Term Percentage”: as to any Tranche B Term Lender at any time on the Closing Date (but prior to the initial funding of the Tranche B Term Loans), the percentage which the sum of such Lender’s Tranche B Term Commitments then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).
          “Transaction Documents”: the Merger Documents, the Loan Documents and the Mezzanine Loan Documents.
          “Transactions”: (a) the transactions to occur pursuant to the Transaction Documents, (b) the Refinancing and (c) the Company Reorganization.
          “Transferee”: any Assignee or Participant.
          “Trigger Date”: as defined in Section 2.12(b).
          “Type”: as to any Loan, its nature as an ABR Loan or Eurocurrency Loan.
          “United States”: the United States of America.
          “Unrestricted Subsidiary”: (i) any Subsidiary of the Borrower designated as such and listed on Schedule 4.14 on the Closing Date and (ii) any Subsidiary of the Borrower that is designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary, but only to the extent that, in the case of each of clauses (i) and (ii), such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Holdings, the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings, the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Holdings or the Borrower; (c) is a Person with respect to which neither Holdings, the Borrower nor any of the Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) does not guarantee or otherwise provide credit support after the time of such designation for any Indebtedness of Holdings, the Borrower or any of its Restricted Subsidiaries, in the case of clauses (a), (b) and (c), except to the extent not otherwise prohibited by Section 7. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof. Subject to the foregoing, the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary or any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) such designation shall only be permitted if no Default or Event of Default would be in existence following such designation and after giving effect to such designation the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1, (ii) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and (iii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Investment in an Unrestricted Subsidiary and shall reduce amounts available for Investments in Unrestricted Subsidiaries permitted by Section 7.7 in an amount equal to the fair market value of the Subsidiary so designated; provided that the Borrower may subsequently redesignate any such Unrestricted Subsidiary as a Restricted Subsidiary so long as the Borrower does not subsequently re-designate such Restricted Subsidiary as an Unrestricted Subsidiary for a period of the succeeding four fiscal quarters.
          “US Lender”: as defined in Section 2.20(e).

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and (iii) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.
          (c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Annex, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
          (d) The term “license” shall include sub-license. The term “documents” includes any and all documents whether in physical or electronic form.
          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          1.3 Pro Forma Calculations. Solely for purposes of determining whether any action is otherwise permitted to be taken hereunder, the Consolidated Total Leverage Ratio and Consolidated Net Interest Coverage Ratio shall be calculated as follows:
     (a) In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness subsequent to the commencement of the period for which such ratio is being calculated but prior to or simultaneously with the event for which the calculation of such ratio is made (a “Ratio Calculation Date”), then such ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period.
     (b) For purposes of making the computation referred to above, if any acquisitions, Dispositions or designations of Unrestricted Subsidiaries or Restricted Subsidiaries are made (or committed to be made pursuant to a definitive agreement) during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the relevant Ratio Calculation Date, Consolidated EBITDA shall be calculated on a pro forma basis, assuming that all such acquisitions, Dispositions and designations had occurred on the first day of the four-quarter reference period in a manner consistent, where applicable, with the pro forma adjustments set forth in clause (j) of and the last proviso of the first sentence of the definition of “Consolidated EBITDA”. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such period shall have made any acquisition or Disposition, in each case with respect to a business or an operating unit of a business, that would have required adjustment pursuant to this provision, then such ratio shall be calculated giving pro forma effect thereto for such period as if such acquisition or Disposition had occurred at the beginning of the applicable four-quarter period.
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
          2.1 Term Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make a term loan (a “Tranche A Term Loan”) in Dollars to the Borrower on the Closing Date in an amount which will not exceed the amount of the Tranche A Term Commitment of such Lender and (b) each Tranche B Term Lender severally agrees to make a term loan (a “Tranche B Term Loan”) in Dollars to the Borrower on the Closing Date in an amount which will not exceed the amount of the Tranche B Term Commitment of such Lender. The Borrower and the Lenders acknowledge that the Term Loans funded on the Closing Date will be funded with original issue discount of 2%. Notwithstanding the foregoing, the aggregate outstanding principal amount of the Term Loans for all purposes of this Agreement and the other Loan Documents shall be the stated principal amount thereof outstanding from time to time. The Term Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.
          2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed and the requested Interest Period, if applicable. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 11:00 A.M., New York City time, on the Closing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account designated in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.
          2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Term Lender shall be payable on each date set forth below in an amount set forth opposite such date (expressed as a percentage of the stated principal amount of the Tranche A Term Loans funded on the Closing Date) (as adjusted to reflect any prepayments thereof), with the remaining balance thereof payable on the Tranche A Term Maturity Date.

Date	Amount
December 31, 2008	1.25%
March 31, 2009	1.25%
June 30, 2009	1.25%
September 30, 2009	1.25%
December 31, 2009	2.50%
March 31, 2010	2.50%
June 30, 2010	2.50%
September 30, 2010	2.50%
December 31, 2010	2.50%
March 31, 2011	2.50%
June 30, 2011	2.50%
September 30, 2011	2.50%
December 31, 2011	3.75%
March 31, 2012	3.75%
June 30, 2012	3.75%
September 30, 2012	3.75%
December 31, 2012	5.00%
March 31, 2013	5.00%
June 30, 2013	5.00%
September 30, 2013	5.00%
          (b) The Tranche B Term Loan of each Tranche B Term Lender shall be payable in equal consecutive quarterly installments, commencing on December 31, 2008, on the last Business Day of each March, June, September and December following the Closing Date in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of the Tranche B Term Loans funded on the Closing Date (as adjusted to reflect any prepayments thereof), with the remaining balance thereof payable on the Tranche B Term Maturity Date.
          2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) in Dollars to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13.
          (b) The Borrower shall repay all outstanding Revolving Loans made to it on the Revolving Termination Date.
          2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent (i) in the case of Eurocurrency Loans, prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date or (ii) in the case of ABR

Loans, prior to 12:00 Noon, New York City time, one Business Day prior to the proposed Borrowing Date), specifying (x) the amount and Type of Revolving Loans to be borrowed, (y) the requested Borrowing Date and (z) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. The aggregate principal amount of all Revolving Loans made on the Closing Date shall not exceed $25,000,000 (which amount, for the avoidance of doubt, shall not include the face amount of any outstanding Letters of Credit). Each borrowing by the Borrower under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof; provided that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7(a). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account designated in writing by the Borrower to the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by such Revolving Lenders and in like funds as received by the Administrative Agent. If no election as to the Type of a Revolving Loan is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurocurrency Loan, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) in Dollars to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (provided that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lenders’ other outstanding Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments under the Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.
          (b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Termination Date.
          2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender and the Administrative Agent irrevocable written notice (which notice must be received by the Swingline Lender and the Administrative Agent not later than 12:00 Noon, New York City time, on the proposed Borrowing Date, specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding

Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent or as otherwise directed by the Borrower on such Borrowing Date in immediately available funds.
          (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs such Swingline Lender to act on its behalf), request each Revolving Lender to make, and each such Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay such Swingline Lender. Each Revolving Lender shall make the amount of Revolving Loans available to the Administrative Agent at the Funding Office in immediately available funds on the date of such request or, if such request is made after 10:00 A.M., New York City time on any Business Day, not later than 10:00 A.M., New York City time, on the next Business Day. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.
          (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8.1(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (A) such Revolving Lender’s Revolving Percentage times (B) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.
          (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount with respect to any Swingline Loans, the Swingline Lender receives any payment on account of such Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount with respect thereto (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all such Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
          (e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Loan Party, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.8 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Lender or Term Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Loan of such Revolving Lender made to the Borrower outstanding on the Revolving Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1) and (ii) the principal amount of each outstanding Term Loan of such Term Lender made to the Borrower in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to the Borrower from time to time outstanding from the date made until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.15.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal, interest and fees, as applicable, due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(c) shall, to the extent permitted by applicable law, be presumptively correct absent demonstrable error of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
          2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Applicable Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date; provided that (i) for purposes of calculating any fees owing in accordance with this Section 2.9(a), the Available Revolving Commitment for the Swingline Lender shall exclude any outstanding Swingline Loans and (ii) the Swingline Lender shall not be entitled to any commitment fee with respect to its Swingline Commitment separate from that to which it is entitled with respect to its Available Revolving Commitment; provided, further, that (i) any commitment fee accrued with respect to any of the Revolving Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time and (ii) no commitment fee shall accrue on any of the Revolving Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent.

          2.10 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than two Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the total Revolving Extensions of Credit would exceed the total Revolving Commitments. Any such partial reduction shall be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Revolving Commitments then in effect. Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of termination under this Section 2.10 if such termination would have resulted from a refinancing of all of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.
          2.11 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Revolving Loans, the Swingline Loans or the Term Loans, in whole or in part, without premium or penalty except as specifically provided in Section 2.11(b), upon irrevocable written notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurocurrency Loans, and no later than 12:00 Noon, New York City time, (i) one Business Day prior thereto, in the case of ABR Loans that are Revolving Loans and (ii) on the prepayment date, in the case of ABR Loans that are Swingline Loans, which notice shall specify (x) the date and amount of prepayment, (y) whether the prepayment is of Swingline Loans, Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or New Loans and (z) whether the prepayment is of Eurocurrency Loans or ABR Loans; provided that if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (provided that such notice may be conditioned on receiving the proceeds of any refinancing), together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and of Revolving Loans shall be in an aggregate principal amount of (i) $1,000,000 or a whole multiple of $100,000 in excess thereof (in the case of prepayments of ABR Loans) or (ii) $1,000,000 or a whole multiple of $500,000 in excess thereof (in the case of prepayments of Eurocurrency Loans), and in each case shall be subject to the provisions of Section 2.18. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.
          (b) Any optional prepayment in full of the Tranche B Term Loans as a result of a Repricing Transaction shall be accompanied by a prepayment fee, which shall initially be 2% of the aggregate principal amount prepaid, shall decline to 1% on and after the first anniversary of the Closing Date and shall decline to 0% on and after the second anniversary of the Closing Date.
          (c) Notwithstanding anything to the contrary contained in this Section 2.11 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Loans of the Borrower and its Subsidiaries, so long as no Default has occurred and is continuing, the Borrower or any Subsidiary of the Borrower may repurchase outstanding Term Loans pursuant to this Section 2.11(c) on the following basis:
     (i) Holdings, the Borrower or any Subsidiary of the Borrower may make one or more offers (each, an “Offer”) to repurchase all or any portion of the Term Loans (such Term Loans, the “Offer Loans”) of Term Lenders; provided that, (A) Holdings, the Borrower or such Subsidiary delivers a notice of such Offer to the Administrative Agent and all Term Lenders no later than noon (New York City time) at least five Business Days in advance of a proposed consummation date of such Offer indicating (1) the last date on which such Offer may be accepted, (2) the maximum dollar amount of such Offer, (3) the repurchase price per dollar of principal amount of such Offer Loans at which Holdings, the Borrower or such Subsidiary is willing to repurchase such Offer Loans and (4) the instructions, consistent with this Section 2.11(c) with respect to the Offer, that a Term Lender must follow in order to have its Offer Loans repurchased; (B) the maximum dollar amount of each Offer shall be no less than $10,000,000; (C) Holdings, the Borrower or such Subsidiary shall hold such Offer open for a minimum period of two Business Days; (D) a Term Lender who elects to participate in the Offer may choose to sell all or part of such Term Lender’s Offer Loans; and (E) such Offer shall be made to Term Lenders holding the Offer Loans on a pro rata basis in accordance with the respective principal amount then due and owing to the Term Lenders; provided, further that, if any Term Lender elects not to participate in the Offer, either in whole or in part, the amount of such Term Lender’s Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans;
     (ii) With respect to all repurchases made by Holdings, the Borrower or a Subsidiary of the Borrower, such repurchases shall be deemed to be voluntary prepayments pursuant to this Section 2.11 in an amount equal to the aggregate principal amount of such Term Loans, provided that such repurchases shall not be subject to the provisions of paragraphs (a) and (b) of this Section 2.11, Section 2.18 and Section 2.21;
     (iii) Following repurchase by Holdings, the Borrower or any Subsidiary of the Borrower, (A) all principal and accrued and unpaid interest on the Term Loans so repurchased shall be deemed to have been paid for all purposes and no longer outstanding (and may not be resold by Holdings, the Borrower or such Subsidiary), for all purposes of this Agreement and all other Loan Documents and (B) Holdings, the Borrower or any Subsidiary of the Borrower, as the case may be, will promptly advise the Administrative Agent of the total amount of Offer Loans that were repurchased from each Lender who elected to participate in the Offer; and
     (iv) Failure by Holdings, the Borrower or a Subsidiary of the Borrower to make any payment to a Lender required by an agreement permitted by this Section 2.11(c) shall not constitute an Event of Default under Section 8.1(a).
          (d) In connection with any optional prepayments by the Borrower of the Term Loans pursuant to this Section 2.11, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurocurrency Loans; provided that if all Lenders elect to participate in the Offer on a pro rata basis in accordance with their respective principal amounts then due and owing, such prepayments shall be applied first to ABR Loans to the full extent thereof before application to Eurocurrency Loans.
          2.12 Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness (excluding any Indebtedness incurred in accordance with Section 7.2) shall be incurred by the Borrower or any Restricted Subsidiary, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied not later than one Business Day after the date of receipt of such Net Cash Proceeds toward the prepayment of the Term Loans as set forth in Section 2.12(d).
          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any Restricted Subsidiary shall for its own account receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered to the Administrative Agent in respect thereof, such Net Cash Proceeds shall be applied not later than five Business Days after such date toward the prepayment of the Term Loans as set forth in Section 2.12(d); provided that, notwithstanding the foregoing, (i) on each Reinvestment Prepayment Date, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event and (ii) on the date (the “Trigger Date”) that is six months after any such Reinvestment Prepayment Date, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the portion of any Committed Reinvestment Amount with respect to the relevant Reinvestment Event not actually expended by such Trigger Date.
          (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending March 31, 2010, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply an amount equal to (i) the Excess Cash Flow Percentage of such Excess Cash Flow minus (ii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanied by permanent optional reductions of the Revolving Commitments, and all optional prepayments of Term Loans during such fiscal year (other than optional prepayments pursuant to Section 2.11(c)), in each case other than to the extent any such prepayment is funded with the proceeds of long-term Indebtedness, toward the prepayment of Term Loans as set forth in Section 2.12(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten days after the date on which the financial statements referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders.
          (d) Amounts to be applied in connection with prepayments pursuant to this Section 2.12 shall be applied to the prepayment of the Term Loans in accordance with Section 2.18(b) until paid in full. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.12, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurocurrency Loans; provided that if no Lender exercises the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.12(e), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurocurrency Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.21. Each prepayment of the Term Loans under this Section 2.12 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
          (e) Notwithstanding anything to the contrary in Section 2.12(d) or 2.18, with respect to the amount of any mandatory prepayment pursuant to this Section 2.12 that is allocated to Tranche B Term Loans (such amount, the “Tranche B Prepayment Amount”), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in paragraph (d) above, on the date specified in this Section 2.12 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Lender (which, for avoidance of doubt, includes each New Term Lender) a notice (each, a “Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Lender a Prepayment Option Notice, which shall be in the form of Exhibit I (or such other form approved by the Administrative Agent), and shall include an offer by the Borrower to prepay, on the date (each a “Mandatory Prepayment Date”) that is ten Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Tranche B Term Loans. Each Tranche B Term Lender may reject all or a portion of its Tranche B Prepayment Amount by providing written notice to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York time) one Business Day after such Tranche B Term Lender’s receipt of the Prepayment Option Notice (which notice shall specify the principal amount of the Tranche B Prepayment Amount to be rejected by such Lender); provided that any Tranche B Term Lender’s failure to so reject such Tranche B Prepayment Amount shall be deemed an acceptance by such Tranche B Term Lender of such Prepayment Option Notice and the amount to be prepaid in respect of Term Loans held by such Tranche B Term Lender. On the Mandatory Prepayment Date, the Borrower shall (i) pay to the relevant Tranche B Term Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have (or are deemed to have) accepted prepayment as described above and (ii) prepay outstanding Tranche A Term Loans in an aggregate amount equal to the amounts declined by Tranche B Term Lenders as described above; provided that, upon the making of such prepayments, any amount remaining unapplied (i.e., after the payment in full of the Tranche A Term Loans) shall be returned to the Borrower.
          2.13 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurocurrency Loans made to the Borrower to ABR Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date; provided that if any Eurocurrency Loan is so converted on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. The Borrower may elect from time to time to convert ABR Loans made to the Borrower to Eurocurrency Loans by giving the Administrative Agent prior irrevocable written notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no ABR Loan under a particular Facility may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          (b) Any Eurocurrency Loan may be continued as such by the Borrower giving irrevocable written notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1 and no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed continuation date, of the length of the next Interest Period to be applicable to such Loans; provided that if any Eurocurrency Loan is so continued on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21; provided, further, that no Eurocurrency Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations; and provided, further, that (i) if the Borrower shall fail to give any required notice as described above in this paragraph such Eurocurrency Loans shall be automatically continued as Eurocurrency Loans having an Interest Period of one month’s duration on the last day of such then-expiring Interest Period and (ii) if such continuation is not permitted pursuant to the preceding proviso, such Eurocurrency Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          2.14 Minimum Amounts and Maximum Number of Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to a minimum of $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than twelve Eurocurrency Tranches shall be outstanding at any one time.
          2.15 Interest Rates and Payment Dates. (a) (i) Each Eurocurrency Loan other than a Eurocurrency Loan that is a Tranche B Term Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin, and (ii) each Eurocurrency Loan that is a Tranche B Term Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (A) (1) prior to the third anniversary of the Closing Date, the greater of (x) the Eurocurrency Rate determined for such day and (y) 3.00% and (2) thereafter, the Eurocurrency Rate determined for such day plus (B) the Applicable Margin.
          (b) (i) Each ABR Loan other than an ABR Loan that is a Tranche B Term Loan shall bear interest at a rate per annum equal to ABR plus the Applicable Margin, and (ii) each ABR Loan that is a Tranche B Term Loan shall bear interest at a rate per annum equal to (A) (1) prior to the third anniversary of the Closing Date, the greater of (x) ABR and (y) 4.00% and (2) thereafter, ABR plus (B) the Applicable Margin.
          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.15 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment); provided that no amount shall be payable pursuant to this Section 2.15(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided further no amounts shall accrue pursuant to this Section 2.15(c) on any overdue Loan, Reimbursement Obligation, commitment fee or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender
          (d) Interest shall be payable by the Borrower in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this Section 2.15 shall be payable from time to time on demand.
          2.16 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be presumptively correct in the absence of demonstrable error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a) and Section 2.15(b).
          2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period for any Eurocurrency Loan:
     (a) the Administrative Agent shall have determined (which determination shall be presumptively correct absent demonstrable error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or
     (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that by reason of any changes arising after the date of this Agreement the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans and (z) any outstanding Eurocurrency Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period with respect thereto, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which action the Administrative Agent will take promptly after the conditions giving rise to such notice no longer exist), no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.
          2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments shall be made pro rata according to the respective Tranche A Term Percentages, Tranche B Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Tranche A Term Loans, Tranche B Term Loans or New Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Tranche A Term Lenders, Tranche B Term Lenders or New Term Lenders, as applicable, pro rata according to the respective amounts then due and owing to such Lenders, other than payments pursuant to Section 2.11(c) or 2.24.
          (b) Each mandatory prepayment of the Term Loans shall be allocated between the Tranche A Term Facility, the Tranche B Term Facility and any New Facility comprising Term Loans, if any, pro rata except as affected by the opt-out provision under Section 2.12(e). Each optional prepayment and mandatory prepayment of the Tranche A Term Loans, Tranche B Term Loans or New Term Loans shall be applied to the remaining installments thereof as specified by the Borrower. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including prepayments) to be made by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders. Each payment (including prepayments) to be made by the Borrower on account of principal of and interest on the New Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the New Revolving Loans then held by the New Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.
          (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Funding Office, in immediately available funds. Any payment received by the Administrative Agent after 2:00 P.M., New York City time may be considered received on the next Business Day in the Administrative Agent’s sole discretion. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be presumptively correct in the absence of demonstrable error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall give notice of such fact to the Borrower and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Administrative Agent or the Borrower against any Defaulting Lender.
          (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each relevant Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
          2.19 Requirements of Law. (a) Except with respect to Taxes, which are addressed in Section 2.20, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority first made, in each case, subsequent to the date hereof:
     (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate hereunder; or
     (ii) shall impose on such Lender any other condition not otherwise contemplated hereunder;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit (in each case hereunder), or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, in Dollars, within thirty Business Days after the Borrower’s receipt of a reasonably detailed invoice therefor (showing with reasonable detail the calculations thereof), any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.19, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.
          (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any entity controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority first made, in each case, subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such entity’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such entity could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such entity’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a reasonably detailed written request therefor (consistent with the detail provided by such Lender to similarly situated borrowers), the Borrower shall pay to such Lender, in Dollars, such additional amount or amounts as will compensate such Lender or such entity for such reduction.
          (c) A certificate prepared in good faith as to any additional amounts payable pursuant to this Section 2.19 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be presumptively correct in the absence of demonstrable error. Notwithstanding anything to the contrary in this Section 2.19, the Borrower shall not be required to compensate a Lender pursuant to this

Section 2.19 for any amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.19 shall survive the termination of this Agreement and the payment of the Obligations. Notwithstanding the foregoing, the Borrower shall not be obligated to make payment to any of the Administrative Agent or a Lender with respect to penalties, interest and expenses if written demand therefore was not made by the Administrative Agent or such Lender within 180 days from the date on which such party makes payment for such penalties, interest and expenses.
          2.20 Taxes. (a) Except as otherwise provided in this Agreement or as required by law, all payments made by the Borrower or any Loan Party under this Agreement and the other Loan Documents to the Administrative Agent or any Lender under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, excluding (i) net income Taxes, net profits Taxes and franchise Taxes (and net worth Taxes and capital Taxes imposed in lieu of net income Taxes) imposed on the Administrative Agent or any Lender (A) by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or any Lender (or, in the case of a pass-through entity, any of its beneficial owners) is organized or in which its applicable lending office is located or (B) as a result of a present or former connection between the Administrative Agent or such Lender or beneficial owner and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) and (ii) any branch profits or backup withholding Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the applicable Borrower or any Loan Party under this Agreement and the other Loan Documents is located or is deemed to be doing business. If any such non-excluded Taxes (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable by the Borrower or any Loan Party under this Agreement and the other Loan Documents to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after deduction or withholding of all Non-Excluded Taxes and Other Taxes including Non-Excluded Taxes attributable to amounts payable under this Section 2.20(a)) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower or any Loan Party under this Agreement and the other Loan Documents shall not be required to increase any such amounts payable to or in respect of any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s (or, in the case of a pass-through entity, any of its beneficial owners’) failure to comply with the requirements of paragraph (d) or (e), as applicable, of this Section 2.20 or (ii) that are withholding Taxes imposed on amounts payable under this Agreement or the other Loan Documents, unless such Taxes are imposed as a result of a Change in Law occurring after such Lender becomes a party hereto or as a result of any change in facts, occurring after such Lender becomes a party hereto, that is not attributable to the Lender, except (in the case of an assignment) to the extent that such Lender’s assignor (if any) was entitled, at the time of such assignment, to receive additional amounts from the Borrower or any Loan Party under this Agreement and the other Loan Documents with respect to such Taxes pursuant to this paragraph.
          (b) In addition, the Borrower or any Loan Party under this Agreement and the other Loan Documents shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower and any Loan Party under this Agreement and the other Loan Documents, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Administrative Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof if such receipt is obtainable, or, if not, such other evidence of payment as may reasonably be required by the Administrative Agent or such Lender. If the Borrower or any Loan Party under this Agreement and the other Loan Documents fails to pay any Non-Excluded Taxes or Other Taxes that the Borrower or any Loan Party under this Agreement and the other Loan Documents is required to pay pursuant to this Section 2.20 (or in respect of which the Borrower or any Loan Party under this Agreement and the other Loan Documents would be required to pay increased amounts pursuant to Section 2.20(a) if such Non-Excluded Taxes or Other Taxes were withheld) when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower or any Loan Party under this Agreement and the other Loan Documents shall indemnify the Administrative Agent and the Lenders for any payments by them of such Non-Excluded Taxes or Other Taxes and for any incremental taxes, interest or penalties that become payable by the Administrative Agent or any Lender as a result of any such failure within thirty days after the Lender or the Administrative Agent delivers to the Borrower (with a copy to the Administrative Agent) either (a) a copy of the receipt issued by a Governmental Authority evidencing payment of such Taxes or (b) certificates as to the amount of such payment or liability prepared in good faith.
          (d) Each Lender (and, in the case of a pass-through entity, each of its beneficial owners) that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-US Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Borrower and to the Lender from which the related participation shall have been purchased) (i) two accurate and complete copies of IRS Form W-8ECI or W-8BEN, or, (ii) in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and two accurate and complete copies of IRS Form W-8BEN, or any subsequent versions or successors to such forms, in each case properly completed and duly executed by such Non-US Lender claiming complete exemption from, or a reduced rate of, United States federal withholding tax on all payments by the Borrower or any Loan Party under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-US Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender. Each Non-US Lender shall (i) promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose) and (ii) take such steps as shall not be disadvantageous to it, in its reasonable judgment, and as may be reasonably necessary (including the re-designation of its lending office pursuant to Section 2.23) to avoid any requirement of applicable laws of any such jurisdiction that the Borrower or any Loan Party make any deduction or withholding for taxes from amounts payable to such Lender. Notwithstanding any other provision of this paragraph, a Non-US Lender shall not be required to deliver any form pursuant to this paragraph that such Non-US Lender is not legally able to deliver.
          (e) Each Lender (and, in the case of a Lender that is a non-United States pass-through entity, each of its beneficial owners) that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “US Lender”) shall deliver to the Borrower and the Administrative Agent two accurate and complete copies of IRS Form W-9, or any subsequent versions or successors to such form and certify that such lender is not subject to backup withholding. Such forms shall be delivered by each

US Lender on or before the date it becomes a party to this Agreement. In addition, each US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such US Lender. Each US Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certifications to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose).
          (f) If the Administrative Agent or any Lender determines, in good faith, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Loan Party or with respect to which the Borrower or any Loan Party has paid additional amounts pursuant to this Section 2.20, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Loan Party under this Section 2.20 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority; provided, further, that the Borrower shall not be required to repay to the Administrative Agent or the Lender an amount in excess of the amount paid over by such party to the Borrower pursuant to this Section 2.20. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person. In no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the additional amounts giving rise to such refund of any Non-Excluded Taxes or Other Taxes had never been paid. The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Obligations.
          2.21 Indemnity. Other than with respect to Taxes, which shall be governed solely by Section 2.20, the Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense (other than lost profits, including the loss of Applicable Margin) that such Lender may actually sustain or incur as a consequence of (a) any failure by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) any failure by the Borrower in making any prepayment of or conversion from Eurocurrency Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment, conversion or continuation of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. A reasonably detailed certificate as to (showing in reasonable detail the calculation of) any amounts payable pursuant to this Section 2.21 submitted to the Borrower by any Lender shall be presumptively correct in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.
          2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case, first made after the date hereof, shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, such Lender shall promptly give notice thereof (a “Rate Determination Notice”) to the Administrative Agent and the Borrower, and (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall be suspended during the period of such illegality and (b) such Lender’s Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.
          2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or 2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the good faith judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage and; provided, further, that nothing in this Section 2.23 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.
          2.24 Replacement of Lenders. The Borrower shall be permitted to (a) replace with a financial institution or financial institutions, or (b) prepay, without premium or penalty (but subject to Section 2.21), the Loans of, any Lender that (i) requests reimbursement for amounts owing or otherwise results in increased costs imposed on the Borrower or on account of which the Borrower is required to pay additional amounts to any Governmental Authority pursuant to Section 2.19, 2.20 or 2.21 (to the extent a request made by a Lender pursuant to the operation of Section 2.21 is materially greater than requests made by other Lenders) or gives a notice of illegality pursuant to Section 2.22, (ii) defaults in its obligation to make Loans hereunder or to comply with its obligations under Section 3.4, (iii) has refused to consent to any waiver or amendment with respect to any Loan Document that requires such Lender’s consent and has been consented to by the Required Lenders; or (iv) becomes the subject of a bankruptcy or insolvency proceeding; provided that, in the case of a replacement pursuant to clause (a) above, (A) such replacement does not conflict with any Requirement of Law, (B) the replacement financial institution or financial institutions shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (C) the Borrower shall be liable to such replaced Lender under Section 2.21 (as though Section 2.21 were applicable) if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (D) the replacement financial institution or financial institutions, (x) if not already a Lender, shall be reasonably satisfactory to the Administrative Agent to the extent that an assignment to such replacement financial institution of the rights and obligations being acquired by it would otherwise require the consent of the Administrative Agent pursuant to Section 10.6(b)(i)(B) and (y) shall pay (unless otherwise paid by the Borrower) any processing and recordation fee required under Section 10.6(b)(ii)(B), (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6, (F) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.19 or 2.20, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (G) if applicable, the replacement financial institution or financial institutions shall consent to such amendment or waiver and (H) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Prepayments pursuant to clause (b) above (i) shall be accompanied by accrued and unpaid interest on the principal amount so prepaid up to the date of such prepayment and (ii) shall not be subject to the provisions of Section 2.18.
          2.25 Incremental Loans. (a) The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new term loan or revolving commitments (the “New Loan Commitments”) hereunder, in an aggregate amount for all such New Loan

Commitments not in excess of $100,000,000. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent; provided that any Lender offered or approached to provide all or a portion of any New Loan Commitments may elect or decline, in its sole discretion, to provide such New Loan Commitments.
          (b) Such New Loan Commitments shall become effective as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments and to the making of any Tranche of New Loans pursuant thereto and after giving effect to any Permitted Acquisition consummated in connection therewith; (ii) the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1; (iii) the proceeds of any New Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions and Investments permitted under Section 7.7); (iv) the New Loans shall share ratably in the Collateral; (v) the New Loans that are term loans (“New Term Loans”) shall share ratably in any mandatory prepayments of the existing Term Loans; (vi) in the case of any New Term Loans, the maturity date thereof shall not be earlier than the Tranche B Term Maturity Date and the weighted average life to maturity shall be equal to or greater than the weighted average life to maturity of the Tranche B Term Loans; (vii) in the case of any New Loans that are revolving loans or commitments (“New Revolving Loans”) the maturity date or commitment termination date thereof shall not be earlier than the Revolving Termination Date and such New Revolving Loans shall not require any scheduled commitment reductions prior to the Revolving Termination Date; (viii) the New Revolving Loans shall share ratably in any mandatory prepayments of the existing Revolving Loans; (ix) all terms and documentation with respect to any New Loans which differ from those with respect to the Loans under the applicable Facility shall be reasonably satisfactory to the Administrative Agent (except to the extent permitted by clauses (vi) and (vii) above and the last sentence of this paragraph); (x) such New Loans or New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and one or more New Lenders; (xi) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction, including any supplements or amendments to the Security Documents providing for such New Loans to be secured thereby; and (xii) if the initial “spread” (for purposes of this Section 2.25 the “spread” with respect to any Loan shall be calculated as the sum of the Eurodollar Loan margin on the relevant Loan plus any original issue discount or upfront fees in lieu of original issue discount (other than any arranging fees, underwriting fees and commitment fees) (based on an assumed four-year average life for the applicable Facilities (e.g., 100 basis points in original issue discount or upfront fees equals 25 basis points of interest rate margin))) relating to the New Term Loans exceeds the spread then in effect with respect to the Tranche B Term Loans by more than 0.25%, the Applicable Margin relating to the existing Tranche B Term Loans shall be adjusted so that the spread relating to such New Term Loans does not exceed the spread applicable to the existing Tranche B Term Loans by more than 0.25%. Any New Loans made on an Increased Amount Date that have terms and provisions that differ from those of the Term Loans or Revolving Loans, as applicable, outstanding on the date on which such New Loans are made shall be designated as a separate tranche (a “Tranche”) of Term Loans or Revolving Loans, as applicable, for all purposes of this Agreement, except as the relevant Joinder Agreement otherwise provides. For the avoidance of doubt, the rate of interest and the amortization schedule (if applicable) of any New Loan Commitments shall be determined by the Borrower and the applicable New Lenders and shall be set forth in the applicable Joinder Agreement.

          (c) On any Increased Amount Date on which any New Loan Commitment become effective, subject to the foregoing terms and conditions, each lender with a New Loan Commitment (each, a “New Lender”) shall become a Lender hereunder with respect to such New Loan Commitment.
          (d) The terms and provisions of the New Loan Commitments of any Tranche shall be, except as otherwise set forth in the relevant Joinder Agreement, identical to those of the applicable Loans and for purposes of this Agreement, any New Loans or New Loan Commitments shall be deemed to be Term Loans, Revolving Loans or Revolving Commitments, as applicable. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.25.
SECTION 3. LETTERS OF CREDIT
          3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) under the Revolving Commitment for the account of the Borrower or any Guarantor on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is three Business Days prior to the Revolving Termination Date (unless cash collateralized or backstopped, in each case in a manner agreed to by the Borrower and the Issuing Lender); provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).
          (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Lender to exceed any limits imposed by, any applicable Requirement of Law.
          3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the relevant Issuing Lender issue a Letter of Credit (or amend, renew or extend an outstanding Letter of Credit) by delivering to such Issuing Lender at its address for notices specified to the Borrower by such Issuing Lender an Application therefor, with a copy to the Administrative Agent, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue (or amend, renew or extend, as the case may be) the Letter of Credit requested thereby (but in no event without the consent of the applicable Issuing Lender shall any Issuing Lender be required to issue (or amend, renew or extend, as the case may be) any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit (or such amendment, renewal or extension, as the case may be) to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower. Such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance (or such amendment, renewal or extension, as the case may be) thereof. Each Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the relevant Revolving Lenders, notice of the issuance (or such amendment, renewal or extension, as the case may be) of each Letter of Credit issued by it (including the amount thereof).
          3.3 Fees and Other Charges. (a) The Borrower will pay a fee on each outstanding Letter of Credit requested by it, at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Revolving Facility (minus the fronting fee referred to below), on the face amount of such Letter of Credit, which fee shall be shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date; provided that, with respect to any Defaulting Lender, such Lender’s ratable share of any letter of credit fee accrued on the aggregate amount available to be drawn on any outstanding Letters of Credit during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Lender’s ratable share of any letter of credit fee shall otherwise have been due and payable by the Borrower prior to such time; provided further that any Defaulting Lender’s ratable share of any letter of credit fee accrued on the aggregate amount available to be drawn on any outstanding Letters of Credit shall accrue for the account of the Borrower so long as such Lender shall be a Defaulting Lender. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee on the aggregate face amount of all outstanding Letters of Credit issued by it to the Borrower separately agreed to by the Borrower and such Issuing Lender (but in any event not to exceed 0.25% per annum), payable quarterly in arrears on each Fee Payment Date after the issuance date.
          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for costs and expenses agreed by the Borrower and such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit requested by the Borrower.
          3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued by it and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by it for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed; provided that, nothing in this paragraph shall relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against any Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the financial condition of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the relevant Issuing Lender submitted to any relevant L/C Participant with respect to any amounts owing under this Section 3.4 shall be presumptively correct in the absence of demonstrable error.
          (c) Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a) such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
          3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender on the Business Day following the date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Lending at the Borrower’s request and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any Non-Excluded Taxes and Other Taxes, fees, charges or other costs or expenses reasonably incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender at its address for notices specified to the Borrower and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at a rate equal to (i) until the second Business Day next succeeding the date of the relevant notice, the rate applicable to ABR Loans under the Revolving Facility and (ii) thereafter, the rate set forth in Section 2.15(c).
          3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, or any other events or circumstances that, pursuant to applicable law or the applicable customs and practices promulgated by the International Chamber of Commerce, are not within the responsibility of such Issuing Lender, except for errors, omissions, interruptions or delays resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions, interruptions or delays resulting from the gross negligence or willful misconduct of such Issuing Lender or its employees or agents. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.
          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of such Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Lender shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
          3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement or any other Loan Document, the provisions of this Agreement or such other Loan Document shall apply.
SECTION 4. REPRESENTATIONS AND WARRANTIES
          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings (to the extent applicable) and the Borrower hereby jointly represent and warrant (as to itself and each of its Restricted Subsidiaries) to the Agents and each Lender, which representations and warranties shall be deemed made on the Closing Date (to the extent relating to Holdings or the Initial Borrower, immediately before giving effect to the Merger Transactions and to the extent relating to Holdings, the Surviving Borrower or any Restricted Subsidiary, immediately after giving effect to the Merger Transactions) and on the date of each borrowing of Loans or issuance, extension or renewal of a Letter of Credit hereunder that:
          4.1 Financial Condition. (a) The audited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 2006, March 31, 2007 and March 31, 2008, and the related statements of income and of cash flows for the fiscal years ended on such dates, in each case with consolidating schedules for the U.S. government business of the Company and the other businesses of the Company, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly in all material respects the financial condition of the Company and its Subsidiaries as at such date, and the results of, their operations, their cash flows and their changes in stockholders’ equity for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto and year end adjustments, have been prepared in accordance with GAAP (except as otherwise noted therein).
          (b) The pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2008 (i) has been prepared in good faith based on assumptions that are believed by the Borrower to be reasonable at the time made (it being understood that such assumptions are based on good faith estimates with respect to certain items and that the actual amounts of such items on the Closing Date is subject to variation)), (ii) accurately reflects all adjustments necessary to give effect to the Transactions and (iii) presents fairly, in all material respects, the pro forma financial position of the Borrower and its Subsidiaries as of June 30, 2008, as if the Transactions had occurred on such date; provided that such pro forma balance sheet has been prepared without giving effect to all purchase accounting or similar adjustments.
          4.2 No Change. (a) As of the Closing Date, there has been no event, circumstance, development, change or effect that has had a Closing Date Material Adverse Effect since the date of the Merger Agreement.
          (b) At any time after the Closing Date as of which this representation and warranty is made or deemed made, there has been no event, development or circumstance since March 31, 2008 that has had or would reasonably be expected to have a Material Adverse Effect.
          4.3 Existence; Compliance with Law. Except as set forth in Schedule 4.3, each of Holdings, the Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiaries) (a) (i) is duly organized (or incorporated), validly existing and in good standing (or, only where if applicable, the equivalent status in any foreign jurisdiction) under the laws of the jurisdiction of its organization or incorporation, (ii) has the corporate or organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) is duly qualified as a foreign corporation or limited liability company and in good standing (where such concept is relevant) under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except, in each case, to the extent that the failure to be so qualified or in good standing (where such concept is relevant) would not have a Material Adverse Effect and (b) is in compliance with all Requirements of Law except to the extent that any such failure to comply therewith would not have a Material Adverse Effect.
          4.4 Corporate Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow or have Letters of Credit issued hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement.
          (b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority is required in connection with the extensions of credit hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect or the failure to obtain which would not reasonably be expected to have a Material Adverse Effect and (ii) the filings referred to in Section 4.17.
          (c) Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms (provided that, with respect to the creation and perfection of security interests with respect to the Capital Stock of Foreign Subsidiaries, only to the extent enforceability of such obligation with respect to which Capital Stock is governed by the Uniform Commercial Code), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing.
          4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by the Loan Parties thereto, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not (a) violate the organizational or governing documents of the Loan Parties, (b) except as would not reasonably be expected to have a Material Adverse Effect, violate any Requirement of Law binding on the Borrower or any of its Restricted Subsidiaries or any Contractual Obligation of Holdings, the Borrower or any of its Restricted Subsidiaries or (c) except as would not have a Material Adverse Effect, result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens permitted by Section 7.3).
          4.6 No Material Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, likely to be commenced within a reasonable time period against the Borrower or any of its Restricted Subsidiaries or against any of their Properties which, taken as a whole, would reasonably be expected to have a Material Adverse Effect.
          4.7 No Default. No Default or Event of Default has occurred and is continuing (other than, on the Closing Date, as a result of a breach of any representation or warranty other than any Specified Representation).
          4.8 Ownership of Property; Liens. Except as set forth in Schedule 4.8A, each of the Borrower and its Restricted Subsidiaries has good title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, or a valid leasehold interest in, all its other Property (other than Intellectual Property), in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by the Loan Documents. Schedule 4.8B lists all Real Property which is owned or leased by any Loan Party as of the Closing Date.
          4.9 Intellectual Property. Each of the Borrower and its Restricted Subsidiaries owns, or has a valid license to use, all Intellectual Property necessary for the conduct of its business as currently conducted free and clear of all Liens except as permitted by the Loan Documents, other than Intellectual Property owned by a Special Purpose Entity, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, no holding, injunction, decision or judgment has been rendered by any Governmental Authority against the Borrower or any Restricted Subsidiary and neither the Borrower nor any of its Restricted Subsidiaries has entered into any settlement stipulation or other agreement (except license agreements in the ordinary course of business) which would limit, cancel or question the validity of the Borrower’s or any Restricted Subsidiary’s rights in, any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect. To Borrower’s knowledge, no claim has been asserted or threatened or is pending by any Person challenging or questioning the use by the Borrower or its Restricted Subsidiaries of any Intellectual Property owned by the Borrower or any of its Restricted Subsidiaries or the validity or effectiveness of any Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect. To the Borrower’s knowledge, the use of Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person in a manner that would reasonably be expected to have a Material Adverse Effect. The Borrower and its Restricted Subsidiaries take all reasonable actions that in the exercise of their reasonable business judgment should be taken to protect their

Intellectual Property, including Intellectual Property that is confidential in nature, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
          4.10 Taxes. Each of Holdings, the Borrower and its Restricted Subsidiaries (i) has filed or caused to be filed all federal, state, provincial and other tax returns that are required to be filed and (ii) has paid all taxes shown to be due and payable on said returns and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of the Borrower or such Restricted Subsidiary, as the case may be), except in each case where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
          4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender (through the Administrative Agent) or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
          4.12 ERISA. (a) Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect: (i) neither a Reportable Event nor a failure to meet the minimum funding standards (within the meaning of Section 412(a) of the Code or Section 302(a)(2) of ERISA) with respect to periods beginning on or after January 1, 2008 or an “accumulated funding deficiency” (within the meaning of Section 412(a) of the Code or Section 302(a)(2) of ERISA) has occurred during the five-year period prior to the date on which this representation is made with respect to any Single Employer Plan, and each Single Employer Plan has complied with the applicable provisions of ERISA and the Code; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen on the assets of Holdings, the Borrower or any of its Restricted Subsidiaries, during such five-year period; the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits; (iii) none of Holdings, the Borrower or any of its Restricted Subsidiaries has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a liability under ERISA; (iv) none of Holdings, the Borrower or any of its Restricted Subsidiaries would become subject to any liability under ERISA if the Borrower or such Restricted Subsidiary were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made; and (v) no Multiemployer Plan is in Reorganization or Insolvent.
          (b) Holdings, the Borrower and its Restricted Subsidiaries have not incurred, and do not reasonably expect to incur, any liability under ERISA or the Code with respect to any plan within the meaning of Section 3(3) of ERISA which is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA that is maintained by a Commonly Controlled Entity (other than Holdings, the Borrower and its Restricted Subsidiaries) (a “Commonly Controlled Plan”) merely by virtue of being treated as a single employer under Title IV of ERISA with the sponsor of such plan that would reasonably be likely to have a Material Adverse Effect and result in a direct obligation of Holdings, the Borrower or any of its Restricted Subsidiaries to pay money.

          4.13 Investment Company Act. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
          4.14 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.14 constitute all the Subsidiaries of the Borrower at the date of this Agreement (and after giving effect to the Merger Transactions and, to the extent applicable, the Company Reorganization). Schedule 4.14 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and the designation of such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary.
          (b) As of the Closing Date (and after giving effect to the Merger Transactions and, to the extent applicable, the Company Reorganization), except as set forth on Schedule 4.14 or as otherwise contemplated by the Merger Agreement, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to officers, employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any of its Restricted Subsidiaries.
          4.15 Environmental Matters. Other than exceptions to any of the following that would not reasonably be expected to have a Material Adverse Effect, none of the Borrower or any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of the Business; or (ii) has become subject to any Environmental Liability.
          4.16 Accuracy of Information, etc. As of the Closing Date, no statement or information (excluding the projections and pro forma financial information referred to below) contained in this Agreement, any other Loan Document or any certificate furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents when taken as a whole, contained as of the date such statement, information, or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. As of the Closing Date, the projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, in light of the circumstances under which they were made, it being recognized by the Agents and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
          4.17 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein of a type in which a security interest can be created under Article 9 of the UCC (including any proceeds of any such item of Collateral); provided that for purposes of this Section 4.17(a), Collateral shall be deemed to exclude any Property expressly excluded from the definition of “Collateral” as set forth in the Guarantee and Collateral Agreement (the “Excluded Collateral”). In the case of (i) the Pledged Securities described in the Guarantee and Collateral Agreement (other than Excluded Capital Stock) when any stock certificates or notes, as applicable, representing such Pledged Securities are delivered to the Collateral Agent, (ii) the Material Deposit Accounts and Material Securities Accounts described in the Guarantee and Collateral Agreement, when control agreements with respect to such Material Deposit Accounts and Material Securities Accounts are

executed granting “control” (as defined in the UCC) of such accounts to the Collateral Agent and (iii) the other Collateral described in the Guarantee and Collateral Agreement (other than Excluded Collateral and deposit accounts and securities accounts that do not constitute Material Deposit Accounts and Material Securities Accounts), when financing statements in appropriate form are filed in the offices specified on Schedule 4.17 (which financing statements have been duly completed and executed (as applicable) and delivered to the Collateral Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement are made, the Collateral Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of financing statements in the offices specified on Schedule 4.17 and the filings specified on Schedule 3 to the Guarantee and Collateral Agreement, and through the delivery of the Pledged Securities required to be delivered on the Closing Date), as security for the Obligations, in each case prior in right to the Lien of any other Person (except (i) in the case of Collateral other than Pledged Securities, Liens permitted by Section 7.3 and (ii) Liens having priority by operation of law) to the extent required by the Guarantee and Collateral Agreement.
          (b) Upon the execution and delivery of any Mortgage to be executed and delivered pursuant to Section 6.8(b), such Mortgage shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing; and when such Mortgage is filed in the recording office designated by the Borrower, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Liens permitted by Section 7.3 or other encumbrances or rights permitted by the relevant Mortgage).
          4.18 Solvency. As of the Closing Date, the Loan Parties are (on a consolidated basis), and after giving effect to the Transactions will be, Solvent.
SECTION 5. CONDITIONS PRECEDENT
          5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction (or waiver), prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
     (a) Credit Agreement; Mezzanine Loan Facility. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Collateral Agent, Holdings, the Borrower, the Lead Arrangers, the Lenders party hereto and the Issuing Bank, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor and (iii) (subject to the last paragraph of this Section 5.1) with respect to each Material Real Property owned by a Loan Party as of the Closing Date, a Mortgage executed and delivery by such Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties, covering such Real Property (together with such other documents relating thereto consistent with the requirements of Section 6.8(b)). The Administrative Agent shall have received evidence that the Mezzanine Loan Agreement has been executed and delivered by all Persons stated to be a party thereto in the form then most recently delivered to the Administrative Agent, and the Mezzanine Loans shall have been made.
(b) Transaction, etc. The following transactions shall be consummated:
     (i) Merger. The Merger Transactions shall be consummated substantially concurrently with the initial funding of the Loans on the Closing Date (A) in accordance with the Merger Agreement and the related disclosure schedules and exhibits thereto, without waiver or amendment of any material provision thereof (other than any such waivers or amendments (including, without limitation, with respect to any representations and warranties in the Merger Agreement) as are not materially adverse to the Lenders or the Lead Arrangers (including, without limitation, the definition of “Company Material Adverse Effect” therein and the representation and warranty set forth in Section 4.8(c) thereof)) unless consented to by the Lead Arrangers (which consent shall not be unreasonably withheld or delayed) or (B) on such other terms and conditions as are reasonably satisfactory to the Lead Arrangers.
     (ii) Equity Financing. The Permitted Investors shall have made equity contributions to, or purchased for cash equity of, Holdings in an aggregate amount that, together with all roll-over equity, constitutes not less than 40% of the pro forma capitalization of Holdings and its subsidiaries on a consolidated basis (after giving effect to the Transactions but excluding any Loans made or Letters of Credit issued under the Revolving Facility).
     (iii) The representation and warranty of the Company contained in Section 4.8(c) of the Merger Agreement shall be true and correct as of the Closing Date as if made on and as of the Closing Date, except where the failure of such representation and warranty to be so true and correct has not had and would not be reasonably likely to have, individually or in the aggregate, a Closing Date Material Adverse Effect.
     (c) Solvency Certificate. The Administrative Agent shall have received a solvency certificate signed by the chief financial officer on behalf of Holdings, substantially in the form of Exhibit G.
     (d) Lien Searches. The Collateral Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3 or liens to be discharged on or prior to the Closing Date.
     (e) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.
     (f) Legal Opinions. The Administrative Agent shall have received an executed legal opinion of (i) Debevoise & Plimpton LLP, special New York counsel to the Loan Parties, substantially in the form of Exhibit E-1 and (ii) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Loan Parties, substantially in the form of Exhibit E-2.

     (g) Pledged Stock; Stock Powers. The Collateral Agent shall have received the certificates, if any, representing the shares of Capital Stock held by a Loan Party pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
     (h) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties, a first priority perfected Lien on the Collateral described therein, shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation.
     (i) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 6.5(c).
     (j) USA Patriot Act. The Lenders shall have received from each of the Loan Parties documentation and other information requested by any Lender no less than 10 calendar days prior to the Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.
     (k) Specified Representations. The Specified Representations shall be true and correct in all material respects.
          Notwithstanding anything in any Loan Document to the contrary, (i) other than with respect to any Closing Date UCC Filing Collateral or Closing Date Stock Certificates, to the extent any collateral is not provided on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, the delivery of such collateral shall not constitute a condition precedent to the availability of the Loans on the Closing Date, (ii) with respect to perfection of security interests in the Closing Date UCC Filing Collateral, the Borrower’s sole obligation shall be to deliver, or cause to be delivered, necessary UCC financing statements to the Administrative Agent or to irrevocably authorize or cause the applicable Guarantor to irrevocably authorize the Administrative Agent to file necessary UCC financing statements and (iii) with respect to perfection of security interests in Closing Date Stock Certificates, the Borrower’s sole obligation shall be to deliver to the Administrative Agent the Closing Date Stock Certificates as and to the extent they are delivered to the Borrower by the Company pursuant to the Merger Agreement, in each case, duly endorsed in blank.
          5.2 Conditions to Each Revolving Loan Extension of Credit After Closing Date. The agreement of each Lender to make any Revolving Loan or to issue or participate in any Letter of Credit hereunder on any date after the Closing Date is subject to the satisfaction of the following conditions precedent:
     (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.
     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing of a Revolving Loan by and issuance, extension or renewal of a Letter of Credit on behalf of the Borrower hereunder after the Closing Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6. AFFIRMATIVE COVENANTS
          The Borrower (on behalf of itself and each of the Restricted Subsidiaries) hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (that has not been cash collateralized or backstopped, in each case on terms agreed to by the Borrower and the applicable Issuing Lender) or any Loan or other amount is owing to any Lender or any Agent hereunder (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Specified Hedge Agreements or Cash Management Obligations), the Borrower shall, and shall cause each of the Restricted Subsidiaries to:
          6.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (which may be delivered via posting on IntraLinks or another similar electronic platform):
     (a) within 120 days (or 135 days with respect to the fiscal year ending March 31, 2009) after the end of each fiscal year of the Borrower, commencing with the fiscal year ending March 31, 2009, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth, commencing with the financial statements with respect to the fiscal year ending March 31, 2010, in comparative form the figures as of the end of and for the previous year, reported on without qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and
     (b) within 45 days (or 60 days with respect to the fiscal quarters ending prior to March 31, 2009) after the end of each of the first three quarterly periods of each fiscal year of the Borrower, commencing with the fiscal quarter ending September 30, 2008, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, commencing after the first full fiscal year after the Closing Date, in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the lack of notes);
all such financial statements to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as disclosed therein and except in the case of the financial statements referred to in clause (b), for customary year-end adjustments and the absence of footnotes). The Borrower may satisfy its obligations under this Section 6.1 with respect to financial information of the Borrower and its consolidated Subsidiaries by delivering information relating to Holdings, the Borrower and its consolidated Subsidiaries.
          Documents required to be delivered pursuant to this Section 6.1 may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and if so posted, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
          6.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender, or, in the case of clause (g), to the relevant Lender:
     (a) to the extent permitted by the internal policies of such independent certified public accountants, concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants in customary form reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default arising under Section 7.1, except as specified in such certificate;
     (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a Compliance Certificate of a Responsible Officer on behalf of the Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default that has occurred and is continuing except as specified in such certificate and (ii) to the extent not previously disclosed to the Administrative Agent, (x) a description of any Default or Event of Default that occurred and (y) a description of any new Subsidiary and of any change in the name or jurisdiction of organization of any Loan Party and a listing of any material registrations of or applications for United States Intellectual Property by any Loan Party since the date of the most recent list delivered pursuant to this clause (or, in the case of the first such list so delivered, since the Closing Date);
     (c) not later than 120 days (or 135 days with respect to the fiscal year ending March 31, 2009) after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Annual Operating Budget”)); provided that at any time the Borrower, Holdings or any Parent Company is subject to the reporting requirements set forth in Section 13(a) or 15(d) of the Securities Exchange Act of 1934, the Administrative Agent shall deliver the Annual Operating Budget only to “private-side” Lenders (i.e., Lenders that wish to receive material non-public information with respect to any Loan Party or its securities for purposes of United States federal or state securities laws).
     (d) promptly after the same are sent, copies of all financial statements and material reports that the Borrower sends to the holders of any class of its debt securities or public equity securities (except for Permitted Investors) and, promptly after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC, in each case to the extent not already provided pursuant to Section 6.1 or any other clause of this Section 6.2;
     (e) promptly upon delivery thereof to the Borrower and to the extent permitted, copies of any accountants’ letters addressed to its Board of Directors (or any committee thereof);
     (f) promptly upon delivery thereof under the relevant agreement, notice of any default or event of default under the Mezzanine Loan Facility, and, prior to the effectiveness thereof, copies of substantially final drafts of any proposed material amendment, supplement, waiver or other modification with respect to the Mezzanine Loan Facility; and

     (g) promptly, such additional financial and other information as the Administrative Agent (for its own account or upon the request from any Lender) may from time to time reasonably request.
          Notwithstanding anything to the contrary in this Section 6.2, none of Holdings, the Borrower or any of the Restricted Subsidiaries will be required to disclose any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information.
Documents required to be delivered pursuant to this Section 6.2 may be delivered by posting such documents electronically with notice of such posting to the Administrative Agent and each Lender and if so posted, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or to provide a link thereto on the Borrower’s website or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
          6.3 Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material Taxes, governmental assessments and governmental charges (other than Indebtedness), except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves required in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be, or (b) to the extent that failure to pay or satisfy such obligations would not reasonably be expected to have a Material Adverse Effect.
          6.4 Conduct of Business and Maintenance of Existence, etc.; Compliance. (a) Preserve, renew and keep in full force and effect its corporate or other existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 or except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Requirements of Law except to the extent that failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
          6.5 Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in reasonably good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
          (b) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material United States Intellectual Property owned by the Borrower or its Restricted Subsidiaries, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
          (c) Maintain insurance with financially sound and reputable insurance companies on all its material Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. All such insurance shall, to the extent customary (but in any event, not including business interruption insurance and personal injury insurance) (i) provide that no cancellation thereof shall be effective until at least 10 days after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as insured party or loss payee.
          (d) With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages, if any) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.
          6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material financial dealings and transactions in relation to its business and activities, (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonable notice and at such reasonable times during normal business hours (provided that (i) such visits shall be coordinated by the Administrative Agent, (ii) such visits shall be limited to no more than one such visit per calendar year, and (iii) such visits by any Lender shall be at the Lender’s expense, except in the case of clauses (ii) and (iii) during the continuance of an Event of Default), (c) permit representatives of any Lender to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries (provided that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions, (ii) such discussions shall be coordinated by the Administrative Agent, and (iii) such discussions shall be limited to no more than once per calendar quarter except during the continuance of an Event of Default) and (d) permit representatives of the Administrative Agent to have reasonable discussions regarding the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with its independent certified public accountants to the extent permitted by the internal policies of such independent certified public accountants (provided that (i) a Responsible Officer of the Borrower shall be afforded the opportunity to be present during such discussions and (ii) such discussions shall be limited to no more than once per calendar year except during the continuance of an Event of Default). Notwithstanding anything to the contrary in this Section 6.6, none of Holdings, the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information.
          6.7 Notices. Promptly upon a Responsible Officer of the Borrower or any Subsidiary Guarantor obtaining knowledge thereof, give notice to the Administrative Agent of:
     (a) the occurrence of any Default or Event of Default;
     (b) any litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Restricted Subsidiaries and any other Person, that in either case, would reasonably be expected to have a Material Adverse Effect;

     (c) the following events, that would reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 30 days after the Borrower or any Subsidiary Guarantor knows thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan on the assets of Holdings, the Borrower or any of its Restricted Subsidiaries or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or Holdings or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (iii) the occurrence of any similar events with respect to a Commonly Controlled Plan, that would reasonably be likely to result in a direct obligation of the Borrower or any of its Restricted Subsidiaries to pay money;
     (d) any development or event that has had or would reasonably be expected to have a Material Adverse Effect; and
     (e) the acquisition of any Property after the Closing Date in which the Collateral Agent does not already have a perfected security interest and in which a security interest is required to be created or perfected pursuant to Section 6.8.
Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Restricted Subsidiary proposes to take with respect thereto.
          6.8 Additional Collateral, etc. (a) With respect to any Property (other than Excluded Collateral) located in the United States having a value, individually or in the aggregate, of at least $2,000,000 acquired after the Closing Date by any Loan Party (other than (w) any interests in Real Property and any Property described in paragraph (c) or paragraph (d) of this Section 6.8, (x) any Property subject to a Lien expressly permitted by Section 7.3(g) or 7.3(z), (y) Instruments, Certificated Securities, Securities and Chattel Paper, which are referred to in the last sentence of this paragraph (a) and (z) Government Contracts, deposit accounts and securities accounts (the Loan Parties’ obligations with respect to which are contained in the Guarantee and Collateral Agreement)) as to which the Collateral Agent for the benefit of the Secured Parties does not have a perfected Lien, promptly (i) give notice of such Property to the Collateral Agent and execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably requests to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in such Property and (ii) take all actions reasonably requested by the Collateral Agent to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in such Property (with respect to Property of a type owned by a Loan Party as of the Closing Date to the extent the Collateral Agent for the benefit of the Secured Parties, has a perfected security interest in such Property as of the Closing Date), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent. If any amount in excess of $5,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security, Security or Chattel Paper (or, if more than $5,000,000 in the aggregate payable under or in connection with the Collateral shall become evidenced by Instruments, Certificated Securities, Securities or Chattel Paper), such Instrument, Certificated Security, Security or Chattel Paper shall be promptly delivered to the Collateral Agent indorsed in a manner reasonably satisfactory to the Collateral Agent to be held as Collateral pursuant to this Agreement.

          (b) With respect to any fee interest in any Material Real Property acquired after the Closing Date by any Loan Party (other than Excluded Real Property), (i) give notice of such acquisition to the Collateral Agent and, if requested by the Collateral Agent execute and deliver a first priority Mortgage (subject to liens permitted by Section 7.3) in favor of the Collateral Agent for the benefit of the Secured Parties, covering such Real Property (provided that no Mortgage nor survey shall be obtained if the Administrative Agent determines in consultation with the Borrower that the costs of obtaining such Mortgage or survey are excessive in relation to the value of the security to be afforded thereby), (ii) if reasonably requested by the Collateral Agent (A) provide the Lenders with a lenders’ title insurance policy with extended coverage covering such Real Property in an amount at least equal to the purchase price of such Real Property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate unless the title insurance policy referred to above shall not contain an exception for any matter shown by a survey (except to the extent an existing survey has been provided and specifically incorporated into such title insurance policy), each in form and substance reasonably satisfactory to the Collateral Agent, (B) use commercially reasonable efforts to obtain any consents or estoppels reasonably deemed necessary by the Collateral Agent, in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (C) provide to the Administrative Agent evidence of flood hazard insurance if any portion of the improvements on the owned Property is currently or at any time in the future identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) or otherwise being designated as a “special flood hazard area or part of a 100 year flood zone”, in an amount equal to 100% of the full replacement cost of the improvements; provided, however, that a portion of such flood hazard insurance may be obtained under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended and (iii) if requested by the Collateral Agent deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.
          (c) Except as otherwise contemplated by Section 7.7(p), with respect to any new Subsidiary that is a Non-Excluded Subsidiary created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any Subsidiary that was previously an Excluded Subsidiary that becomes a Non-Excluded Subsidiary) by any Loan Party, promptly (i) give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Collateral Agent reasonably deems necessary to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary that is owned by such Loan Party, (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (to the extent the Collateral Agent, for the benefit of the Secured Parties, has a perfected security interest in the same type of Collateral as of the Closing Date), including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent. Without limiting the foregoing, if (i) the aggregate Consolidated Total Assets or annual consolidated revenues of all Subsidiaries designated as “Immaterial

Subsidiaries” hereunder shall at any time exceed 7.5% of Consolidated Total Assets or annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time) or (ii) if any Subsidiary shall at any time cease to constitute an Immaterial Subsidiary under clause (i) of the definition of “Immaterial Subsidiary” (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time), the Borrower shall promptly, (x) in the case of clause (i) above, rescind the designation as “Immaterial Subsidiaries” of one or more of such Subsidiaries so that, after giving effect thereto, the aggregate Consolidated Total Assets or annual consolidated revenues, as applicable, of all Subsidiaries so designated (and which designations have not been rescinded) shall not exceed 7.5% of Consolidated Total Assets or annual consolidated revenues, respectively, of the Borrower and its Restricted Subsidiaries (as reflected on the most recent financial statements delivered pursuant to Section 6.1 prior to such time), as applicable, and (y) in the case of clauses (i) and (ii) above, to the extent not already effected, (A) cause each affected Subsidiary to take such actions to become a “Subsidiary Guarantor” hereunder and under the Guarantee and Collateral Agreement and execute and deliver the documents and other instruments referred to in this paragraph (c) to the extent such affected Subsidiary is not otherwise an Excluded Subsidiary and (B) cause the owner of the Capital Stock of such affected Subsidiary to take such actions to pledge such Capital Stock to the extent required by, and otherwise in accordance with, the Guarantee and Collateral Agreement and execute and deliver the documents and other instruments required hereby and thereby unless such Capital Stock otherwise constitutes Excluded Capital Stock.
          (d) Except as otherwise contemplated by Section 7.7(p), with respect to any new first tier Foreign Subsidiary that is a Non-Excluded Subsidiary created or acquired after the Closing Date by any Loan Party, promptly (i) give notice of such acquisition or creation to the Collateral Agent and, if requested by the Collateral Agent, execute and deliver to the Collateral Agent such amendments to the Guarantee and Collateral Agreement as the Collateral Agent deems necessary or reasonably advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest (to the extent required by the Security Documents and with the priority required by Section 4.17) in the Capital Stock of such new Subsidiary (other than any Excluded Capital Stock) that is owned by such Loan Party and (ii) deliver to the Collateral Agent the certificates, if any, representing such Capital Stock (other than any Excluded Capital Stock), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party, and take such other action as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect or ensure appropriate priority the Lien of the Collateral Agent thereon.
          (e) Notwithstanding anything in this Section 6.8 to the contrary, neither the Borrower nor any of its Restricted Subsidiaries shall be required to take any actions in order to perfect the security interest in the Collateral granted to the Collateral Agent for the ratable benefit of the Secured Parties under the laws of any jurisdiction outside the United States.
          (f) Notwithstanding the foregoing, to the extent any new Restricted Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to an acquisition permitted by Section 7.7, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 6.8(c) or 6.8(d), as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective merger transaction shall be required to so comply within ten Business Days).
          (g) From time to time the Loan Parties shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the

Collateral Agent may reasonably request for the purposes implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Collateral Agent, for the ratable benefit of the Secured Parties, has a perfected Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements or financing change statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created thereby. Notwithstanding the foregoing, the provisions of this Section 6.8 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.
          6.9 Use of Proceeds. The proceeds of the Tranche A Term Loans and Tranche B Term Loans shall be used solely to effect the Merger Transactions, the Refinancing and to pay related fees and expenses. The proceeds of the Revolving Loans, the Swingline Loans and the Letters of Credit shall be used to finance a portion of the Merger Transactions (including purchase price adjustments), to finance the Refinancing, to finance Permitted Acquisitions and Investments permitted hereunder and for other general corporate purposes of the Borrower and its Subsidiaries not prohibited by this Agreement.
          6.10 Post-Closing Undertakings. Within the time period specified on Schedule 6.10 (or such later date to which the Administrative Agent consents), comply with the provisions set forth in Schedule 6.10.
SECTION 7. NEGATIVE COVENANTS
          The Borrower (on behalf of itself and each of the Restricted Subsidiaries) hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (that has not been cash collateralized or backstopped, in each case on terms agreed to by the Borrower and the applicable Issuing Lender) or any Loan or other amount is owing to any Lender or any Agent hereunder (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Specified Hedge Agreements or Cash Management Obligations), the Borrower shall not, and shall not permit any of the Restricted Subsidiaries to:
          7.1 Financial Covenants. (a) Consolidated Total Leverage Ratio. Commencing with the Test Period ending December 31, 2008, permit the Consolidated Total Leverage Ratio as at the last day of any Test Period ending in any period set forth below to be in excess of the ratio set forth below for such period:

Period	Consolidated Total Leverage Ratio
December 31, 2008	6.25:1.00
March 31, 2009	6.25:1.00
June 30, 2009	6.00:1.00
September 30, 2009	5.75:1.00
December 31, 2009	5.50:1.00
March 31, 2010	5.25:1.00
June 30, 2010	5.00:1.00
September 30, 2010	4.75:1.00
December 31, 2010	4.75:1.00
March 31, 2011	4.50:1.00
June 30, 2011	4.25:1.00
September 30, 2011	4.00:1.00
December 31, 2011	3.75:1.00
March 31, 2012 and thereafter	3.50:1.00
          (b) Consolidated Net Interest Coverage Ratio. Commencing with the Test Period ending December 31, 2008, permit the Consolidated Net Interest Coverage Ratio as at the last day of any Test Period ending in any period set forth below to be less than the ratio set forth below for such period:

Consolidated Net
Period	Interest Coverage Ratio
December 31, 2008	1.60:1.00
March 31, 2009	1.60:1.00
June 30, 2009	1.70:1.00
September 30, 2009	1.75:1.00
December 31, 2009	1.80:1.00
March 31, 2010	1.90:1.00
June 30, 2010	2.00:1.00
September 30, 2010	2.00:1.00
December 31, 2010	2.10:1.00
March 31, 2011	2.10:1.00
June 30, 2011	2.20:1.00
September 30, 2011	2.20:1.00
December 31, 2011	2.30:1.00
March 31, 2012	2.40:1.00
June 30, 2012 and thereafter	2.50:1.00
          7.2 Indebtedness. Create, issue, incur, assume, or permit to exist any Indebtedness, except:
     (a) Indebtedness of the Borrower and any Restricted Subsidiary pursuant to any Loan Document or Hedge Agreement or in respect of any Cash Management Obligations;
     (b) Indebtedness (i) of the Borrower to any of its Restricted Subsidiaries or Holdings or of any Subsidiary Guarantor to Holdings, the Borrower or any Restricted Subsidiary, provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Obligations pursuant to the Guarantee and

Collateral Agreement or otherwise and (ii) of any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary;
     (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount, when combined with the aggregate principal amount of Indebtedness outstanding under clauses (t) and (u) of this Section 7.2, not to exceed $75,000,000 at any one time outstanding;
     (d) (i) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any Permitted Refinancing thereof and (ii) Indebtedness otherwise permitted under Section 7.10;
     (e) Guarantee Obligations (i) by the Borrower or any of its Restricted Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor not prohibited by this Agreement to be incurred and (ii) by any Non-Guarantor Subsidiary of obligations of any other Non-Guarantor Subsidiary;
     (f) Indebtedness of the Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or such Restricted Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;
     (g) (A) Indebtedness of any joint venture or Non-Guarantor Subsidiary owing to any Loan Party and (B) Guarantee Obligations of the Borrower or any Subsidiary Guarantor of Indebtedness of any joint venture or Non-Guarantor Subsidiary, to the extent such Indebtedness and Guarantee Obligations are permitted as Investments by Section 7.7(h), (k), (m) or (v);
     (h) Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of acquisitions or Investments permitted by Section 7.7 (both before or after any liability associated therewith becomes fixed);
     (i) (i) Indebtedness of the Borrower in respect of the Mezzanine Loan Agreement in an aggregate principal amount not to exceed $550,000,000, plus any accrued pay-in-kind interest, capitalized interest, accrued interest, fees, discounts, premiums and expenses, in each case, in respect thereof, (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, interest, fees, discounts, premiums and expenses; provided that, in each case, in the case of any guarantee of Indebtedness in respect of the Mezzanine Loan Agreement by any Restricted Subsidiary that is not a Subsidiary Guarantor, such Restricted Subsidiary becomes a Subsidiary Guarantor under this Agreement at or prior to the time of such guarantee, and (iii) any Permitted Refinancing thereof;
     (j) additional Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount (for the Borrower and all Restricted Subsidiaries), not to exceed $75,000,000 at any time outstanding;
     (k) Indebtedness of Non-Guarantor Subsidiaries in respect of local lines of credit, letters of credit, bank guarantees, factoring arrangements, sale/leaseback transactions and similar extensions of credit in the ordinary course of business, in an aggregate principal amount, when combined with the aggregate principal amount of Indebtedness outstanding under clause (s)(iii) of this Section 7.2, not to exceed $35,000,000 at any one time outstanding;

     (l) Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of workers’ compensation claims, bank guarantees, warehouse receipts or similar facilities, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, appeal and surety bonds, completion guaranties and other obligations of a similar nature, in each case in the ordinary course of business;
     (m) Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the acquisition or Disposition of any business, assets or Subsidiary;
     (n) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;
     (o) Indebtedness issued in lieu of cash payments of Restricted Payments permitted by Section 7.6; provided that such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;
     (p) Permitted Subordinated Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding and any guarantees incurred in respect thereof;
     (q) Indebtedness of the Borrower or any Subsidiary Guarantor as an account party in respect of trade letters of credit issued in the ordinary course of business;
     (r) Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business;
     (s) (i) Guarantee Obligations made in the ordinary course of business; provided that such Guarantees are not of Indebtedness for Borrowed Money, (ii) Guarantee Obligations in respect of lease obligations of Booz & Company Inc. and its Affiliates and (iii) Guarantee Obligations in respect of Indebtedness of joint ventures; provided that the aggregate principal amount of any such Guarantee Obligations under this sub-clause (iii), when combined with the aggregate principal amount of Indebtedness outstanding under clause (k) of this Section 7.2, shall not exceed $35,000,000 at any time outstanding;
     (t) Indebtedness of any Person that becomes a Restricted Subsidiary or is merged into the Borrower or a Restricted Subsidiary after the Closing Date as part of an acquisition, merger or consolidation or amalgamation or other Investment not prohibited hereunder (a “New Subsidiary”), which Indebtedness exists at the time of such acquisition, merger or consolidation or amalgamation or other Investment, and any Permitted Refinancing thereof; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or is merged into the Borrower or a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary or with such merger (except to the extent such Indebtedness refinanced other Indebtedness to facilitate such Person becoming a Restricted Subsidiary), (B) the aggregate principal amount of Indebtedness permitted by this clause (t) and Sections 7.2(c) and 7.2(u) shall not at any one time outstanding exceed $75,000,000 and (C) neither the Borrower nor any Restricted Subsidiary (other than the applicable New Subsidiary) shall provide security therefor;

     (u) Indebtedness incurred to finance any acquisition or other Investment permitted under Section 7.7 in an aggregate amount for all such Indebtedness together with the aggregate principal amount of Indebtedness permitted by Sections 7.2(c) and 7.2(t) not to exceed $75,000,000 at any one time outstanding;
     (v) other unsecured Indebtedness so long as, at the time of incurrence thereof, (i) after giving effect to the incurrence of such unsecured Indebtedness (as if such unsecured Indebtedness had been incurred on the first day of the most recently completed period of four consecutive fiscal quarters of the Borrower ending on or prior to such date), the Consolidated Total Leverage Ratio would be less than or equal to 4.25 to 1.00, (ii) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such unsecured Indebtedness or would result therefrom; and (iii) the terms of such unsecured Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date at least 180 days following the Term Maturity Date (or such later date that is the latest final maturity date of any incremental extension of credit hereunder);
     (w) (i) Indebtedness representing deferred compensation or stock-based compensation to employees of the Borrower or any Restricted Subsidiary incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred in connection with the Merger Transactions and any Investment permitted hereunder;
     (x) Indebtedness issued by the Borrower or any Restricted Subsidiary to the officers, directors and employees of Holdings, any Parent Company, the Borrower or any Restricted Subsidiary, in lieu of or combined with cash payments to finance the purchase of Capital Stock of Holdings, any Parent Company or the Borrower, in each case, to the extent such purchase is permitted by Section 7.6(e);
     (y) Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;
     (z) (i) Indebtedness of the Borrower or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business and (ii) Indebtedness of the Borrower or any Restricted Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including in respect of intercompany self-insurance arrangements) of the Borrower and its Restricted Subsidiaries;
     (aa) all premium (if any), interest (including post-petition interest), fees, expenses, charges, accretion or amortization of original issue discount, accretion of interest paid in kind and additional or contingent interest on obligations described in clauses (a) through (z) above.
     For purposes of determining compliance with this Section 7.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (c), (j), (k), (p), (s)(iii), (t), (u) or (v) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and may include the amount and type of such Indebtedness in one or more of the above clauses; provided, that, for the avoidance of doubt, Indebtedness reclassified under Section 7.2(v) must be unsecured.
          7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:
     (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, to the extent required by GAAP;
     (b) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;
     (c) pledges, deposits or statutory trusts in connection with workers’ compensation, unemployment insurance and other social security legislation;
     (d) deposits and other Liens to secure the performance of bids, government, trade and other similar contracts (other than for borrowed money), leases, subleases, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (e) encumbrances shown as exceptions in the title insurance policies insuring the Mortgages, easements, zoning restrictions, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;
     (f) Liens (i) in existence on the date hereof listed on Schedule 7.3(f) (or to the extent not listed on such Schedule 7.3(f), where the fair market value of the Property to which such Lien is attached is less than $5,000,000), (ii) securing Indebtedness permitted by Section 7.2(d) and (iii) created after the date hereof in connection with any refinancing, refundings, or renewals or extensions thereof permitted by Section 7.2(d); provided that no such Lien is spread to cover any additional Property of the Borrower or any Restricted Subsidiary after the Closing Date and that the amount of Indebtedness secured thereby is not increased;
     (g) (i) Liens securing Indebtedness of the Borrower or any Restricted Subsidiary incurred pursuant to Sections 7.2(c), 7.2(g), 7.2(j), 7.2(k), 7.2(r), 7.2(s), 7.2(t), 7.2(u) and 7.2(w); provided that (A) in the case of any such Liens securing Indebtedness incurred pursuant to Section 7.2(u) to the extent incurred to finance Acquisitions or Investments permitted under Section 7.7, (x) such Liens shall be created substantially concurrently with, or within 90 days after, the acquisition of the assets financed by such Indebtedness and (y) such Liens do not at any time encumber any Property of the Borrower or any Restricted Subsidiary other than the Property financed by such Indebtedness and the proceeds thereof, (B) in the case of any such Liens securing Indebtedness pursuant to Sections 7.2(g) or 7.2(k), such Liens do not at any time encumber any Property of the Borrower or any Subsidiary Guarantor, (C) in the case of any such Liens securing Indebtedness incurred pursuant to Section 7.2(s), such Liens do not encumber any Property other than cash paid to any such insurance company in respect of such insurance and (D) in the case of any such Liens securing Indebtedness pursuant to Section 7.2(t), such Liens exist at the time that the relevant Person becomes a Restricted Subsidiary and are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary and (ii) any extension, refinancing, renewal or replacement of the Liens described in clause (i) of this Section 7.2(g) in whole or in part; provided that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property, if any);
     (h) Liens created pursuant to the Security Documents;
     (i) Liens arising from judgments in circumstances not constituting an Event of Default under Section 8.1(h);
     (j) Liens on Property or assets acquired pursuant to an acquisition permitted under Section 7.7 (and the proceeds thereof) or assets of a Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to an acquisition permitted under Section 7.7 and not created in contemplation thereof and Liens created after the Closing Date in connection with any refinancing, refundings, or renewals or extensions of the obligations secured thereby permitted hereunder, provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;
     (k) (i) Liens on Property of Non-Guarantor Subsidiaries securing Indebtedness or other obligations not prohibited by this Agreement to be incurred by such Non-Guarantor Subsidiaries and (ii) Liens securing Indebtedness or other obligations of the Borrower or any Subsidiary in favor of any Loan Party;
     (l) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and proceeds thereof;
     (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;
     (n) Liens arising out of consignment or similar arrangements for the sale by the Borrower and its Restricted Subsidiaries of goods through third parties in the ordinary course of business;
     (o) Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with an Investment permitted by Section 7.7;
     (p) Liens deemed to exist in connection with Investments permitted by Section 7.7(b) that constitute repurchase obligations;
     (q) Liens upon specific items of inventory or other goods and proceeds of the Borrower or any of its Restricted Subsidiaries arising in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (r) Liens on cash deposits securing any Hedge Agreement permitted hereunder;
     (s) any interest or title of a lessor under any leases or subleases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business and any financing statement filed in connection with any such lease;

     (t) Liens on cash or cash equivalents used to defease or to satisfy and discharge Indebtedness, provided that such defeasance or satisfaction and discharge is not prohibited hereunder;
     (u) (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries, (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business or (D) relating to the Mezzanine Loan Documents and (ii) other Liens securing cash management obligations (that do not constitute Indebtedness) in the ordinary course of business;
     (v) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
     (w) Liens on Capital Stock in joint ventures securing obligations of such joint venture;
     (x) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents or Permitted Liquid Investments;
     (y) Liens securing obligations in respect of trade-related letters of credit permitted under Section 7.2 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;
     (z) other Liens with respect to obligations that do not exceed $35,000,000 at any one time outstanding.
          7.4 Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:
     (a) (i) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or (ii) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that (x) a Subsidiary Guarantor shall be the continuing or surviving corporation or (y) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.8 in connection therewith);
     (b) any Non-Guarantor Subsidiary may be merged or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Restricted Subsidiary;
     (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets upon voluntary liquidation or otherwise to the Borrower or any Subsidiary Guarantor;
     (d) any Non-Guarantor Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to any other Non-Guarantor Subsidiary that is a Restricted Subsidiary;

     (e) Dispositions permitted by Section 7.5 and any merger, dissolution, liquidation, consolidation, investment or Disposition, the purpose of which is to effect a Disposition permitted by Section 7.5 may be consummated;
     (f) any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation;
     (g) the transactions contemplated under the Transaction Documents; and
     (h) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Loan Party, any assets or business of such Restricted Subsidiary not otherwise disposed of or transferred in accordance with Section 7.4 or 7.5 or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Loan Party after giving effect to such liquidation or dissolution.
          7.5 Dispositions of Property. Dispose of any of its owned Property (including, without limitation, receivables) whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:
     (a) (i) the Disposition of surplus, obsolete or worn out Property in the ordinary course of business, (ii) the sale of defaulted receivables in the ordinary course of business, (iii) abandonment, cancellation or disposition of any Intellectual Property in the ordinary course of business and (iv) sales, leases or other dispositions of inventory determined by the management of the Borrower to be no longer useful or necessary in the operation of the Business;
     (b) (i) the sale of inventory or other property in the ordinary course of business, (ii) the cross-licensing or licensing of Intellectual Property, in the ordinary course of business and (iii) the contemporaneous exchange, in the ordinary course of business, of Property for Property of a like kind, to the extent that the Property received in such exchange is of a value equivalent to the value of the Property exchanged (provided that after giving effect to such exchange, the value of the Property of the Borrower or any Subsidiary Guarantor subject to Liens in favor of the Collateral Agent under the Security Documents is not materially reduced);
     (c) Dispositions permitted by Section 7.4;
     (d) the sale or issuance of (i) any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor; provided that the sale or issuance of Capital Stock of an Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary is otherwise permitted by Section 7.7, (ii) the Capital Stock of any Non-Guarantor Subsidiary that is a Restricted Subsidiary to any other Non-Guarantor Subsidiary that is a Restricted Subsidiary and (iii) the Capital Stock of any Subsidiary that is an Unrestricted Subsidiary to any other Subsidiary that is an Unrestricted Subsidiary, in each case, including, without limitation, in connection with any tax restructuring activities not otherwise prohibited hereunder;
     (e) the Disposition of other assets for fair market value not to exceed $200,000,000 in the aggregate; provided that (i) at least 75% of the total consideration for any such Disposition received by the Borrower and its Restricted Subsidiaries is in the form of cash, Cash Equivalents or Permitted Liquid Investments and (ii) the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith;
     (f) (i) any Recovery Event; provided that the requirements of Section 2.12(b) are complied with in connection therewith and (ii) any event that would constitute a Recovery Event but for the Dollar threshold set forth in the definition thereof;
     (g) the leasing, occupancy agreements or sub-leasing of Property pursuant to the Merger Documents or that would not materially interfere with the required use of such Property by the Borrower or its Restricted Subsidiaries;
     (h) the transfer for fair value of Property (including Capital Stock of Subsidiaries) to another Person in connection with a joint venture arrangement with respect to the transferred Property; provided that such transfer is permitted under Section 7.7(h) or (v);
     (i) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);
     (j) transfers of condemned Property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such Property as part of an insurance settlement;
     (k) the Disposition of any Immaterial Subsidiary or any Unrestricted Subsidiary;
     (l) the transfer of Property (including Capital Stock of Subsidiaries) of the Borrower or any Guarantor to any Restricted Subsidiary for fair market value;
     (m) the transfer of Property (i) by the Borrower or any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor or (ii) from a Non-Guarantor Subsidiary to (A) the Borrower or any Subsidiary Guarantor for no more than fair market value or (B) any other Non-Guarantor Subsidiary that is a Restricted Subsidiary;
     (n) the sale of cash, Cash Equivalents or Permitted Liquid Investments in the ordinary course of business;
     (o) (i) Liens permitted by Section 7.3, (ii) Restricted Payments permitted by Section 7.6, (iii) Investments permitted by Section 7.7, (iv) payments permitted by Section 7.8 and (v) sale and leaseback transactions permitted by Section 7.10;
     (p) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith; and

     (q) Dispositions of Property between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (p) above.
          7.6 Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of the Borrower or any Restricted Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, “Restricted Payments”), except that:
     (a) (i) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor and (ii) Non-Guarantor Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries;
     (b) provided that (x) no Default or Event of Default is continuing or would result therefrom and (y) the Consolidated Total Leverage Ratio for the most recently ended period of four consecutive fiscal quarters of the Borrower shall not exceed 4.50 to 1.00 for such period immediately before and immediately after giving effect to such Restricted Payment, the Borrower may make Restricted Payments in an aggregate amount not to exceed the Available Amount; provided no Restricted Payments under this clause (b) may be made for the purpose of making a dividend or other distribution in respect of, or repurchasing or redeeming, Capital Stock held by the Sponsor or any of its Affiliates (other than Holdings or any Parent Company) in Holdings or any Parent Company; it being understood that such Restricted Payments may be used for such purposes with respect to Capital Stock held by any other Person in Holdings or any Parent Company;
     (c) the Borrower may make Restricted Payments to Holdings or any Parent Company to permit Holdings or any Parent Company to pay (i) any taxes which are due and payable by Holdings or any Parent Company, the Borrower and the Restricted Subsidiaries as part of a consolidated group (or shareholders of Holdings, to the extent such taxes are attributable to Holdings, the Borrower and the Restricted Subsidiaries), (ii) customary fees, salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, their current and former officers and employees and members of their Board of Directors, (iii) ordinary course corporate operating expenses and other fees and expenses required to maintain its corporate existence, (iv) fees and expenses to the extent permitted under clause (i) of the second sentence of Section 7.9, (v) reasonable fees and expenses incurred in connection with any debt or equity offering by Holdings or any Parent Company, to the extent the proceeds thereof are (or, in the case of an unsuccessful offering, were intended to be) used for the benefit of the Borrower and the Restricted Subsidiaries, whether or not completed, (vi) reasonable fees and expenses in connection with compliance with reporting obligations under, or in connection with compliance with, federal or state laws or under this Agreement or any other Loan Document and the Mezzanine Agreement and any other Mezzanine Loan Document and (vii) amounts due in respect of the Deferred Obligation Amount under the Merger Agreement with the Net Cash Proceeds of any Equity Issuance by, or capital contribution to, the Borrower;

     (d) the Borrower may make Restricted Payments in the form of Capital Stock of the Borrower;
     (e) the Borrower or any Subsidiary may make Restricted Payments to, directly or indirectly, purchase the Capital Stock of the Borrower, Holdings or any Parent Company from present or former officers, directors, consultants, agents or employees (or their estates, trusts, family members or former spouses) of Holdings, the Borrower, any Parent Company or any Subsidiary upon the death, disability, retirement or termination of the applicable officer, director, consultant, agent or employee or pursuant to any equity subscription agreement, stock option or equity incentive award agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement; provided that the aggregate amount of payments under this clause (e) in any fiscal year of the Borrower shall not exceed the sum of (i) $20,000,000 in any fiscal year (but not exceeding $50,000,000 in the aggregate since the Closing Date), plus (ii) any proceeds received from key man life insurance policies, plus (iii) any proceeds received by the Borrower, Holdings or any Parent Company during such fiscal year from sales of the Capital Stock of Holdings, the Borrower or any Parent Company to directors, consultants, officers or employees of Holdings, such Parent Company, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements, plus (iv) the amount of any bona fide cash bonuses otherwise payable to members of management, directors or consultants of Holdings, any Parent Company, the Borrower or its Restricted Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Capital Stock the fair market value of which is equal to or less than the amount of such cash bonuses; provided that any Restricted Payments permitted (but not made) pursuant to sub-clause (ii), (iii) or (iv) of this clause (e) in any prior fiscal year may be carried forward to any subsequent calendar year, and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary by any member of management of Holdings, any Parent Company, the Borrower or its Restricted Subsidiaries in connection with a repurchase of the Capital Stock of Holdings or any Parent Company will not be deemed to constitute a Restricted Payment for purposes of this Section 7.6;
     (f) noncash repurchases of Capital Stock deemed to occur upon exercise of stock options or similar equity incentive awards if such Capital Stock represents a portion of the exercise price of such options or similar equity incentive awards;
     (g) the Borrower and its Restricted Subsidiaries may make Restricted Payments to consummate the Transactions (including any Restricted Payments contemplated by the Merger Agreement);
     (h) the Borrower may make Restricted Payments to allow Holdings or any Parent Company to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Capital Stock of any such Person;
     (i) so long as no Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing, the Borrower and its Restricted Subsidiaries may make Restricted Payments to make payments provided for in the Management Agreement;
     (j) to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.4, 7.5, 7.7 and 7.9;

     (k) any non-wholly owned Restricted Subsidiary of the Borrower may declare and pay cash dividends to its equity holders generally so long as the Borrower or its respective Subsidiary which owns the equity interests in the Restricted Subsidiary paying such dividend receives at least its proportional share thereof (based upon its relative holding of the equity interests in the Restricted Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of equity interest of such Restricted Subsidiary);
     (l) the Borrower may make Restricted Payments using any amounts placed in escrow in connection with the Transactions;
     (m) provided that (i) no Default or Event of Default is continuing or would result therefrom and (ii) the Consolidated Total Leverage Ratio for the most recently ended period of four consecutive fiscal quarters of the Borrower shall not exceed 2.00 to 1.00 for such period immediately before and immediately after giving effect to such Restricted Payment, at any time following the sixth anniversary of the Closing Date, the Borrower and its Restricted Subsidiaries may make Restricted Payments to redeem or purchase the Capital Stock of the Borrower, Holdings or any Parent Company in an amount not to exceed 10% of the Borrower’s Consolidated EBITDA in any fiscal year; provided no Restricted Payments under this clause (m) may be made for the purpose of making a dividend or other distribution in respect of, or repurchasing or redeeming, Capital Stock held by the Sponsor or any of its Affiliates (other than Holdings or any Parent Company) in Holdings or any Parent Company; it being understood that such Restricted Payments may be used for such purposes with respect to Capital Stock held by any other Person in Holdings or any Parent Company;
     (n) provided that no Default or Event of Default is continuing or would result therefrom, after a Holdings IPO, the Borrower may make Restricted Payments to Holdings or any Parent Company so that Holdings or any Parent Company may make Restricted Payments to its equity holders in an aggregate amount not exceeding 6.0% per annum of the Net Cash Proceeds received by the Borrower from such Holdings IPO; provided that the Available Amount shall be reduced by a corresponding amount of any such Restricted Payments; and
     (o) provided that no Default or Event of Default is continuing or would result therefrom, other Restricted Payments in an amount not to exceed $30,000,000; provided that no Restricted Payments under this clause (o) may be made for the purpose of making a dividend or other distribution in respect of, or repurchasing or redeeming, Capital Stock held by the Sponsor or any of its Affiliates (other than Holdings or any Parent Company) in Holdings or any Parent Company; it being understood that such Restricted Payments may be used for such purposes with respect to Capital Stock held by any other Person in Holdings or any Parent Company.
          7.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or all or substantially all of the assets constituting an ongoing business from, or make any other similar investment in, any other Person (all of the foregoing, “Investments”), except:
     (a) (i) extensions of trade credit in the ordinary course of business and (ii) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

     (b) Investments in Cash Equivalents and Investments that were Cash Equivalents when made;
     (c) Investments arising in connection with (i) the incurrence of Indebtedness permitted by Sections 7.2 to the extent arising as a result of Indebtedness among Holdings, the Borrower or any Restricted Subsidiary and Guarantee Obligations permitted by Section 7.2 and payments made in respect of such Guarantee Obligations, (ii) the forgiveness or conversion to equity of any Indebtedness permitted by Section 7.2 and (iii) Guarantees by any Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
     (d) loans and advances to employees, consultants or directors of Holdings, the Borrower or any of its Restricted Subsidiaries in the ordinary course of business in an aggregate amount (for Holdings, the Borrower and all Restricted Subsidiaries) not to exceed $5,000,000 (excluding (for purposes of such cap) tuition advances, travel and entertainment expenses, but including relocation expenses) at any one time outstanding;
     (e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.7(c)) by the Borrower or any of its Restricted Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor or is a Domestic Subsidiary that becomes a Subsidiary Guarantor at the time of such Investment;
     (f) (i) Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition becomes a Subsidiary Guarantor or a part of the Borrower or any Subsidiary Guarantor or becomes (whether or not such Person is a wholly owned Subsidiary) a Subsidiary Guarantor in the manner contemplated by Section 6.8(c) and (ii) other Permitted Acquisitions in an aggregate purchase price in the case of this clause (ii) (other than purchase price paid through the issuance of equity by Holdings or any Parent Company with the proceeds thereof, including (A) (x) whether or not any equity is issued, capital contributions (other than relating to Disqualified Capital Stock) and (y) equity issued to the seller) in an aggregate amount not to exceed $75,000,000 plus (B) an amount equal to the Available Amount; provided that after giving effect to any such Permitted Acquisition the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.1;
     (g) loans by the Borrower or any of its Restricted Subsidiaries to the employees, officers or directors of Holdings, the Borrower or any of its Restricted Subsidiaries in connection with management incentive plans; provided that such loans represent cashless transactions pursuant to which such employees, officers or directors directly invest the proceeds of such loans in the Capital Stock of Holdings;
     (h) Investments by the Borrower and its Restricted Subsidiaries in joint ventures or similar arrangements and Non-Guarantor Subsidiaries in an aggregate amount at any one time outstanding (for the Borrower and all Restricted Subsidiaries), not to exceed the sum of (A) $50,000,000 plus (B) an amount equal to the Available Amount; provided, that any Investment made for the purpose of funding a Permitted Acquisition permitted under Section 7.7(f) shall not be deemed a separate Investment for the purposes of this clause (h); provided, further, that no Investment may be made pursuant to this clause (h) in any Unrestricted Subsidiary for the purpose of making a Restricted Payment prohibited pursuant to Section 7.6;

     (i) Investments (including debt obligations) received in the ordinary course of business by the Borrower or any Restricted Subsidiary in connection with the bankruptcy or reorganization of suppliers, customers and other Persons and in settlement of delinquent obligations of, and other disputes with, suppliers, customers and other Persons arising out of the ordinary course of business;
     (j) Investments by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary;
     (k) Investments in existence on, or pursuant to legally binding written commitments in existence on, the Closing Date and listed on Schedule 7.7 and, in each case, any extensions or renewals thereof, so long as the amount of any Investment made pursuant to this clause (k) is not increased at any time above the amount of such Investment set forth on Schedule 7.7;
     (l) Investments of the Borrower or any Restricted Subsidiary under Hedge Agreements permitted hereunder;
     (m) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided that such Investment was not made in connection with or in anticipation of such Person becoming a Restricted Subsidiary;
     (n) Investments arising as a result of payments permitted by Section 7.8(a);
     (o) consummation of the Merger Transactions pursuant to the Merger Documents and the Company Reorganization;
     (p) Subsidiaries of the Borrower may be established or created, if (i) to the extent such new Subsidiary is a Domestic Subsidiary, the Borrower and such Subsidiary comply with the provisions of Section 6.8(c) and (ii) to the extent such new Subsidiary is a Foreign Subsidiary, the Borrower complies with the provisions of Section 6.8(d); provided that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to an acquisition permitted by this Section 7.7, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transactions, such new Subsidiary shall not be required to take the actions set forth in Section 6.8(c) or 6.8(d), as applicable, until the respective acquisition is consummated (at which time the surviving entity of the respective merger transaction shall be required to so comply within ten Business Days or such longer period as the Administrative Agent shall agree);
     (q) Investments arising directly out of the receipt by the Borrower or any Restricted Subsidiary of non-cash consideration for any sale of assets permitted under Section 7.5; provided that such non-cash consideration shall in no event exceed 25% of the total consideration received for such sale;
     (r) Investments resulting from pledges and deposits referred to in Sections 7.3(c) and (d);
     (s) Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other persons;

     (t) any Investment in a Foreign Subsidiary to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Foreign Subsidiary;
     (u) Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
     (v) additional Investments so long as the aggregate amount thereof outstanding at no time exceeds the sum of (i) $25,000,000 plus (ii) an amount equal to the Available Amount; provided that no Investment may be made pursuant to this clause (v) in any Unrestricted Subsidiary for the purpose of making a Restricted Payment prohibited pursuant to Section 7.6;
     (w) advances of payroll payments to employees, or fee payments to directors or consultants, in the ordinary course of business;
     (x) Investments in Permitted Liquid Investments and Investments that were Permitted Liquid Investments when made in an amount not to exceed $40,000,000 at any one time outstanding; and
     (y) Investments constituting loans or advances by the Borrower to Holdings or a Parent Company in lieu of Restricted Payments permitted pursuant to Section 7.6.
It is further understood and agreed that for purposes of determining the value of any Investment outstanding for purposes of this Section 7.7, such amount shall deemed to be the amount of such Investment when made, purchased or acquired less any returns on such Investment (not to exceed the original amount invested). Notwithstanding the foregoing, no Investment in an Unrestricted Subsidiary is permitted under this Section 7.7 unless such Investment is permitted pursuant to clause (h) or (v) above.
          7.8 Optional Payments and Modifications of Certain Debt Instruments. (a) Make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease (i) any Mezzanine Facility Indebtedness then outstanding or (ii) the principal of or interest on, or any other amount owing in respect of any Permitted Subordinated Indebtedness; provided that (A) the Borrower or any Restricted Subsidiary may prepay any Mezzanine Facility Indebtedness (or any Permitted Refinancing thereof) with amounts constituting the Available Amount at any time if the Consolidated Total Leverage Ratio is equal to or less than 4.50 to 1.00 as of the end of the most recently ended Reference Period, (B) the Borrower or any Restricted Subsidiary may prepay any Permitted Subordinated Indebtedness (or any Permitted Refinancing thereof) with amounts constituting the Available Amount at any time if the Consolidated Total Leverage Ratio is equal to or less than 4.50 to 1.00 as of the end of the most recently ended Reference Period, (C) the Borrower or any Restricted Subsidiary may refinance, replace or extend any Mezzanine Facility Indebtedness or Permitted Subordinated Indebtedness to the extent permitted by Section 7.2 and (D) the Borrower or any Restricted Subsidiary may convert any Mezzanine Facility Indebtedness or any Permitted Subordinated Indebtedness (or any Permitted Refinancing thereof) to the Capital Stock of Holdings or any Parent Company and (E) the Borrower may prepay the Mezzanine Facility Indebtedness (or any Permitted Refinancing thereof) in an aggregate principal amount not to exceed $75,000,000 at any time if the Consolidated Total Leverage Ratio is equal to or less than 4.00 to 1.00 as of the end of the most recently ended Reference Period. Notwithstanding the foregoing, nothing in this Section 7.8 shall prohibit any AHYDO Payments in respect of the Mezzanine Facility Indebtedness or any Permitted Subordinated Indebtedness or, in each case, any Permitted Refinancing thereof.

          (b) Amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Subordinated Indebtedness or Mezzanine Loan Document, in any manner that is materially adverse to the Lenders without the prior consent of the Administrative Agent (with the approval of the Required Lenders); provided that nothing in this Section 7.8(b) shall prohibit the refinancing, replacement, extension or other similar modification of the Permitted Subordinated Indebtedness or the Mezzanine Facility Indebtedness to the extent otherwise permitted by Section 7.2.
          7.9 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Restricted Subsidiary) unless such transaction is (a) otherwise not prohibited under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Restricted Subsidiaries may (i) pay to the Sponsor and its Affiliates fees, indemnities and expenses pursuant to the Management Agreement and/or fees and expenses in connection with the Merger and disclosed to the Administrative Agent prior to the Closing Date; (ii) enter into any transaction with an Affiliate that is not prohibited by the terms of this Agreement to be entered into by the Borrower or such Restricted Subsidiary with an Affiliate; (iii) make any Restricted Payments contemplated by the Merger Agreement, and otherwise perform their obligations under the Transaction Documents and (iv) without being subject to the terms of this Section 7.9, enter into any transaction with any Person which is an Affiliate of Holdings only by reason of such Person and Holdings having common directors. For the avoidance of doubt, this Section 7.9 shall not apply to employment, bonus, retention and severance arrangements with, and payments of compensation or benefits to or for the benefit of, current or former employees, consultants, officers or directors of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business. For purposes of this Section 7.9, any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if such transaction is approved by a majority of the Disinterested Directors of the board of directors of the Borrower or such Restricted Subsidiary, as applicable. “Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.
          7.10 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal Property which is to be sold or transferred by the Borrower or such Restricted Subsidiary (a) to such Person or (b) to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Restricted Subsidiary, except for (i) any such arrangement entered into in the ordinary course of business of the Borrower and its Subsidiaries, (ii) sales or transfers by the Borrower or any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, (iii) sales or transfers by any Non Guarantor Subsidiary to any other Non Guarantor Subsidiary that is a Restricted Subsidiary and (iv) any such arrangement to the extent that the fair market value of such Property does not exceed $35,000,000 in the aggregate for all such arrangements.
          7.11 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than March 31.
          7.12 Negative Pledge Clauses. Enter into any agreement that prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than:
     (a) this Agreement and the other Loan Documents and the Mezzanine Loan Documents;
     (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and the proceeds thereof);
     (c) software and other Intellectual Property licenses pursuant to which the Borrower or such Restricted Subsidiary is the licensee of the relevant software or Intellectual Property, as the case may be, (in which case, any prohibition or limitation shall relate only to the assets subject of the applicable license);
     (d) Contractual Obligations incurred in the ordinary course of business and on customary terms which limit Liens on the assets subject of the applicable Contractual Obligation;
     (e) any agreements regarding Indebtedness or other obligations of any Non-Guarantor Subsidiary not prohibited under Section 7.2 (in which case, any prohibition or limitation shall only be effective against the assets of such Non-Guarantor Subsidiary and its Subsidiaries);
     (f) prohibitions and limitations in effect on the date hereof and listed on Schedule 7.12;
     (g) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;
     (h) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest;
     (i) customary restrictions and conditions contained in any agreement relating to any Disposition of Property not prohibited hereunder;
     (j) any agreement in effect at the time any Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary;
     (k) restrictions imposed by applicable law;
     (l) restrictions imposed by any Permitted Subordinated Indebtedness (i) that are consistent with the definition thereof or otherwise consistent with prevailing market practice for similar types of Indebtedness at the time such restrictions are incurred or (ii) to which the Administrative Agent has not objected after having been afforded a period of at least five Business Days to review such restrictions;
     (m) restrictions in respect of Indebtedness secured by Liens permitted by Sections 7.3(g) and 7.3(z) relating solely to the assets or proceeds thereof secured by such Indebtedness to the extent required to be so limited by such Sections; and
     (n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

          7.13 Clauses Restricting Subsidiary Distributions. Enter into any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any Restricted Subsidiary or (b) make Investments in the Borrower or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and the Mezzanine Loan Documents, (ii) any restrictions with respect to such Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iii) customary net worth provisions contained in Real Property leases entered into by the Borrower and its Restricted Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Restricted Subsidiaries to meet their ongoing obligations, (iv) any restrictions contained in agreements related to Indebtedness of any Non-Guarantor Subsidiary not prohibited under Section 7.2 (in which case such restriction shall relate only to such Indebtedness and/or such Non-Guarantor Subsidiary and its Restricted Subsidiaries) or Indebtedness secured by Liens permitted by Sections 7.3(g) and 7.3(z), (v) any restrictions regarding licenses or sublicenses by the Borrower and its Restricted Subsidiaries of Intellectual Property in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property), (vi) Contractual Obligations incurred in the ordinary course of business which include customary provisions restricting the assignment of any agreement relating thereto, (vii) customary provisions contained in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business, (viii) customary provisions restricting the subletting or assignment of any lease governing a leasehold interest, (ix) customary restrictions and conditions contained in any agreement relating to any Disposition of Property not prohibited hereunder, (x) any agreement in effect at the time any Person becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and (xi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.
          7.14 Lines of Business. Enter into any business, either directly or through any of its Restricted Subsidiaries, except for the Business or a business reasonably related thereto or that are reasonable extensions thereof.
          7.15 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.
          7.16 Changes in Jurisdictions of Organization; Name. Other than pursuant to the Transactions, in the case of any Loan Party, change its name or change its jurisdiction of organization, in either case except upon prompt written notice to the Collateral Agent and delivery to the Collateral Agent, of all additional executed financing statements, financing change statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for in the Security Documents.
          7.17 Limitation on Activities of Holdings. In the case of Holdings only, notwithstanding anything to the contrary in this Agreement or any other Loan Document, Holdings shall not, so long as the Commitments remain in effect, any Letter of Credit remains outstanding (that has not been cash collateralized or backstopped, in each case on terms agreed to by the Borrower and the applicable Issuing Lender) or any Loan or other amount is owing to any Lender or any Agent hereunder (other than (i) contingent or indemnification obligations not then due and (ii) obligations in respect of Specified Hedge Agreements and Cash Management Obligations): conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) those incidental to its ownership of the Capital Stock of the Borrower and the Subsidiaries of the Borrower and those incidental to Investments by or in Holdings permitted hereunder, (ii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees, (iii) activities relating to the performance of obligations under the Loan Documents and the Mezzanine Loan Documents to which it is a party or expressly permitted thereunder, (iv) the making of Restricted Payments to the extent of Restricted Payments permitted to be made to Holdings pursuant to Section 7.6, (v) the receipt and payment of Restricted Payments permitted under Section 7.6, (vi) those related to the Transactions and in connection with the Merger Documents and other agreements contemplated thereby or hereby, (vii) to the extent that Section 7 expressly permits the Borrower or a Restricted Subsidiary to enter into a transaction with Holdings, (viii) activities in connection with or in preparation for an initial public offering and (ix) activities incidental to the foregoing activities.
SECTION 8. EVENTS OF DEFAULT
     8.1 Events of Default. If any of the following events shall occur and be continuing:
     (a) The Borrower shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof, (ii) any principal of any Reimbursement Obligation within three Business Days after any such Reimbursement Obligation becomes due in accordance with the terms hereof or (iii) any interest owed by it on any Loan or Reimbursement Obligation, or any other amount payable by it hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
     (b) (i) On the Closing Date, any Specified Representation, and (ii) at any time after the Closing Date, any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document, shall in either case prove to have been inaccurate in any material respect and such inaccuracy is adverse to the Lenders on or as of the date made or deemed made or furnished; or
     (c) Any Loan Party shall default in the observance or performance of any agreement contained in Section 6.7(a) or Section 7; provided that, any Event of Default under Section 7.1 is subject to cure as contemplated by Section 8.2; or
     (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier of the date that (x) such Loan Party receives from the Administrative Agent or the Required Lenders notice of the existence of such default or (y) a Responsible Officer of such Loan Party has knowledge thereof; or
     (e) Holdings, the Borrower or any of its Restricted Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness for Borrowed Money (excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness for Borrowed Money beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness for Borrowed Money was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness for Borrowed Money or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event of default shall occur, the effect of which payment or other default or other event of default is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness for Borrowed Money to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or to become payable; provided that (A) a default, event or condition described in this paragraph shall not at any time constitute an Event of Default unless, at such time, one or more defaults or events of default of the type described in this paragraph shall have occurred and be continuing with respect to Indebtedness for Borrowed Money the outstanding principal amount of which individually exceeds $25,000,000, and in the case of Indebtedness for Borrowed Money of the types described in clauses (i) and (ii) of the definition thereof, with respect to such Indebtedness which exceeds such amount either individually or in the aggregate and (B) this paragraph (e) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer, destruction or other disposition of the Property or assets securing such Indebtedness for Borrowed Money if such sale, transfer, destruction or other disposition is not prohibited hereunder and under the documents providing for such Indebtedness or (ii) any Guarantee Obligations except to the extent such Guarantee Obligations shall become due and payable by any Loan Party and remain unpaid after any applicable grace period or period permitted following demand for the payment thereof; or
     (f) (i) Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against substantially all of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall consent to or approve of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
     (g) (i) Holdings, the Borrower or any of its Restricted Subsidiaries shall incur any liability in connection with any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) a failure to meet the minimum funding standards (as defined in Section 302(a) of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Holdings, the Borrower or any of its Restricted Subsidiaries, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate in a distress termination under Section 4041(c) of ERISA or in an involuntary termination by the PBGC under Section 4042 of ERISA, (v) Holdings, the Borrower or any of its Restricted Subsidiaries shall, or is reasonably likely to, incur any liability as a result of a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan or a Commonly Controlled Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a direct obligation of Holdings, the Borrower or any of its Restricted Subsidiaries to pay money that could have a Material Adverse Effect; or
     (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) involving for Holdings, the Borrower and any such Restricted Subsidiaries taken as a whole a liability (not paid or fully covered by third-party insurance or effective indemnity) of $25,000,000 (net of any amounts which are covered by insurance or an effective indemnity) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
     (i) (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof in accordance with the terms thereof) to be in full force and effect or shall be asserted in writing by the Borrower or any Subsidiary Guarantor not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to Collateral that is not immaterial to the Borrower and its Restricted Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of perfection or priority results from limitations of foreign laws, rules and regulations as they apply to pledges of Capital Stock in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Guarantee and Collateral Agreement or to file UCC continuation statements, (y) such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) any such loss of validity, perfection or priority is the result of any failure by the Collateral Agent to take any action necessary to secure the validity, perfection or priority of the liens or (iii) the Guarantees pursuant to the Security Documents by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations; or
     (j) (i) Holdings shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower; or (ii) at any time before Holdings’ or any Parent Company’s Capital Stock is traded on a nationally-recognized stock exchange, the Permitted Investors shall cease to own, directly or indirectly, at least 51% of the Capital Stock of Holdings; or (iii) at any time after Holdings’ or any Parent Company’s Capital Stock is traded on a nationally-recognized stock exchange and for any reason whatsoever, (x) a majority of the Board of Directors of Holdings shall not be

Continuing Directors or (y) the Permitted Investors shall cease to own, directly or indirectly, at least 35% of the Capital Stock of Holdings and any other “person” or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own a greater amount (it being understood that if any such person or group includes one or more Permitted Investors, the shares of Capital Stock of Holdings directly or indirectly owned by the Permitted Investors that are part of such person or group shall not be treated as being owned by such person or group for purposes of determining whether this clause (y) is triggered) (any of the foregoing, a “Change of Control”);
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been backstopped or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower then due and owing hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8.1 or otherwise in any Loan Document, presentment, demand and protest of any kind are hereby expressly waived by Holdings and the Borrower.
          8.2 Specified Equity Contributions. For purposes of determining compliance with Section 7.1 only (and not any other provision of this Agreement, including any such other provision that utilizes a calculation of Consolidated EBITDA), any equity contribution (other than Disqualified Capital Stock) made by Holdings or any of the other direct or indirect equityholders of the Borrower to the Borrower, on or after the Closing Date and on or prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for such fiscal quarter pursuant to Section 6.1 shall, at the request of the Borrower, be deemed to increase, dollar for dollar, Consolidated EBITDA for such fiscal quarter for the purposes of determining compliance with Section 7.1 at the end of such fiscal quarter and applicable subsequent periods (it being understood that each such contribution shall be effective as to such fiscal quarter for all periods in which such fiscal quarter is included) (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four fiscal quarter period there shall be a period of at least three fiscal quarters in which no Specified Equity Contribution is made, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with Section 7.1,

(c) no more than four Specified Equity Contributions may be made in the aggregate prior to the Tranche B Term Loan Maturity Date, (d) Specified Equity Contributions shall not be included in cash, Cash Equivalents and Permitted Liquid Investments for purposes of calculating Consolidated Total Leverage and (e) all Specified Equity Contributions shall be disregarded for any purpose under this Agreement other than determining compliance with Section 7.1.
          If, after the making of the Specified Equity Contribution and the recalculations of Consolidated EBITDA pursuant to the preceding paragraph, the Borrower shall then be in compliance with the requirements of Section 7.1, the Borrower shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Event of Default that had occurred shall be deemed cured.
SECTION 9. THE AGENTS
          9.1 Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under the Loan Documents and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the applicable Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of the applicable Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents.
          9.2 Delegation of Duties. Each Agent may execute any of its duties under the applicable Loan Documents by or through any of its branches, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
          9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.
          9.4 Reliance by the Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings), independent accountants and other experts selected by the Agents. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Agents shall be fully justified in failing or refusing to take any action under the applicable Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under the applicable Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
          9.5 Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent receives such a notice, such Agent shall give notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or the Majority Facility Lenders in respect of any Facility); provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
          9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the applicable Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of either Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
          9.7 Indemnification. The Lenders agree to indemnify each Agent and any Issuing Lender in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure

Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or any Issuing Lender in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or any Issuing Lender under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or any Issuing Lender’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.
          9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under the applicable Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
          9.9 Successor Agents. Any Agent may resign upon 30 days’ notice to the Lenders, the Borrower and the other Agent effective upon appointment of a successor Agent. Upon receipt of any such notice of resignation, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1(a) or Section 8.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such retiring Agent, and the retiring Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any of the parties to this Agreement or any holders of the Loans. If no successor Agent shall have been so appointed by the Required Lenders with such consent of the Borrower and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders and with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.
          9.10 Authorization to Release Liens and Guarantees. The Agents are hereby irrevocably authorized by each of the Lenders to effect any release or subordination of Liens or Guarantee Obligations contemplated by Section 10.15.
          9.11 Documentation Agents and Syndication Agent. Neither the Documentation Agents nor the Syndication Agents shall have any duties or responsibilities hereunder in their respective capacities as such.

SECTION 10. MISCELLANEOUS
          10.1 Amendments and Waivers. (a) Subject to Section 2.25, neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Agents, the Swingline Lender, the Issuing Lenders, the Lenders or of the Loan Parties or their Subsidiaries hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agents may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date or reduce the amount of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or premium payable hereunder (except (A) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (B) that any amendment or modification of defined terms used in the financial ratios in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby; (ii) amend, modify or waive any provision of paragraph (a) of this Section 10.1 without the written consent of all Lenders; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders (other than to the extent permitted by Section 7.4); (iv) amend, modify or waive any provision of paragraph (a) or (c) of Section 2.18 without the written consent of all Lenders adversely affected thereby; (v) amend, modify or waive any provision of paragraph (b) of Section 2.18 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of Section 9 without the written consent of the Agents; (viii) amend, modify or waive any provision of Section 2.6 or 2.7 with respect to Swingline Loans without the written consent of the Swingline Lender; (ix) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lenders; or (x) amend the definition of “Change of Control” or amend, modify or waive the provisions of Section 8.1(j) without the written consent of Lenders holding more than 66-2/3% of the sum of (x) the aggregate unpaid principal amount of the Term Loans then outstanding and (y) the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing unless limited by the terms of such waiver; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          (b) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Agents, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement (it being understood that no Lender shall have any obligation to provide or to commit to provide all or any portion of any such additional credit facility) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately, after the effectiveness of any such amendment (or amendment and restatement), the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders, as applicable.
          (c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Agents, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Tranche (“Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.
          (d) Furthermore, notwithstanding the foregoing, if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof; it being understood that posting such amendment electronically on IntraLinks/IntraAgency or another relevant website with notice of such posting by the Administrative Agent to the Required Lenders shall be deemed adequate receipt of notice of such amendment.
          10.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower, the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Holdings:	Explorer Investor Corporation
1001 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Ian Fujiyama
Telecopy: (202) 347-9250
Telephone: (202) 729-5426

in each case with a copy to:

The Carlyle Group
1001 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Ian Fujiyama
Telecopy: (202) 347-9250
Telephone: (202) 729-5426

With a copy to:	Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Gregory H. Woods III
Telecopy: (212) 521-7643
Telephone: (212) 909-6643

The Borrower:	Booz Allen Hamilton Inc.
8283 Greensboro Drive
McLean VA 22102
Attention: Sam Strickland
Telecopy: (703) 902-3011
Telephone: (703) 902-4700

in each case with a copy to:

The Carlyle Group
1001 Pennsylvania Avenue, NW
Washington, DC 20004
Attention: Ian Fujiyama
Telecopy: (202) 347-9250
Telephone: (202) 729-5426

With a copy to:	Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention: Gregory H. Woods III
Telecopy: (212) 521-7643
Telephone: (212) 909-6643

Agents:	Credit Suisse
One Madison Avenue, New York, NY 10010
Attention: Agency Manager
Telecopy: (212) 322-2291
Email: agency.loanops@credit-suisse.com
provided that any notice, request or demand to or upon the Agents, the Lenders, Holdings or the Borrower shall not be effective until received.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Agents, Holdings or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
          10.5 Payment of Expenses; Indemnification. Except with respect to Taxes which are addressed in Section 2.20, the Borrower agrees (a) to pay or reimburse each Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation, execution and delivery of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith and any amendment, supplement or modification thereto, and, as to the Agents only, the administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of a single firm of counsel to the Agents (plus one firm of special regulatory counsel and one firm of local counsel per material jurisdiction as may reasonably be necessary in connection with collateral matters) in connection with all of the foregoing, (b) to pay or reimburse each Lender and each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the documented fees and disbursements of a single firm of counsel and, if necessary, a single firm of special regulatory counsel and a single firm of local counsel per material jurisdiction as may reasonably be necessary, for the Agents and the Lenders, taken as a whole, and (c) to pay, indemnify or reimburse each Lender, each Agent, the Documentation Agents, each Issuing Lender, each Lead Arranger and their respective affiliates, and their respective officers, directors, employees, trustees, advisors, agents and controlling Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements arising out of any actions, judgments or suits of any kind or nature whatsoever, arising out of or in connection with any claim, action or proceeding relating to or otherwise with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against Holdings or the Borrower hereunder (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided that, neither Holdings nor the Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a court of competent jurisdiction to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Persons, (ii) a material breach of the Loan Documents by such Indemnitee or its Related Persons or (iii) disputes solely among Indemnitees or their Related Persons (it being understood that this clause (iii) shall not apply to the indemnification of an Agent or Lead Arranger in a suit involving an Agent or Lead Arranger in its capacity as such). For purposes hereof, a “Related Person” of an Indemnitee means (i) if the Indemnitee is any Agent or any of its affiliates or their respective officers, directors, employees, agents and controlling Persons, any of such Agent and its affiliates and their respective officers, directors, employees, agents and controlling Persons, and (ii) if the Indemnitee is any Lender or any of its affiliates or their respective officers, directors, employees, agents and controlling Persons, any of such Lender and its affiliates and their respective officers, directors, employees, agents and controlling Persons. All amounts due under this Section 10.5 shall be payable promptly after receipt of a reasonably detailed invoice therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Borrower at the address thereof set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Obligations.
          10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may, in compliance with applicable law, assign (other than to any Disqualified Institution or a natural person) to one or more assignees (each, an “Assignee”), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
     (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing, any other Person; and
     (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to (x) a Lender, an Affiliate of a Lender or an Approved Fund or (y) Holdings, the Borrower or a Subsidiary of the Borrower in connection with a purchase of Term Loans pursuant to Section 2.11(c); and

     (C) in the case of an assignment under the Revolving Facility, each Issuing Lender and the Swingline Lender.
          (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of (I) the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or (II) if earlier, the “trade date” (if any) specified in such Assignment and Assumption) shall not be less than (x) $5,000,000, in the case of the Revolving Facility or (y) $1,000,000, in the case of the Tranche A Term Facility or the Tranche B Term Facility, unless the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.1(a) or 8.1(f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
     (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent and the Borrower (or, at the Borrower’s request, manually) together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the case of contemporaneous assignments to or by two or more related Approved Funds; and
     (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire and all applicable tax forms; provided that the provisions of this clause (ii) shall not apply to an assignment to Holdings or a Subsidiary of the Borrower in connection with a purchase of Term Loans pursuant to Section 2.11(c).
          For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) (i) an entity or an Affiliate of an entity that administers or manages a Lender or (ii) an entity or an Affiliate of an entity that is the investment advisor to a Lender. Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Institutions.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be subject to the obligations under and entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such

Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6 (and will be required to comply therewith).
     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Holdings, the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive absent demonstrable error for such purposes), notwithstanding notice to the contrary. The Register shall be available for inspection by Holdings, the Borrower, the Issuing Lenders, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder) and all applicable tax forms, the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, in compliance with applicable law, sell participations (other than to any Disqualified Institution) to one or more banks or other entities (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section 10.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 (if such Participant agrees to have related obligations thereunder) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6. Notwithstanding the foregoing, no Lender shall be permitted to sell participations under this Agreement to any Disqualified Institutions.
     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater amounts. No Participant shall be entitled to the benefits of Section 2.20 unless such Participant complies with Section 2.20(d) or (e), as (and to the extent) applicable, as if such Participant were a Lender.

          (d) Any Lender may, without the consent of or notice to the Administrative Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
          (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring the same (in the case of an assignment, following surrender by the assigning Lender of all Notes representing its assigned interests).
          (f) The Borrower may prohibit any assignment if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee to determine whether any such filing or qualification is required or whether any assignment is otherwise in accordance with applicable law.
          (g) Notwithstanding anything to the contrary contained herein, other than pursuant to Section 2.11(c), none of Holdings, the Borrower or any of its Subsidiaries may acquire by assignment, participation or otherwise any right to or interest in any of the Commitments or Loans hereunder (and any such attempted acquisition shall be null and void).
          10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) after the expiration of any cure or grace periods, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic (i.e., “pdf”) transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
          10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof.
          10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          10.12 Submission to Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:
     (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
     (b) neither the Agents nor any Lender has any fiduciary relationship with or duty to either of Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.
          10.14 Confidentiality. The Agents and the Lenders agree to treat any and all information, regardless of the medium or form of communication, that is disclosed, provided or furnished, directly or indirectly, by or on behalf of Holdings or any of its affiliates in connection with this Agreement or the transactions contemplated hereby whether furnished before or after the Closing Date (“Confidential Information”), strictly confidential and not to use Confidential Information for any purpose other than evaluating the Merger Transactions and negotiating, making available, syndicating and administering this Agreement (the “Agreed Purposes”). Without limiting the foregoing, each Agent and each Lender agrees to treat any and all Confidential Information with adequate means to preserve its confidentiality, and each Agent and each Lender agrees not to disclose Confidential Information, at any time, in any manner whatsoever, directly or indirectly, to any other Person whomsoever, except (1) to its directors, officers, employees, counsel, advisors, trustees, affiliates and other representatives (collectively, the “Representatives”), to the extent necessary to permit such Representatives to assist in connection with the Agreed Purposes (it being understood that the Representatives to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any pledgee referred to in Section 10.6(d) and prospective Lenders and participants in connection with the syndication (including secondary trading) of the Facilities and Commitments and Loans hereunder, in each case who are informed of the confidential nature of the information and agree to observe and be bound by standard confidentiality terms, (3) upon the request or demand of any Governmental Authority having or purporting to have jurisdiction over it, (4) in response to any order of any Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (5) to the extent reasonably required or necessary, in connection with any litigation or similar proceeding relating to the Facilities, (6) that has been publicly disclosed other than in breach of this Section 10.14, (7) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or in connection with examinations or audits of such Lender or (8) to the extent reasonably required or necessary, in connection with the exercise of any remedy under the Loan Documents. Each Agent and each Lender acknowledges that (i) Confidential Information includes information that is not otherwise publicly available and that such non-public information may constitute confidential business information which is proprietary to the Borrower and (ii) the Borrower has advised the Agents and the Lenders that it is relying on the Confidential Information for its success and would not disclose the Confidential Information to the Agents and the Lenders without the confidentiality provisions of this Agreement. All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-

level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
          10.15 Release of Collateral and Guarantee Obligations; Subordination of Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement or Cash Management Obligations or contingent or indemnification obligations not then due) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any Guarantee Obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents. Any representation, warranty or covenant contained in any Loan Document relating to any such Property so Disposed of (other than Property Disposed of to the Borrower or any of its Restricted Subsidiaries) shall no longer be deemed to be repeated once such Property is so Disposed of.
          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (x) obligations in respect of any Specified Hedge Agreement or Cash Management Obligations and (y) any contingent or indemnification obligations not then due) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not cash collateralized or backstopped, upon request of Holdings or the Borrower, the Collateral Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement or documentation in respect of Cash Management Obligations) take such actions as shall be required to release its security interest in all Collateral, and to release all Guarantee Obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements or Cash Management Obligations or contingent or indemnification obligations not then due. Any such release of Guarantee Obligations shall be deemed subject to the provision that such Guarantee Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payment had not been made.
          (c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of Holdings or the Borrower in connection with any Liens permitted by the Loan Documents, the Collateral Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to subordinate the Lien on any Collateral to any Lien permitted under Section 7.3.
          10.16 Accounting Changes. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial ratios, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial ratios, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
          10.17 WAIVERS OF JURY TRIAL. EACH OF HOLDINGS, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          10.18 USA PATRIOT ACT. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Publ. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Loan Parties in accordance with the Act.
          10.19 Effect of Certain Inaccuracies. In the event that any financial statement delivered pursuant to Section 6.1(a) or (b) or any Compliance Certificate delivered pursuant to Section 6.2(b) is inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin or Applicable Commitment Fee Rate for any period (an “Applicable Period”) than the Applicable Margin or Applicable Commitment Fee Rate for such Applicable Period, then (i) promptly following the correction of such financial statement by the Borrower, the Borrower shall deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin and Applicable Commitment Fee Rate for the twelve month period preceding the delivery of such corrected financial statement and Compliance Certificate shall be determined based on the corrected Compliance Certificate for such Applicable Period and (iii) the Borrower shall promptly pay to the Administrative Agent the accrued additional interest or commitment fees owing as a result of such increased Applicable Margin or Applicable Commitment Fee Rate for such twelve month period. This Section 10.19 shall not limit the rights of the Administrative Agent or the Lenders hereunder, including under Section 8.1.
[Signature Pages Follow]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

EXPLORER INVESTOR CORPORATION, as Holdings
By:	/s/ Ian Fujiyama
	Name:	Ian Fujiyama
	Title:	Vice President

EXPLORER MERGER SUB CORPORATION, as Initial Borrower
By:	/s/ Ian Fujiyama
	Name:	Ian Fujiyama
	Title:	Vice President

BOOZ ALLEN HAMILTON INC., as Surviving Borrower
By:	/s/ Ralph Shrader
	Name:	Ralph Shrader
	Title:	Chairman and Chief Executive Officer

By:	/s/ CG Appleby
	Name:	CG Appleby
	Title:	Secretary

CREDIT SUISSE, CAYMAN ISLANDS BRANCH as Administrative Agent, Collateral Agent, Issuing Lender, Swingline Lender and a Lender
By:	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Director

By:	/s/ Shaheen Malik
	Name:	Shaheen Malik
	Title:	Associate

BANK OF AMERICA, N.A., as Syndication Agent and a Lender
By:	/s/ Bradford Jones
	Name:	Bradford Jones
	Title:	Managing Director

LEHMAN BROTHERS COMMERCIAL BANK, as a Lender and Documentation Agent
By:	/s/ Darren S. Lane
	Name:	Darren S. Lane
	Title:	Operations Officer

C.I.T. LEASING CORPORATION, as Documentation Agent
By:	/s/ Greg Wheeless
	Name:	Greg Wheeless
	Title:	Director

SUMITOMO MITSUI BANKING CORPORATION, as Lender and Documentation Agent
By:	/s/ Yoshihiro Hyakutome
	Name:	Yoshihiro Hyakutome
	Title:	General Manager

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender
By:	/s/ Martin J. Mahoney
	Name:	Martin J. Mahoney
	Title:	Duly Authorized Signatory

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ Steven S. Kerr
	Name:	Steven S. Kerr
	Title:	Managing Director

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, as Lender
By:	/s/ Charles Stewart
	Name:	Charles Stewart
	Title:	Vice President

NATIXIS, as Lender
By:	/s/ Edward N. Parkes IV
	Name:	Edward N. Parkes IV
	Title:	Director

By:	/s/ Harold Birk
	Name:	Harold Birk
	Title:	Managing Director

CIT BANK, as Lender
By:	/s/ Daniel Burnett
	Name:	Daniel Burnett
	Title:	Authorized Signatory

CALYON NEW YORK BRANCH, as Lender
By:	/s/ A. Averbukh
	Name:	A. Averbukh
	Title:	Managing Director

By:	/s/ Elvis Grgurovic
	Name:	Elvis Grgurovic
	Title:	Director

SCHEDULES
to
CREDIT AGREEMENT1
among
EXPLORER INVESTOR CORPORATION,
EXPLORER MERGER SUB CORPORATION,
as the Initial Borrower,
BOOZ ALLEN HAMILTON INC.,
as the Surviving Borrower,
The Several Lenders from Time to Time Parties Hereto,
CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent,
BANK OF AMERICA, N.A.,
as Syndication Agent,
LEHMAN BROTHERS COMMERICAL BANK,
C.I.T. LEASING CORPORATION and
SUMITOMO MITSUI BANKING CORPORATION,
as Documentation Agents.
and
CREDIT SUISSE,
as Issuing Lender
Dated as of July 31, 2008

BANC OF AMERICA SECURITIES, LLC,
CREDIT SUISSE SECURITIES (USA) LLC,
LEHMAN BROTHERS INC.
and
SUMITOMO MITSUI BANKING CORPORATION
as Joint Lead Arrangers and Joint Bookrunners

[1] Capitalized terms used but not defined in this Disclosure Schedule shall have the meanings assigned in the Credit Agreement

Schedule 1.1
to Credit Agreement
Excluded Subsidiaries
Booz Allen Hamilton Intellectual Property Holdings, LLC

Schedule 2.1
to Credit Agreement
Commitments

	Revolving	Tranche A Term	Tranche B Term
Lender	Commitment	Commitment	Commitment
Credit Suisse	$21,250,000.00	$6,666,666.67	$355,333,333.34
Lehman Brothers Commercial Bank	$21,250,000.00	$3,333,333.33	$177,666,666.66
Bank of America, N.A.	$21,250,000.00	—	—
Sumitomo Mitsui Banking Corporation	$21,250,000.00	$20,000,000.00	—
CIT Bank	$15,000,000.00	$20,000,000.00	—
Bank of Tokyo-Mitsubishi UFJ Trust Company	—	$20,000,000.00	—
Calyon New York Branch	—	$35,000,000.00	$5,000,000.00
General Electric Capital Corporation	—	$5,000,000.00	$25,000,000.00
Natixis	—	$3,000,000.00	$12,000,000.00
The Bank of Nova Scotia	—	$12,000,000.00	$10,000,000.00

Total	$100,000,000.00	$125,000,000.00	$585,000,000.00

Schedule 4.3
to Credit Agreement
Existence; Compliance with Law
Booz Allen Transportation Inc. is not in good standing due to New York State franchise tax returns missing and franchise tax payments past due for the following periods: 9/30/1989 and 10/31/2002 including 9/30/2002, 9/30/2003 and 3/31/2006 MTA Surcharge Reports.

Schedule 4.4
to Credit Agreement
Consents, Authorizations, Filings and Notices
Government Approvals:
None.
Consents:
None.

Schedule 4.6
to Credit Agreement
Litigation
None.

Schedule 4.8A
to Credit Agreement
Excepted Property
None.

Schedule 4.8B
to Credit Agreement
Owned Real Property
None.
Leased Real Property

			ZIP	Commencement/	Expiry
OFFICE	ADDRESS	LOCATION	CODE	Renewal Date	Date
EXEC SUITE [7]	6565 Americas Parkway, 215 — 218	Albuquerque, NM	87110	12/1/2006, 10/1/2007	9/30/2008

OFFICE	6363 Walker Lane	Alexandria, VA	22301	3/6/2007	7/31/2012

OFFICE	134 National Business Parkway, Suite 100, 200 & 300	Annapolis Junction, MD	20701	5/19/1999	9/30/2009

OFFICE	304 Sentinel Drive	Annapolis Junction, MD	20701	1/1/2006	12/31/2015

OFFICE	2345 Crystal Drive, Suite 913	Arlington, VA	22202	6/1/1994, 4/1/2007	3/31/2011

OFFICE	1530 Wilson Boulevard, Suite 100	Arlington, VA	22209	10/10/2003	10/31/2008

OFFICE	3811 N. Fairfax Drive (10th Fl)	Arlington, VA	22203	11/14/2002	11/30/2009

OFFICE	4001 N. Fairfax Drive, Suite 750	Arlington, VA	22203	10/1/1995	12/31/2010

OFFICE	3811 N. Fairfax Drive, Suite 600 (6th Fl)	Arlington, VA	22203	11/14/2001, 2/20/2007	11/30/2011

OFFICE	1550 Crystal Drive, Suite 1100	Arlington, VA	22202	2/1/1994, 1/1/2007	12/31/2011

DUPLICATE	1550 Crystal Drive, Suite 1205	Arlington, VA	22202	9/1/1998, 1/1/2007	12/31/2011

OFFICE	33 Pervaya Magistralnaya Street, Suite 1002	Astana, Kazakhstan		1/1/2007	12/31/2008

OFFICE [7]	230 Peachtree Street, Suite 2100	Atlanta, GA	30303	7/1/1999, 7/1/2004	6/30/2012

			ZIP	Commencement/	Expiry
OFFICE	ADDRESS	LOCATION	CODE	Renewal Date	Date
APARTMENT [3,1]	J. Jabbarly Street, 44	Baku, Azerbaijan		9/1/2006	11/30/2008

DIRECT CHARGE — Storage	201 N. Charles Street	Baltimore, MD	21201	6/18/1997, 5/25/2005	M-T-M

OFFICE	201 N. Charles Street, Suite 1201	Baltimore, MD	21201	6/1/1996, 6/6/2007	9/30/2010

OFFICE [7]	4692 Millenium Drive, Suite 200	Belcamp, MD		4/1/2006	3/31/2013

EXPANSION SPACE	4692 Millenium Drive, Suite 300	Belcamp, MD		4/1/2008	3/31/2013

USAID OFFICE	24, Smiljaniceva Street	Belgrade, Serbia		9/1/2006	1st floor: 9/30/2010; 2nd floor: 9/30/2008

USAID OFFICE	17, Dalmatiuska Street	Belgrade, Serbia		3/1/2008	2/28/2011

OFFICE	22 Batterymarch Street, 2nd and 5th Floors	Boston, MA	02109	3/1/2000	2/28/2010

STORAGE	22 Batterymarch Street	Boston, MA	02109	6/15/2000	2/28/2010

EXEC SUITE	35 Corporate Drive, 4th floor	Burlington, MA	1803	8/1/2006, 1/1/2008	12/31/2008

OFFICE	15059 Conference Center Drive, 3rd Floor	Chantilly, VA	22021	4/1/2001, 4/1/2008	3/31/2013

OFFICE	Ashley Center, 4401 Belle Oaks Drive, Suite 310	Charleston, SC	29405	9/1/2002, 9/1/2007	8/31/2012

OFFICE	1001 Research Park Blvd, Suite 300	Charlottesville, VA	22911	2/12/2007	2/28/2012

DIRECT CHARGE [1]	1450 Academy Park Loop, 2nd Floor	Colorado Springs, CO	80910	12/15/2004, 10/1/2007	8/31/2008

OFFICE	121 South Tejon Street (Plaza of the Rockies) (9th fl)	Colorado Springs, CO	80910	10/28/2002, 5/1/2004	4/30/2009

DUPLICATE	121 South Tejon Street (Plaza of the Rockies) 11th Fl	Colorado Springs, CO	80910	12/18/2006	12/31/2011

DUPLICATE	121 South Tejon Street (Plaza of the Rockies) (10th fl)	Colorado Springs, CO	80910	10/1/2003	5/31/2014

DIRECT CHARGE / License Agreement	1050 North Newport Drive	Colorado Springs, CO	80916	9/1/2007	M-T-M

			ZIP	Commencement/	Expiry
OFFICE	ADDRESS	LOCATION	CODE	Renewal Date	Date
OFFICE [1]	1900 Founders Drive, Suite 300	Dayton, OH (Kettering)	45420	12/1/2002, 2/1/2008	11/30/2012

Direct Charge	17286 Dumfries Road	Dumfries, VA	22026	9/1/2006	M-T-M

EXECUTIVE SUITE	2530 Meridian Parkway	Durham, NC	27713	5/13/2008	9/30/2008

OFFICE	151 Industrial Way East	Eatontown, NJ	07724	7/9/1993, 5/1/2004	4/30/2009

DUPLICATE	151 Industrial Way East, Building C	Eatontown, NJ	07724	10/20/2006	4/30/2009

DIRECT CHARGE / License Agreement [5]	2350 E. El Segundo Boulevard	El Segundo, CA	90245	10/1/2004, 10/1/2007	9/30/2010

OFFICE [1]	5201 Leesburg Pike, Suite 400	Falls Church, VA	22041	4/1/1998, 4/1/2002, 4/1/2007	6/30/2009

DIRECT CHARGE — Storage	Skyline 3, 5201 Leesburg Pike	Falls Church, VA	22041	9/1/2001	6/14/2009

DIRECT CHARGE — Storage	Skyline 5, 5111 Leesburg Pike, B100	Falls Church, VA	22041	9/1/2001	6/14/2009

OFFICE	5205 Leesburg Pike, Suite 402	Falls Church, VA	22041	1/1/2001	12/31/2010

EXECUTIVE SUITE	5235 Westview Drive, Suite 100	Frederick, MD	21073	7/14/2008	7/31/2009

OFFICE	5299 DTC Boulevard, Suite 410	Greenwood Village, CO	80111	9/22/1997, 10/1/2007	9/30/2010

OFFICE [1]	1331 Ashton Road, Ste C&E	Hanover, MD	21076	10/15/1998, 10/1/2007	9/30/2008

OFFICE	13200 Woodland Park Road	Herndon, VA	20171	7/19/2004	12/31/2015

DUPLICATE [1,2]	737 Bishop Street, Suite 2800, Mauka Tower	Honolulu, HI	96813	8/7/2000, 4/22/2003, 6/6/2008	8/31/2009

OFFICE	733 Bishop Street, Suite 3000, Makai Tower	Honolulu, HI	96813	3/1/2005	8/31/2009

OFFICE	2525 Bay Area Boulevard, Suite 290	Houston, TX	77058	4/1/1992, 4/1/2008	8/31/2008 (negotiating 1-yr. extension)

			ZIP	Commencement/	Expiry
OFFICE	ADDRESS	LOCATION	CODE	Renewal Date	Date
OFFICE[9]	2625 Bay Area Boulevard, Suite 550	Houston, TX	77058	4/1/2007, 4/1/2008	8/31/2008

OFFICE	Cummings Research Park, Suite 200, 6703 Odyssey Drive	Huntsville, AL	35806	10/24/2003, 2/1/2007	1/31/2012

EXEC SUITE	8888 Keystone Crossing, Suite 1300	Indianapolis, IN	46240	9/1/2006, 6/14/2007	7/31/2009

OFFICE	7th Floor, Menara BDN, JI. M.H. Thamrin No. 5, Jakarta Pusat	Jakarta, Indonesia	10340	12/1/2006	9/30/2009

OFFICE	1 Pasquerilla Plaza, Suite 128	Johnstown, PA	15901	10/15/2005	10/31/2010

EXEC SUITE	2300 Main Street, Suite 900	Kansas City, MO	64108	2/1/2007, 2/1/2008	1/31/2009

OFFICE	12B/V Igorivska Street, 5th Floor	Kiev, Ukraine		4/1/2007	12/9/2008

OFFICE	9500 Hillwood Drive, Suite 140	Las Vegas, NV	89134	4/13/2004, 5/1/2007	4/30/2010

OFFICE [7]	The Abernathy Bldg., 1122 North Second St.	Leavenworth, KS	66048	7/1/2001, 7/22/2005, 9/1/2007	7/31/2010

OFFICE	46950 Bradley Blvd	Lexington Park, MD	20653	10/1/1991	9/30/2008

DUPLICATE	46950 Bradley Blvd, Building #2	Lexington Park, MD	20653	12/1/1998	9/30/2008

TEMP OFFICE	46610 Expedition Drive, Suite 100	Lexington Park, MD	20653	9/15/2006	9/30/2008

Sublease 1 office	46610 Expedition Drive, Suite 101	Lexington Park, MD	20653	1/1/2007	M-T-M

DUPLICATE	900 Elk Ridge Landing Road, Airport Square II	Linthicum, MD	21090	8/26/1996	9/30/2008

OFFICE	900 Elk Ridge Landing Road, Airport Square II	Linthicum, MD	21090	9/1/2003	9/30/2008

OFFICE	515 S. Flower Street, 36th Floor (REGUS)	Los Angeles, CA	90071	4/15/08	4/30/2009

DUPLICATE	5220 Pacific Concourse Drive, Suite 390	Los Angeles, CA	90045	9/28/92, 10/1/07	7/31/2009

OFFICE	5220 Pacific Concourse Drive, 2nd Floor	Los Angeles, CA	90045	7/13/04	7/31/2009

OFFICE	8281 Greensboro Drive	McLean, VA	22102	1/1/1992	12/31/2010

OFFICE	8251 Greensboro Drive	McLean, VA	22102	6/4/1993	12/31/2010

DUPLICATE	8251 Greensboro Drive	McLean, VA	22102	5/1/2004	12/31/2010

OFFICE	8283 Greensboro Drive	McLean, VA	22102	1/21/1996	1/31/2011

			ZIP	Commencement/	Expiry
OFFICE	ADDRESS	LOCATION	CODE	Renewal Date	Date
OFFICE	8285 Greensboro Drive	McLean, VA	22102	1/2/2000	1/31/2012

OFFICE	8255 Greensboro Drive	McLean, VA	22102	4/2/2002	6/30/2014

EXEC SUITE	6767 N. Wickham Road, Suite A-401	Melbourne, FL	32940	07/12/05	12/31/2008

EXEC SUITE	5201 Blue Lagoon Drive, 9th Floor	Miami, FL	33126	7/1/2006	6/30/2009

EXEC SUITE	2501 Liberty Parkway, Suite 200	Midwest City, OK	73110	8/1/2007	7/31/2009

OFFICE	430 Davis Drive, Suite 150	Morrisville, NC	27560	3/1/2005	5/31/2010

OFFICE	Office 28, Building 1, Entrance 3 House 7/5, Bol’shaya Dmitrovka Street	Moscow, Russia	12	4/1/2004	3/31/2009

OFFICE[1,2]	111 Veterans Boulevard, Suite 230	New Orleans, LA	70005	3/31/2002, 3/21/2007	3/31/2009

OFFICE	Three Gateway Center, Suite 1625,100 Mulberry Street	Newark, NJ	07102	6/20/1996, 7/1/2006	6/30/2009

OFFICE	221 Third Street, 6th Floor, Admiral’s Gate Tower	Newport, RI	02840	11/1/1998, 11/1/2007	10/31/2010

OFFICE	Twin Oaks II, 5800 Lake Wright Drive — 1st, 3rd, 4th floors	Norfolk, VA	23502	4/1/2002	4/30/2010

DIRECT CHARGE1 or 6	39555 Orchard Hill Place, Suite 600	Novi, MI	48375	10/1/2007	7/31/2008

OFFICE [4]	1003 E. Wesley Drive, Suite C	O’Fallon, IL	62269	12/6/2007	12/5/2012

OFFICE [1]	1299 Farnam Street, Suite 1230	Omaha, NE	68102	4/1/2003, 4/15/2008	6/30/2010

OFFICE	6825 Pine Street, Suite 358	Omaha, NE	68106	8/29/07	8/28/2012

EXEC SUITE	333 City Boulevard West — 17th Floor	Orange, CA	92868	10/1/2005, 4/1/2007	6/30/2008

OFFICE	13501 Ingenuity Drive, Suite 228, One Resource Square	Orlando, FL	32826	12/1/1999, 6/1/2004	11/30/2009

OFFICE	6710 Oxon Hill Road	Oxon Hill, MD	20745	5/7/2008	5/6/2013

OFFICE	220 West Garden Street, Suite 600	Pensacola, FL	32502	3/28/2005	1/31/2011

			ZIP	Commencement/	Expiry
OFFICE	ADDRESS	LOCATION	CODE	Renewal Date	Date
OFFICE	1818 Market Street, 27th Floor	Philadelphia, PA	19103	11/8/1999, 11/1/2004	3/31/2010

DIRECT CHARGE	Pueblo Union Depot, 104 West B Street	Pueblo, CO	81003	11/7/2005, 1/1/2008	12/31/2008

LICENSE AGREEMENT (for one person in ACWA Public Outreach Office)	104 West B Street	Pueblo, CO	81003	11/7/2005	M-T-M

OFFICE	1003-D N. Wilson Road	Radcliff, KY	40160	12/1/2006	11/30/2009

DIRECT CHARGE	1000 Commercial Drive, Suite #2	Richmond, KY	40475	1/5/2006	12/31/2008

License Agreement	900 E North Heritage Drive, Suite 1	Ridgcrest, CA	93555	12/1/2006	2/29/2009

OFFICE	Rock Island Arsenal, Building 62, Ground Floor, West Wing	Rock Island, IL	61299	4/27/2007	7/31/2008

OFFICE [6]	12345 Parklawn Drive	Rockville, MD	20852	10/2/1998, 8/1/2006	7/31/2008

OFFICE [6]	6010 Executive Blvd	Rockville, MD	20852	5/14/1999, 6/1/2001, 8/1/2006	7/31/2008

OFFICE [4,2]	One Preserve Parkway, 2600 Tower Oaks Blvd.	Rockville, MD	20852	2/15/08	10/31/2015

OFFICE	1101 Wootton Parkway, Suite 800	Rockville, MD	20852	3/15/2003	3/31/2013

OFFICE	500 Avery Lane	Rome, NY	13421	7/1/2008	6/30/2013

OFFICE	201 South Main Street, Suite 950	Salt Lake City, UT	84111	5/10/2005	6/30/2010

OFFICE	4241 Piedras Drive East, Suite 165	San Antonio, TX	78228	9/1/2001, 1/13/2005	1/12/2010

OFFICE	700 N. St. Mary’s St., Suite 700 (Riverwalk Plaza)	San Antonio, TX	78205	10/28/2002	7/31/2011

DUPLICATE	1615 Murray Canyon, Suite 900	San Diego, CA	92108	2/17/2004	5/31/2009

DUPLICATE	1615 Murray Canyon, Suite 140 & 615	San Diego, CA	92108	7/20/2006	7/31/2011

DUPLICATE	1615 Murray Canyon, Suite 800 (w/1010 &300)	San Diego, CA	92108	9/1/1996, 1/12/2006	5/31/2012

DUPLICATE	1615 Murray Canyon, Suite 1010 (w/800 & 300	San Diego, CA	92108	12/16/98, 1/12/2006	5/31/2012

			ZIP	Commencement/	Expiry
OFFICE	ADDRESS	LOCATION	CODE	Renewal Date	Date
DUPLICATE	1615 Murray Canyon, Suite 300 (w/800 & 1010)	San Diego, CA	92108	6/10/2000, 1/12/2006	5/31/2012

OFFICE	3201 Airpark Drive, Suite 202	Santa Maria, CA	93455	3/1/2002, 5/12/2007	5/11/2010

OFFICE	101 California Street, Suite 3300	San Francisco, CA	94111-5855	12/15/1994	1/21/2014

EXEC SUITE	1990 Main Street, Suite 737, 739, 741 & 748	Sarasota, FL	34236	2/1/2008	1/31/2009

EXEC SUITE [4]	720 Olive Way, Suite 1250	Seattle, WA	98101	9/1/2007	8/31/2012

License Agreement	500 N. Garden Avenue, 1B	Sierra Vista, AZ	85635	11/1/2007	10/31/2008

OFFICE [4]	2/4 Nikola Vapcarov St	Skopje, Macedonia		11/20/2006	9/28/2011

OFFICE	25 Center Street, Suite 103	Stafford, VA	22556	7/16/2001, 8/1/2006	7/31/2011

DIRECT CHARGE	385 Moffett Park Drive, Suite 200	Sunnyvale, CA	94089	6/1/2005	5/31/2010

OFFICE	4890 W. Kennedy Boulevard, Suite 400, 475	Tampa, FL	33609	12/1/1992, 10/1/2006	9/30/2009

EXEC SUITE	7 Bambis Rigi St.	Tbilisi, Georgia	0105	4/20/2006	1/20/2009

OFFICE [4]	2900 100 Street	Urbandale, IA	50322	3/26/2007	3/31/2012

EXEC SUITE1	308 N. Davis Drive, Suite 120	Warner Robins, Georgia	31088	5/1/2007, 10/31/2007, [To be fully executed]	4/30/2009

SUBLEASE	East Columbia Square, 555 13th Street N.W., Suite 480	Washington, DC	20004	5/1/1998, 1/1/2006	2/28/2009

SUBLEASE	700 13th Street, N.W.	Washington, DC	20005	8/22/2003	1/31/2012 (lease) 1/30/2012 (sublease)

OFFICE	1201 M Street, S.E., Suite 220	Washington, DC	20003	11/12/2001, 12/1/2006	11/30/2009

OFFICE	955 L’Enfant Plaza North, S.W. Suite 5300	Washington, DC	20024	11/19/2004	11/30/2009

DIRECT CHARGE	One Technology Drive, 2nd Floor	Westborough, MA	01581	4/19/2007	4/27/2010

			ZIP	Commencement/	Expiry
OFFICE	ADDRESS	LOCATION	CODE	Renewal Date	Date
OFFICE	Dragon Hill Lodge, Bldg 40508, South Post, Yongson	Seoul, South Korea		4/1/08	3/31/09
Note: 1: Lease Renewal/Extension; 2: Waiting for signed Lease; 3: Mail Drop or Apartment; 4: New Office; 5: Temp Office; 6: Closing Office; 7: Expansion; 8: Renovation; 9: Relocating

Schedule 4.14
to Credit Agreement
Subsidiaries
(a) Subsidiaries – All Subsidiaries, other than Booz Allen Hamilton Intellectual Property Holdings, LLC, are restricted on the Closing Date.

	Jurisdiction of		Class of Equity	Percent
Entity	Incorporation	Parent	Interest	Held
Aestix, Inc.	Delaware	Booz Allen Hamilton Inc.	Common Stock	100%
			Preferred Stock	100%
ASE, Inc.	Delaware	Booz Allen Hamilton Inc.	Common Stock	100%
Booz Allen Hamilton Intellectual Property Holdings, LLC	Delaware	Booz Allen Hamilton Inc.	Class A Member Interest	100% of Class A Member Interests
Booz Allen Transportation Inc.	New York	Booz Allen Hamilton Inc.	Common Stock	100%
Aestix (UK) Ltd.	United Kingdom	Aestix, Inc.	Ordinary Shares	100%
(b) Outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to officers, employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock the Borrower or any of its Restricted Subsidiaries:
None.

Schedule 4.17
to Credit Agreement
U.C.C. Filing Jurisdictions

Entity Name	Office
ASE, Inc.	Delaware Secretary of State
Department of Corporations
Uniform Commercial Code Division
401 Federal Street
Dover, DE 19901

Aestix, Inc.	Delaware Secretary of State
Department of Corporations
Uniform Commercial Code Division
401 Federal Street
Dover, DE 19901

Booz Allen Hamilton Inc.	Delaware Secretary of State
Department of Corporations
Uniform Commercial Code Division
401 Federal Street
Dover, DE 19901

Booz Allen Transportation Inc.	The Division of Corporations, State
Records and Uniform Commercial Code
One Commerce Plaza
99 Washington Avenue, Suite 600
Albany, NY 12231

Explorer Investor Corporation	Delaware Secretary of State
Department of Corporations
Uniform Commercial Code Division
401 Federal Street
Dover, DE 19901

Explorer Merger Sub Corporation	Delaware Secretary of State
Department of Corporations
Uniform Commercial Code Division
401 Federal Street
Dover, DE 19901

Schedule 6.10
to Credit Agreement
Post-Closing Undertakings
Evidence that Booz Allen Transportation Inc. is in good standing with the New York State Department of Taxation and Finance to be delivered to Administrative Agent no later than 60 days following the Closing Date.

Schedule 7.2(d)
To Credit Agreement
Existing Indebtedness
Outstanding Letters of Credit

Issuing Lender	Reference #	Beneficiary	Issue Date	Expiry Date	Currency	USD Amount
Citibank	NY-61640142 Lease	Citibank International (London)—Moscow Lease	04/19/05	10/31/09	USD	$62,675.00
Citibank	NY-63661500 Bid Bond	Citibank, Romania—Ministry fro Small and Medium Size Enterprises	04/23/08	Expires Citibank Romania 12/30/08; Expires Citibank New York 01/31/09	LEI	$7,094.23
Citibank	NY-61667052 Performance	Citibank UAE—GHQ Armed Forces	07/05/07	Expires Citibank UAE 07/31/17; Expires Citibank New York 08/31/17	AED	$82,719.00
Citibank	NY-61671197 Performance	Citibank Egypt—Fast Missile Craft	12/11/07	10/01/08	USD	$150,000.00
JP Morgan Chase Manhattan Bank	T-247850 Financial	ACE—Workers’ Comp Guarantee	04/28/04	Open-Ended	USD	$845,585.00

Schedule 7.3(f)
to Credit Agreement
Existing Liens

			Secured		Original	Original
Debtor	Jurisdiction	Filing	Party	Collateral	File Date	File No.
Booz Allen Hamilton Inc.	Delaware Secretary of State	UCC Continuation	BLC Corporation	Leased equipment	02/09/06	60494369

Booz Allen Hamilton Inc.	Delaware Secretary of State	UCC Continuation	BLC Corporation	Leased equipment	01/03/07	70024322

Booz Allen Hamilton Inc.	Delaware Secretary of State	UCC Continuation	Financial Leasing Corporation	Leased equipment	01/03/07	70024199

Booz Allen Hamilton Inc.	Delaware Secretary of State	UCC Continuation	BLC Corporation	Leased equipment	09/18/07	73516696

Booz Allen Hamilton Inc.	Delaware Secretary of State	UCC-1	McGrath Rentcorp and TRS-Rentelco	Leased equipment	07/11/08	20082384954
Liens of Booz Allen Transportation Inc. arising from New York State franchise tax returns missing and franchise tax payments past due for the following periods: 9/30/1989 and 10/31/2002 including 9/30/2002, 9/30/2003 and 3/31/2006 MTA Surcharge Reports.
The patent application for “Apparatus, method and computer readable medium for evaluating a network of entities and assets” has not yet been assigned to Booz Allen Hamilton Inc. An assignment to Booz Allen Hamilton Inc. will be filed within 30 days after the date hereof.

Schedule 7.7
to Credit Agreement
Existing Investments
Wholly-Owned Unrestricted Subsidiaries: Booz Allen Hamilton Intellectual Property Holdings, LLC
Fee for Equity:

			Net
			Asset		Number of
Company Name	Cost Basis	Reserve	Value	Class of Equity Interests	Interests
Vocatus	$152,722.80	(152,722.80)	$0	Undetermined	5,916.00
Dotphone Company	$66,960.60	(66,960.60)	$0	B Ordinary	26,100.00
Sharemax I (1)	$629,615.10	(629,615.10)	$0	Common Stock 5/22/00	251,776.80
				Series C Preferred 1/29/01	2,037,598.20
				Common Stock 1/31/01	283,248.90
				Common Stock 1/31/01	509,399.40
				Series C Preferred 1/31/01	5,784,061.80
Sharemax II	$161,040.00	(161,040.00)	$0	See above
Sharemax PH II	$270,000.00	(270,000.00)	$0	See above
Greyhound	$300,523.20	(300,523.20)	$0	Preferred Stock	226,752.60
Transportmax (2)	$1,500,000.00	(1,500,000.00)	$0	N.A.	N.A.
Clearforest	$59,441.40	(59,441.40)	$0	Series B3 Preferred	56,341.80
Daleen	$8,949.60	(8,949.60)	$0	Options on Common Stock Expires 2/9/2010	1,800.00
Schema	$36,405.00	(36,405.00)	$0	Ordinary Shares	10,638.00
Quentra	$75,000.00	(75,000.00)	$0	Common Stock	11,242.50
Oceanconnect	$180,661.50	(180,661.50)	$0	Common Stock	60,000.00
Cci (Convergence Communications, Inc.)	$36,000.00	(36,000.00)	$0
Eutex	$409,257.60	(409,257.60)	$0	Common Stock	5,638.50
Eyematic PH I and II	$142,070.40	(142,070.40)	$0	Series C Preferred	70,406.70
				Warrants (Expiry 5/20/2012 or five years after IPO)	34,265.70

Minority Equity:

			Net Asset		Number of
Company Name	Cost Basis	Reserve	Value	Class of Equity Interests	Interests
Panthea	$1,205,920	$(1,080,000)	$125,920	Series A	228,021.00
				Series B	443,979.00

Logispring	$851,281	$0	$851,281	Preferred B Shares	7.50
				Common B Shares	1,500.00

(1)	Shares represent amounts for all Sharemax tranches

(2)	Not Applicable — Not a Minority Equity Stake

Schedule 7.12
to Credit Agreement
Existing Negative Pledge Clauses
None.

EXECUTION COPY
EXHIBIT A
FORM OF GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT

made by

EXPLORER INVESTOR CORPORATION,
EXPLORER MERGER SUB CORPORATION,
as the Initial Borrower,
BOOZ ALLEN HAMILTON INC.,
as the Surviving Borrower,

and the Subsidiary Guarantors party hereto

in favor of

CREDIT SUISSE,
as Collateral Agent

Dated as of ____ __, 20__

Page
7.2	Duty of Collateral Agent	A-22
7.3	Execution of Financing Statements	A-23
7.4	Authority of Collateral Agent	A-23

SECTION 8.	MISCELLANEOUS	A-23
8.1	Amendments in Writing	A-23
8.2	Notices	A-23
8.3	No Waiver by Course of Conduct; Cumulative Remedies	A-24
8.4	Enforcement Expenses; Indemnification	A-24
8.5	Successors and Assigns	A-24
8.6	Set-Off	A-24
8.7	Counterparts	A-24
8.8	Severability	A-25
8.9	Section Headings	A-25
8.10	Integration	A-25
8.11	GOVERNING LAW	A-25
8.12	Submission To Jurisdiction; Waivers	A-25
8.13	Acknowledgements	A-25
8.14	Additional Guarantors and Grantors	A-26
8.15	Releases	A-26
8.16	WAIVER OF JURY TRIAL	A-27

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Legal Name, Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Intellectual Property
Schedule 5(a)	Material Deposit Accounts
Schedule 5(b)	Material Securities Accounts
Schedule 6	Material Government Contracts

ANNEXES

Annex I	Assumption Agreement
Annex II	Acknowledgement and Consent

GUARANTEE AND COLLATERAL AGREEMENT
          GUARANTEE AND COLLATERAL AGREEMENT, dated as of ___, 20___, made by each of the signatories hereto, in favor of Credit Suisse, as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of July 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Explorer Investor Corporation, a Delaware corporation (“Holdings”), Explorer Merger Sub Corporation, a Delaware corporation (the “Initial Borrower”), Booz Allen Hamilton Inc., a Delaware corporation into which the Initial Borrower shall be merged (“Booz Allen” or the “Surviving Borrower”), the Lenders, Credit Suisse, as Collateral Agent and Administrative Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners.
W I T N E S S E T H:
          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower (as defined below) upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor (as defined below);
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties;
          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:
SECTION 1. DEFINED TERMS
     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: “Accession”, “Account”, “As-Extracted Collateral”,

“Certificated Securities”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Document”, “Equipment”, “Farm Products”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Right”, “Securities Account”, “Securities Intermediary”, “Security” and “Uncertificated Securities”.
     (b) The following terms shall have the following meanings:
          “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Borrower”: (a) at any time prior to the consummation of the Merger Transactions, the Initial Borrower and (b) upon and at any time after the consummation of the Merger Transactions, the Surviving Borrower.
          “Borrower Cash Management Obligations”: to the extent that the Borrower so agrees in the applicable agreements therefor, the collective reference to all obligations and liabilities of the Borrower and the other Loan Parties (including, to the extent that such agreements so provide and without limitation, interest accruing at the then applicable rate provided in the Specified Cash Management Arrangement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to any Lender or any Affiliate of any Lender (or any Lender or any Affiliate thereof at the time such Specified Cash Management Arrangement was entered into) (each, a “Cash Management Provider”), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Cash Management Arrangement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, to the extent that such agreements so provide and without limitation, all fees and disbursements of counsel to the relevant Lender or Affiliate thereof that are required to be paid by the Borrower pursuant to the terms of any Specified Cash Management Arrangement) so long as the relevant Cash Management Provider executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which, unless the Collateral Agent agrees otherwise, the relevant Cash Management Provider (i) appoints the Administrative Agent as its agent under the applicable Specified Cash Management Arrangement and (ii) agrees to be bound by the provisions of Sections 9.3, 9.7, 10.11 and 10.12 of the Credit Agreement.
          “Borrower Credit Agreement Obligations”: the collective reference to the unpaid principal of and interest on the Loans (including, for the avoidance of doubt, any New Loans), the Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to the Administrative Agent, the Collateral Agent or any other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, to the

Collateral Agent or to the other Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
          “Borrower Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of the Borrower and any other Loan Party (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) to any Lender or any Affiliate of any Lender (or any Lender or any Affiliate thereof at the time such Specified Hedge Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Lender or Affiliate thereof that are required to be paid by the Borrower and/or such other Loan Party, as the case may be, pursuant to the terms of any Specified Hedge Agreement) so long as, unless the Collateral Agent agrees otherwise, the relevant Hedge Provider executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which the relevant Hedge Provider (i) appoints the Administrative Agent as its agent under the applicable Specified Hedge Agreement and (ii) agrees to be bound by the provisions of Section 9.3, 9.7, 10.11 and 10.12 of the Credit Agreement.
          “Borrower Obligations”: the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations and (iii) the Borrower Cash Management Obligations, but, as to clauses (ii) and (iii) hereof, only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto.
          “CLIN”: a JAMIS contract line item number with respect to a Government Contract.
          “Collateral”: as defined in Section 3.1.
          “Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.6.
          “Copyright Licenses”: with respect to any Grantor, all United States written license agreements naming such Grantor as licensor or licensee (including, without limitation, those listed in Schedule 4), granting any right under any Copyright, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell, and advertise for sale, all Inventory now or hereafter covered by such licenses.
          “Copyrights”: (i) with respect to any Grantor, all of such Grantor’s copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, in each case, owned by such Grantor in its own name, including, without limitation, all registrations, recordings, supplemental registrations and pending applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.
          “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

          “Foreign Subsidiary Voting Stock”: the voting Capital Stock of (i) any Foreign Subsidiary that is a Restricted Subsidiary or (ii) any Domestic Subsidiary, substantially all of the assets of which consist of the Capital Stock of one or more Foreign Subsidiaries.
          “Government Contract”: any contract to which a Loan Party is a party and a counterparty is a Governmental Authority to the extent such contract involves the performance of services or delivery of goods by or on behalf of such Loan Party to such Governmental Authority.
          “Governmental Authority” shall mean the government of the United States of America and any agency thereof.
          “Grantors”: the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided herein.
          “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
          “Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors that may become a party hereto as provided herein.
          “Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s rights, priorities and privileges relating to intellectual property, arising under the laws of the United States, including, without limitation, such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.
          “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.
          “Issuers”: the collective reference to each issuer of a Pledged Security.
          “Liens”: as defined in Section 3.1.
          “Material Deposit Accounts”: Deposit Accounts maintained by any Grantor within the United States, any State thereof or the District of Columbia with an outstanding balance of greater than $1,000,000, excluding Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees. Material Deposit Accounts as of the date hereof are listed on Schedule 5(a).

          “Material Government Contracts”: all Government Contracts listed on Schedule 6, and each Government Contract entered into after the date hereof:
(i) having a duration of one year or greater,
(ii) having one or more CLINs, which CLIN involves aggregate consideration payable (or expected gross revenue) by the applicable governmental entity to the applicable Loan Party of $2,500,000 or more over the term of the contract, including base period plus priced options (a “Material CLIN”); and
(iii) which are not subject to the provisions of Federal Acquisition Regulation 52.232-24 or any successor provision;
provided that “Material Government Contracts” shall not include any contract the existence of which may not be disclosed to the Secured Parties under applicable law, rule or regulations.
          “Material Securities Accounts”: Securities Accounts maintained by any Grantor within the United States, any State thereof or the District of Columbia with an outstanding balance of greater than $1,000,000. Material Securities Accounts as of the date hereof are listed on Schedule 5(b).
          “New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York.
          “Obligations”: (i) in the case of the Borrower, the Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.
          “Patent License”: with respect to any Grantor, all United States written license agreements providing for the grant by or to such Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
          “Patents”: with respect to any Grantor, all of such Grantor’s (i) letters patent of the United States, including, without limitation, any of the foregoing referred to in Schedule 4, (ii) applications for letters patent of the United States and all continuations and continuations in part thereof, including, without limitation, any of the foregoing referred to in Schedule 4, and (iii) rights to obtain any reissues or extensions of the foregoing, in each case, owned by such Grantor in its own name.
          “Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor in excess of $2,000,000 (or Intercompany Notes which, in the aggregate, are in excess of $2,000,000) and all other promissory notes issued to or held by any Grantor in excess of $2,000,000 (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
          “Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.
          “Pledged Stock”: the collective reference to (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than Excluded Capital Stock; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.
          “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
          “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
          “Securities Act”: the Securities Act of 1933, as amended.
          “Specified Cash Management Arrangement”: any cash management arrangement (a) entered into by (i) the Borrower or any other Loan Party and (ii) any Lender or any Affiliate thereof at the time such cash management arrangement was entered into, as counterparty, and (b) which has been designated by such Lender and the Borrower, by notice to the Collateral Agent not later than 90 days after the execution and delivery by the Borrower or such other Loan Party, as a Specified Cash Management Arrangement. The designation of any cash management arrangement as a Specified Cash Management Arrangement shall not create in favor of the Lender or Affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or any Guarantor Obligations.
          “Trademark License”: with respect to any Grantor, all United States written license agreements providing for the grant by or to such Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 4, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.
          “Trademarks”: with respect to any Grantor, all of such Grantor’s (i) trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith (except for “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of said Act has been filed), whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, and all United States common-law rights related thereto owned by such Grantor in its own name, including, without limitation, any of the foregoing referred to in Schedule 4, and (ii) the right to obtain all renewals thereof.
          “Unfunded Advances/Participations” : (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made its portion of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.2 of the Credit Agreement and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, (b) with respect to the Swingline Lender, the aggregate amount, if any, of participations in respect of any outstanding Swingline Loan that shall not have been funded by any Revolving Lender in accordance with Section 2.6(b) of the Credit Agreement and (c) with respect to any Issuing Lender, the aggregate amount, if any, of any participations in respect of Reimbursement Obligations that shall not have been funded by any L/C Participant in accordance with Section 3.4 of the Credit Agreement.

          “Vehicles”: aircraft and all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.
     1.2 Other Definitional Provisions. (a)The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
SECTION 2. GUARANTEE
     2.1 Guarantee.
     (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent, the other Secured Parties and their respective permitted successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
     (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
     (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, the Collateral Agent or any other Secured Party hereunder.
     (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.
     (e) No payment (other than payment in full) made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent, the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and other than contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, provided that any Guarantor shall be released from its guarantee contained in this Section 2 as provided in Section 8.15.
     2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent, the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.
     2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent, the Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent, the Collateral Agent and the other Secured Parties by the Borrower on account of the Borrower Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of such Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.
     2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent, the Collateral Agent or any other Secured Party may be rescinded by the Administrative Agent, the Collateral Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Collateral

Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, or the Supermajority Lenders, or all Lenders, or all Lenders directly affected thereby, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent, the Collateral Agent or any other Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.
     2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent, the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, with respect to the Loan Documents and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent, the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (other than a defense of payment or performance) (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower from the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Collateral Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower

Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
     2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim at the Funding Office.
SECTION 3. GRANT OF SECURITY INTEREST
     3.1 Grant of First Priority Security Interests. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (a) all Accounts;
     (b) all Chattel Paper;
     (c) all Deposit Accounts;
     (d) all Documents;
     (e) all Equipment;
     (f) all Fixtures;
     (g) all General Intangibles;
     (h) all Instruments, including the Pledged Notes;
     (i) all Intellectual Property;
     (j) all Inventory;
     (k) all Investment Property;
     (l) all books and records pertaining to the Collateral; and
     (m) to the extent not otherwise included, all Proceeds and products of any of the Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in (i) any leasehold interest in real property (and any Fixtures relating thereto) and any Fixtures relating to any owned real property to the extent that the Collateral Agent is not entitled to a security interest with respect to such owned real property under the terms of the Credit Agreement, (ii) any Vehicles and all Proceeds thereof, (iii) any property to the extent that such grant of a security interest is (A) prohibited by any Requirements of Law of a Governmental Authority, (B) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or (C) prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument, (including any permitted liens, leases and licenses) or other document evidencing or giving rise to such property in each case with any third party, joint venture or non wholly-owned Subsidiary and any organizational, shareholder or similar agreements of any non-wholly owned Subsidiary or joint venture; except in the case of clauses (A), (B) or (C), to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or organizational, shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (iv) any Collateral that constitutes Equipment subject to a certificate of title statute, Farm Products, Accessions, Letter-of-Credit Rights, Commercial Tort Claims and As-Extracted Collateral, (v) any Collateral to the extent the granting of such security interest would result in adverse tax consequences as reasonably determined by the Administrative Agent, or as to which the Administrative Agent reasonably determines that the burden or cost of obtaining a security interest or perfection thereof is excessive when compared to the benefit to the Secured Parties of the security to be afforded thereby (in each case as confirmed by written notice to the Borrower), and (vi) equity interests in and assets of Unrestricted Subsidiaries and Immaterial Subsidiaries. It is hereby understood and agreed that any Property described in the preceding proviso, and any Property that is otherwise expressly excluded from clauses (a) through (m) above, shall be excluded from the definition of “Collateral”.
SECTION 4. REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent, the Collateral Agent and the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower, each Guarantor and each Grantor hereby represents and warrants to each of the Administrative Agent, the Collateral Agent and each other Secured Party that:
     4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement to the extent they refer to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each of the Administrative Agent, the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.
     4.2 Title; No Other Liens. Except as otherwise permitted under Section 7.3 of the Credit Agreement, such Grantor owns or has rights in each item of the Collateral free and clear of any and all Liens. Except as otherwise permitted under Section 7.3 of the Credit Agreement, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements that have been filed without the consent of the Grantor. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned, licensed or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent, the Collateral Agent and each other Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease, license or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
     4.3 Names; Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s full and correct legal name, jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 3.
     4.4 Pledged Securities. On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:
     (a) with respect to the shares of Pledged Stock issued by the Borrower and any other Restricted Subsidiary, have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and
     (b) constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.
     4.5 Intellectual Property.
     (a) Schedule 4 lists all material Copyright registrations, Copyright Licenses, Trademark applications and registrations, Trademark Licenses, Patent applications and Patents and Patent Licenses owned by such Grantor in its own name on the date hereof.
     (b) Except as set forth in Schedule 4, on the date hereof, none of the Copyrights, Patents or Trademarks is the subject of any material licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, which is not in the ordinary course of such Grantor’s business.
     4.6 Material Deposit Accounts and Material Securities Accounts. Schedule 5(a) lists all Material Deposit Accounts and Schedule 5(b) lists all Material Securities Accounts, in each case, on the date hereof.
     4.7 Material Government Contracts. Schedule 6 lists all Material Government Contracts to which the Borrower or any of its Subsidiaries is a party on the date hereof.
SECTION 5. COVENANTS
          Each Guarantor and each Grantor covenants and agrees with the Administrative Agent, the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent and indemnification obligations not yet due and owing), no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated:
     5.1 Covenants in Credit Agreement. In the case of each Guarantor, to the extent applicable, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

     5.2 Investment Property. (a) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.4(c) and 6.9 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.4(c) or 6.9 with respect to the Pledged Securities issued by it.
          (b) To the extent that any Pledged Security that is an Uncertificated Security becomes a Certificated Security, the applicable Grantor shall promptly deliver such certificates evidencing such Pledged Securities to the Collateral Agent together with stock powers or indorsements thereof reasonably satisfactory to the Collateral Agent.
     5.3 Material Government Contracts. In the case of each Grantor, such Grantor shall, on each date that the Borrower is required to deliver financial statements pursuant to Section 6.1(a) or (b) of the Credit Agreement, provide the Collateral Agent with written notice of any Material Government Contracts entered into since the last date financial statements were delivered pursuant to Section 6.1(a) or (b) of the Credit Agreement (or, with respect to the first such date financial statements are delivered pursuant to such Sections, since the date hereof), such notice to include the identification of any Material CLINs, and within fifteen days of such notice, deliver to the Collateral Agent such documentation reasonably necessary to comply with the Assignment of Claims Act of 1940 with respect to the assignment of the right of payment in respect of such Material Government Contracts (or, in the case of any Material Government Contract that is an indefinite delivery contract, task or delivery order contract, multiple award schedule contract, blanket purchase agreement, or basic ordering agreement, in respect of any specific individual order for the performance of services or delivery of goods placed under such Material Government Contract to the extent such specific individual order for the performance of services or delivery of goods has a Material CLIN), where applicable, designating a Material Deposit Account as the account in respect of which payment thereof is to be made. Pending receipt of any consent of a Governmental Authority as contemplated by this Section 5.3, each Grantor shall request that the relevant Governmental Authority pay all cash payments made by it in respect of Material Government Contracts to which it is a party into a Material Deposit Account subject to an account control agreement (if any such accounts are then subject to an account control agreement). The relevant Grantor shall use commercially reasonable efforts to obtain the consent of the applicable Governmental Authority party to each such Material Government Contract in respect of the assignment of such claims in respect of any Material CLIN, but any failure to receive such consent shall not constitute a Default.
     5.4 Account Control Agreements. In the case of each Grantor, such Grantor shall, on each date that the Borrower is required to deliver financial statements pursuant to Section 6.1(a) or (b) of the Credit Agreement, provide the Collateral Agent with written notice of any additional Material Deposit Accounts and/or Material Securities Accounts since the last date financial statements were delivered pursuant to Section 6.1(a) or (b) of the Credit Agreement (or, with respect to the first such date financial statements are delivered pursuant to such Sections, since the date hereof), and shall use its commercially reasonable efforts to cause each depositary bank (other than the Collateral Agent) holding a Material Deposit Account and each Securities Intermediary holding a Material Securities Account owned by such Grantor to execute and deliver a control agreement with respect to such Material Deposit Account and/or Material Securities Account, in form and substance reasonably satisfactory to the Collateral Agent and such Grantor.
     5.5 Foreign Law Pledges. Notwithstanding anything to the contrary contained herein, no Grantor shall be required to take any actions in order to perfect the security interest granted to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent and the Lenders (i) under the laws of any jurisdiction outside the United States or (ii) by the execution of account control or similar agreements (other than with respect to Material Deposit Accounts and Material Securities Accounts pursuant to Section 5.4).
SECTION 6. REMEDIAL PROVISIONS
     6.1 Certain Matters Relating to Receivables.
     (a) At any time during the continuance of an Event of Default, upon the Collateral Agent’s reasonable request at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
     (b) If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Administrative Agent, the Collateral Agent and the other Secured Parties only as provided in Section 6.7, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
     (c) If an Event of Default has occurred and is continuing and at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all agreements, orders, invoices and shipping receipts.
     6.2 Material Deposit Accounts, Material Securities Accounts. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not exercise its rights under account control agreements associated with Material Deposit Accounts or Material Securities Accounts unless an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement shall have occurred and be continuing.
     6.3 Communications with Grantors; Grantors Remain Liable.
     (a) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default under Section 8.1(a) or 8.1(f) of the Credit Agreement, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
     (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent, the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent, the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     6.4 Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.4(b), each Grantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities.
     (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors (which notice shall not be required if an Event of Default under Section 8.1(f) of the Credit Agreement shall have occurred and be continuing), (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.7, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above.
     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying.
     6.5 Intellectual Property.
     (i) Solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies under Section 6.8 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent such Grantor has the right to do so, subject to pre-existing rights and licenses, a non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, license or sublicense any of the Intellectual Property constituting Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located.
     (ii) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 7.5 of the Credit Agreement that limit the rights of the Grantors to dispose of their property, notwithstanding the foregoing but subject to the Collateral Agent’s exercise of its rights and remedies under Section 6, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantors. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the respective Grantor (through the Borrower), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor (through the Borrower) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property). Further, upon the payment in full in cash of all of the Obligations (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due) and cancellation or termination of all Commitments and Letters of Credit (that are not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall grant back to the Grantors the license granted pursuant to clause (i) immediately above. The exercise of rights and remedies under Section 6 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this clause (ii).
     6.6 Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent, the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in Section 6.7.
     6.7 Application of Proceeds. If an Event of Default shall have occurred and be continuing and the Loans shall have been accelerated pursuant to Section 8 of the Credit Agreement, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations, and shall make any such application in the following order:
     First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Agents under the Loan Documents;

     Second, to the Collateral Agent, for application by it towards payment in full of all Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swingline Lender and any Issuing Lender pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);
     Third, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to each of them; and
     Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full (other than contingent or indemnification obligations not then due), no Letter of Credit (that is not cash collateralized to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding and the Commitments shall have been terminated, shall be paid over to the Borrower or to whomsoever shall be lawfully entitled to receive the same.
     6.8 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Administrative Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise provided in the Loan Documents) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived unless otherwise provided in the Loan Documents), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent, the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent, the Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Grantor, which rights or equities are hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.8, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     6.9 Private Sales. Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
     6.10 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.
SECTION 7. THE COLLATERAL AGENT
     7.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.
     (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
     (ii) in the case of any United States Copyrights, Patents or Trademarks owned by such Grantor in its own name, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interest in such Copyrights, Patents and Trademarks and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.8 or 6.9, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) subject to pre-existing rights and licenses, assign any Copyright, Patent or Trademark of such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine; and (8) subject to pre-existing rights and licenses, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within three (3) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such three-Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.
     (c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
     7.2 Duty of Collateral Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Administrative Agent, the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent, the Collateral Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s, the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent, the Collateral Agent or any other Secured Party to exercise any such powers. The Administrative Agent, the Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.
     7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent at any time and from time to time to file or record financing statements (including fixture filings, if any, and amendments) and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or any similar phrase in any such financing statements. Each Grantor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request. Notwithstanding anything herein or in any other Loan Document to the contrary, the delivery of control agreements with respect to any Deposit Accounts (other than those relating to Material Deposit Accounts pursuant to Section 5.4), Securities Accounts (other than those relating to Material Securities Accounts pursuant to Section 5.4) and Commodities Accounts shall not be required.
     7.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Administrative Agent, the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Administrative Agent, the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8. MISCELLANEOUS
     8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.
     8.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or at such other address pursuant to notice given in accordance with Section 10.2 of the Credit Agreement.

     8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent, the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
     8.4 Enforcement Expenses; Indemnification. Each Guarantor agrees to pay, and to save the Administrative Agent, the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement. The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
     8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the other Secured Parties and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (it being understood that Dispositions permitted under the Credit Agreement shall not be subject to this proviso).
     8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent, the Collateral Agent and each other Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to the extent permitted by applicable law, upon any amount becoming due and payable by each Grantor (whether at the stated maturity, by acceleration or otherwise after the expiration of any applicable grace periods) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, the Collateral Agent or such other Secured Party to or for the credit or the account of such Grantor. Each of the Administrative Agent, the Collateral Agent and each other Secured Party shall notify such Grantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.
     8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (i.e., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
     8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.
     8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     8.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
     8.13 Acknowledgements. Each Grantor hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (b) neither the Administrative Agent, the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent, the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, the Collateral Agent and the Lenders or among the Grantors and the Administrative Agent, the Collateral Agent and the Lenders.
     8.14 Additional Guarantors and Grantors. Each Restricted Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.8 of the Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex I hereto.
     8.15 Releases.
     (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations, Borrower Cash Management Obligations and contingent or indemnification obligations not then due) shall have been paid in full in cash, the Commitments shall have been terminated and no Letter of Credit (that is not cash collateralized or back-stopped to the reasonable satisfaction of the Issuing Lender or purchasing Lender, as applicable, in respect thereof) shall be outstanding, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien granted under this Agreement on such Collateral shall be automatically released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. A Guarantor shall be automatically released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, or upon the designation of such Guarantor as an Unrestricted Subsidiary as permitted under the Credit Agreement, and the Collateral Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable to evidence the release of such obligations. All releases or other documents delivered by the Collateral Agent pursuant to this Section 8.15(b) shall be without recourse to, or warranty by, the Collateral Agent.
     (c) Liens on Collateral created hereunder shall be released and obligations of Guarantors and Grantors hereunder shall terminate as set forth in Section 10.15 of the Credit Agreement.

     8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

CREDIT SUISSE, CAYMAN ISLANDS BRANCH as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

EXPLORER MERGER SUB CORPORATION, as Grantor
By:
Name:
Title:

BOOZ ALLEN HAMILTON INC., as Grantor
By:
Name:
Title:

EXPLORER INVESTOR CORPORATION, as Grantor and Guarantor
By:
Name:
Title:

ASE, INC., as Grantor and Guarantor
By:
Name:
Title:

AESTIX, INC., as Grantor and Guarantor
By:
Name:
Title:

BOOZ ALLEN TRANSPORTATION INC., as Grantor and Guarantor
By
Name:
Title:

Schedule 1
NOTICE ADDRESSES OF GUARANTORS

Schedule 2
DESCRIPTION OF INVESTMENT PROPERTY
Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Pledged Notes:

Issuer	Payee	Principal Amount

Schedule 3
LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Organizational Identification
Number (if any)

Schedule 4
COPYRIGHTS AND COPYRIGHT LICENSES

PATENTS AND PATENT LICENSES

TRADEMARKS AND TRADEMARK LICENSES

Schedule 5(a)
MATERIAL DEPOSIT ACCOUNTS

Schedule 5(b)
MATERIAL SECURITIES ACCOUNTS

Schedule 6
MATERIAL GOVERNMENT CONTRACTS

Annex I to
Guarantee and Collateral Agreement
ASSUMPTION AGREEMENT

Annex II to
Guarantee and Collateral Agreement
ACKNOWLEDGMENT AND CONSENT

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
     The undersigned hereby certifies as follows:
1.	I am the [TITLE] of Booz Allen Hamilton Inc., a Delaware corporation (the “Company”).

2.	I have reviewed the terms of that certain Credit Agreement, dated as of July 31, 2008 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Explorer Investor Corporation, a Delaware corporation, Explorer Merger Sub Corporation, a Delaware corporation, the Company, the several banks and other financial institutions or entities from time to time parties thereto, Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by the attached financial statements. A description of all new Subsidiaries (if any) and of any change in the name or jurisdiction of organization of any Loan Party (if any) and a listing of any material registrations of or applications for United States Intellectual Property by any Loan Party (if any) during the period covered by this Compliance Certificate is set forth in a separate attachment to this Compliance Certificate.

3.	The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default not previously disclosed in writing to the Administrative Agent during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event.
     The foregoing certifications, together with the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered on behalf of the Company and not individually, on [MM/DD/YY] pursuant to Section 6.2(b) of the Credit Agreement.

BOOZ ALLEN HAMILTON, INC.
By:
Title:

B-1

EXHIBIT C
FORM OF CLOSING CERTIFICATE
July 31, 2008
          Pursuant to Section 5.1(e) of the Credit Agreement, dated as of July 31, 2008 (the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Explorer Investor Corporation, a Delaware corporation, Explorer Merger Sub Corporation, a Delaware corporation, Booz Allen Hamilton Inc., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties thereto, Credit Suisse, as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners, the undersigned [•], [insert title of officer if Borrower/Holdings] [Secretary/Assistant Secretary] of                                          (the “Company”), hereby certifies on behalf of the Company (and not individually) as follows:
[1.	The Specified Representations of [the Company and its Subsidiaries][1] [the Company][2] are true and correct in all material respects.

[2.	No material provision of the Merger Agreement and the related disclosure schedules and exhibits thereto has been waived or amended (other than any such waivers or amendments (including, without limitation, with respect to any representations and warranties in the Merger Agreement) as are not materially adverse to the Lenders or the Lead Arrangers (including, without limitation, the definition of “Company Material Adverse Effect” therein and the representation and warranty set forth in Section 4.8(c) thereof)), other than such waivers or amendments consented to by the Lead Arrangers.

3.	The transactions described in Section 5.1(b)(ii) of the Credit Agreement have been consummated, in accordance with the terms set forth in such Section 5.1(b)(ii).][3]

3.	is the duly elected and qualified Secretary of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.
          The undersigned Secretary of the Company hereby certifies as follows:] [Borrower/Holdings only]
1.	Attached hereto as Exhibit [A] is a copy of a certificate of good standing or the equivalent from the Company’s jurisdiction of organization dated as of a recent date prior to the date hereof.

[1]	Surviving Borrower certificate only.

[2]	Holdings and Merger Sub certificate only.

[3]	Surviving Borrower certificate only.

2.	Attached hereto as Exhibit [B] is a true and complete copy of [a unanimous written consent duly adopted by the Board of Directors of the Company][4] [resolutions duly adopted at a meeting of the Board of Directors][5], and such [unanimous written consent has][resolutions have] not in any way been amended, modified, revoked or rescinded, [has/have] been in full force and effect since [its/their] adoption to and including the date hereof and [is/are] now in full force and effect.

3.	Attached hereto as Exhibit [C] is a true and complete copy of the bylaws of the Company as in effect on the date hereof.

4.	Attached hereto as Exhibit [D] is a true and complete certified copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such Certificate of Incorporation has not been amended, repealed, modified or restated.

5.	The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names, and the signatures appearing opposite their respective names are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

Name and Title	Signature
[Name]
[Title]

[Name]
[Title]

[Name]
[Title]

[Name]
[Title]

[Name]
[Title]

[4]	Holdings, Merger Sub and Booz Allen Transportation Inc. only.

[5]	Borrower, ASE, Inc. and Aestix, Inc. only.

Name and Title	Signature
[Name]
[Title]
          IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth above.

[COMPANY]
By:
Name:
Title:

          [I, [NAME], [TITLE] of the Company, do hereby certify that [NAME] is the duly elected, qualified and [TITLE] of the Company, and that [his/her] signature set forth above is [his/her] genuine signature.

Name:
Title: ][6]

[6]	Subsidiary Guarantor certificates only.

Exhibit A
to Closing Certificate
[Certificate of Good Standing]

Exhibit B
to Closing Certificate
[Unanimous Written Consent]

Exhibit C
to Closing Certificate
[Bylaws]

Exhibit D
to Closing Certificate
[Certificate/Articles of Incorporation]

EXHIBIT D
FORM OF
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]7]

3. Borrowers:	Explorer Merger Sub Corporation, a Delaware corporation (the “Initial Borrower”) and Booz Allen Hamilton Inc., a Delaware corporation (the “Surviving Borrower”)

4. Administrative Agent:	Credit Suisse, as the administrative agent under the Credit Agreement

5. Credit Agreement:	The $810,000,000 Credit Agreement, dated as of July 31, 2008, among Explorer Investor Corporation, a Delaware corporation, the Initial Borrower, the Surviving Borrower, the several banks and other financial

[7]	Select as applicable.

institutions or entities from time to time parties thereto, Credit Suisse, as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners

6. Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans for	Commitment/Loans	Percentage Assigned of
Facility Assigned[8]	all Lenders	Assigned[3]	Commitment/Loans[9]
	$	$	%
	$	$	%
	$	$	%
Effective Date:                           , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT IN ACCORDANCE WITH THE CREDIT AGREEMENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Revolving Commitment,” “Tranche A Term Commitment,” etc.)

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[Consented to and][10] Accepted:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent

By:
Title:

By:

Title:

[Consented to:[11]

[BOOZ ALLEN HAMILTON INC.]

By

Title:]

[Consented to:[12]

[CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Issuing Lender and Swingline Lender]

By:

Title:

By

Title:]

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[11]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[12]	To be added only if the consent of the Issuing Lender and the Swingline Lender is required by the terms of the Credit Agreement.

ANNEX 1
The $810,000,000 Credit Agreement, dated as of July 31, 2008 (the “Credit Agreement”), among Explorer Investor Corporation, a Delaware corporation, Explorer Merger Sub Corporation, a Delaware corporation, Booz Allen Hamilton Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Credit Suisse, as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any Subsidiary or Affiliate thereof or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any Subsidiary or Affiliate thereof or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) repeats each Lender representation set forth in Section 9.6 of the Credit Agreement; (b) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-US Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (c) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (d) appoints and authorizes (i) the Administrative Agent, and (ii) the Collateral Agent to take such action as agent in their respective capacities on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Collateral Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and the rights and obligations of the parties under this Assignment and Assumption shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to principles of conflicts of laws to the extent that the same are not mandatorily applicable by statute and the application of the laws of another jurisdiction would be required thereby.

EXHIBIT E-1
FORM OF LEGAL OPINION
OF DEBEVOISE & PLIMPTON LLP

E-1-1

EXHIBIT E-2
FORM OF LEGAL OPINION
OF MORRIS, NICHOLS, ARSHT & TUNNELL LLP

E-2-1

EXHIBIT F
FORM OF EXEMPTION CERTIFICATE
Reference is made to the Credit Agreement, dated as of July 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Explorer Investor Corporation, a Delaware corporation, Explorer Merger Sub Corporation, a Delaware corporation, Booz Allen Hamilton Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
                                                   (the “Non-US Lender”) is providing this certificate pursuant to Section 2.20(d) of the Credit Agreement. The Non-US Lender hereby represents and warrants that:
          1. The Non-US Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.
          2. The income from the Loans held by the Non-US Lender is not effectively connected with the conduct of a trade or business within the United States.
          3. The Non-US Lender is not a “bank” as such term is used in Section 881(c)(3)(A) of the Code. In this regard, the Non-US Lender further represents and warrants that:
     (a) the Non-US Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and
     (b) the Non-US Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.
          4. The Non-US Lender is not a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.
          5. The Non-US Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(B) of the Code.
          We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the Non-US Lender agrees that (1) if the information provided on this certificate changes, the Non-US Lender shall inform the Borrower (for the benefit of the Borrower and the Administrative Agent) in writing within 30 days of such change and (2) the Non-US Lender shall furnish the Borrower (for the benefit of the Borrower and the Administrative Agent) a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower to the Non-US Lender, or in either of the two calendar years preceding such payment.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-US LENDER]

By:
Name:
Title:
Date:

EXHIBIT G
FORM OF SOLVENCY CERTIFICATE
July 31, 2008
Pursuant to Section 5.1(c) of the Credit Agreement, dated as of July 31, 2008 (the “Credit Agreement”; unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among Explorer Investor Corporation, a Delaware corporation (“Holdings”), Explorer Merger Sub Corporation, a Delaware corporation, Booz Allen Hamilton Inc., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties thereto, Credit Suisse, as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners, the undersigned hereby certifies that he is the duly elected and acting Chief Financial Officer of Holdings and that as such he is authorized to execute and deliver this Solvency Certificate on behalf of Holdings (and not as an individual).
          Holdings further certifies that on the date hereof, it and each of the Loan Parties (on a consolidated basis) is, and after giving effect to the Transactions will be, Solvent.
[Remainder of page intentionally left blank]

G-1

     IN WITNESS WHEREOF, the undersigned has caused this Solvency Certificate to be executed as of the date set forth above.

EXPLORER INVESTOR CORPORATION
By:
Name:
	Title:	Chief Financial Officer

G-2

EXHIBIT H
FORM OF JOINDER AGREEMENT
          JOINDER AGREEMENT, dated as of [                    , 200___] (the “Joinder Agreement” or this “Agreement”), by and among [NEW LENDERS] (each, a “New Lender” and, collectively, the “New Lenders”), EXPLORER INVESTOR CORPORATION, a Delaware corporation (“Holdings”), BOOZ ALLEN HAMILTON INC., a Delaware corporation (the “Borrower”), and CREDIT SUISSE (the “Administrative Agent”).
RECITALS:
          WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 31, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Explorer Merger Sub Corporation, a Delaware corporation, Booz Allen Hamilton Inc., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and
          WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Lenders;
          NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
          I. Each New Lender party hereto hereby agrees to commit to provide its New Loan Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:
          II. Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, or any other New Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and/or the Collateral Agent, to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Lender.

          III. Each New Lender hereby agrees to make its respective Commitment on the following terms and conditions:
     1. Applicable Margin. The Applicable Margin for each New [Term][Revolving] Loan shall mean, as of any date of determination, a percentage per annum as set forth below:
[INSERT PRICING]
     2. [Principal Payments. The Borrower shall make principal payments on the New Term Loan in installments on the dates and in the amounts set forth below:

(A)	(B)
Scheduled
Payment	Repayment of New Term
Date	Loans

$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
][Maturity Date. The Borrower shall repay the then unpaid principal amount of the New Revolving Loans outstanding, and the New Loan Commitments in respect thereof will terminate, on [•].]
     3. Voluntary and Mandatory Prepayments. [Scheduled installments of principal of the New Term Loans set forth above shall be reduced in connection with any optional or mandatory prepayments of the New Term Loans in accordance with Sections 2.11 and 2.12 of the Credit Agreement respectively.] [The New Loan Commitments with respect to New Revolving Loans shall be reduced in accordance with Section 2.10.]
     4. Proposed Borrowing. This Agreement represents the Borrower’s request to [borrow New Term Loans] [establish commitments for New Revolving Loans] from the New Lenders as follows (the “Proposed Borrowing”):

     SECTION 1. Business Day of Proposed Borrowing:                     , ___
     SECTION 2. Amount of Proposed Borrowing: $
     [SECTION 3. Interest rate option:
a. ABR Loan(s)
b. Eurocurrency Loan(s) with an initial Interest Period of ___ months]
     5. [New Lenders. Each New Lender acknowledges and agrees that upon its execution of this Agreement and the making of New [Term][Revolving] Loans, such New Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.]13
     6. Credit Agreement Governs. Except as set forth in this Agreement, the New [Term][Revolving] Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.
          7. Certification. By its execution of this Agreement, the undersigned officer on behalf of Holdings and the Borrower certifies that:
i.	each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects, in each case on and as of the date hereof as if made on and as of the date hereof except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

ii.	the Borrower, upon the incurrence of the Proposed Borrowing, will be in compliance with the conditions contained in Section 2.25(b) of the Credit Agreement.
     8. Notice. For purposes of the Credit Agreement, the initial notice address of each New Lender shall be as set forth below its signature below.
     9. Non-US Lenders. For each New Lender that is a Non-US Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Lender may be required to deliver to Administrative Agent pursuant to Section 2.20(d) of the Credit Agreement.
     10. Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the New [Term][Revolving] Loans made by each New Lender in the Register.
     11. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except as provided by Section 10.1 of the Credit Agreement.
     12. Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and

[13]	Insert bracketed language if the lending institution is not already a Lender.

thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
     13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
     15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [                                        , ___].

[NAME OF NEW LENDER],

By:
Name:
Title:
Notice Address:
Attention:
Telephone:
Facsimile:

EXPLORER INVESTOR CORPORATION

By:
Name:
Title:

BOOZ ALLEN HAMILTON INC.

By:
Name:
Title:

Consented to by:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A
TO JOINDER AGREEMENT

Type of New Loan
Name of New Lender	Commitment	Amount
[ ]	[Term][Revolving] Loan Commitment	$

EXHIBIT I
FORM OF
PREPAYMENT OPTION NOTICE
Attention of
Telecopy No.
[Date]
Ladies and Gentlemen:
          The undersigned, Credit Suisse, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders referred to below, refers to the Credit Agreement, dated as of July 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Explorer Investor Corporation, a Delaware corporation, Explorer Merger Sub Corporation, a Delaware corporation, Booz Allen Hamilton Inc., a Delaware corporation, the several banks and other financial institutions or entities from time to time parties thereto, Credit Suisse, as Administrative Agent and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.12(e) of the Credit Agreement of the Prepayment Amount. Amounts applied to prepay the Tranche B Term Loans shall be applied pro rata to the Tranche B Term Loan held by you. The portion of the prepayment amount to be allocated to the Tranche B Term Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)	Total Prepayment Amount	$

(B)	Portion of Prepayment Amount to be received by you	$

(C)	Prepayment Date (ten Business Days after the date of this Prepayment Option Notice)	, 20___

I-1

          IF YOU DO NOT WISH TO RECEIVE ALL OR ANY PORTION OF THE TRANCHE B TERM LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE PREPAYMENT DATE INDICATED IN PARAGRAPH (C) ABOVE, please sign this notice in the space provided below and indicate the percentage and the dollar amount of the Prepayment Amount otherwise payable to you which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of [                    ] at Credit Suisse, no later than 5:00 P.M., New York City time, one Business Day after the date of this Notice, at telecopy number [(___)___ — ___]. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE PREPAYMENT AMOUNT ALLOCATED TO YOU ON THE PREPAYMENT DATE.

Credit Suisse, Cayman Islands Branch, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Name of Term Loan Lender

By:
Name:
Title:
Percentage and Dollar Amount
of Prepayment Amount
Declined: ____%; $ _____

I-2

EXHIBIT J-1
FORM OF
TRANCHE A TERM LOAN NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York , 20__
          FOR VALUE RECEIVED, the undersigned, Booz Allen Hamilton Inc., a Delaware corporation (“Booz Allen”, and, together with any assignee of, or successor by merger to, Booz Allen Hamilton Inc.’s rights and obligations under the Credit Agreement (as hereinafter defined) as provided therein, the “Borrower”), hereby unconditionally promises to pay to                                          (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement in Dollars and in immediately available funds, the principal amount of (a)                      DOLLARS ($                    ), or, if less, (b) the aggregate unpaid principal amount of all Term Loans owing to the Lender under the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.
          This Note (a) is one of the Notes issued pursuant to the Credit Agreement, dated as of July 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Explorer Investor Corporation, a Delaware corporation, Explorer Merger Sub Corporation, a Delaware corporation, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners, (b) is subject to the provisions of the Credit Agreement, which are hereby incorporated by reference, (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement and (d) is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all the terms and conditions under which the Tranche A Term Loans evidenced hereby are made and are to be repaid. In the event of any conflict or inconsistency between the terms of this Note and the terms of the Credit Agreement, to the fullest extent permitted by applicable law, the terms of the Credit Agreement shall govern and be controlling.
          Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as and to the extent provided in the Credit Agreement. No failure in exercising any rights hereunder or under the other Loan Documents on the part of the Lender shall operate as a waiver of such rights.

J-1-1

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby expressly waive, to the fullest extent permitted by applicable law, presentment, demand, protest and all other similar notices or similar requirements.
          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
          FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE, AMOUNT OF THE ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE NOTE CAN BE OBTAINED BY WRITTEN REQUEST TO BOOZ ALLEN HAMILTON INC., CHIEF FINANCIAL OFFICER, AT 8283 GREENSBORO DRIVE, McLEAN, VA 22102.
[Remainder of page intentionally left blank]

J-1-2

          THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BOOZ ALLEN HAMILTON INC.
By:
Name:
Title:

J-1-3

EXHIBIT J-2
FORM OF
TRANCHE B TERM LOAN NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York , 20___
          FOR VALUE RECEIVED, the undersigned, Booz Allen Hamilton Inc., a Delaware corporation (“Booz Allen”, and, together with any assignee of, or successor by merger to, Booz Allen Hamilton Inc.’s rights and obligations under the Credit Agreement (as hereinafter defined) as provided therein, the “Borrower”), hereby unconditionally promises to pay to                                          (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement in Dollars and in immediately available funds, the principal amount of (a)                      DOLLARS ($                    ), or, if less, (b) the aggregate unpaid principal amount of all Term Loans owing to the Lender under the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.
          This Note (a) is one of the Notes issued pursuant to the Credit Agreement, dated as of July 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Explorer Investor Corporation, a Delaware corporation, Explorer Merger Sub Corporation, a Delaware corporation, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners, (b) is subject to the provisions of the Credit Agreement, which are hereby incorporated by reference, (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement and (d) is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all the terms and conditions under which the Tranche B Term Loans evidenced hereby are made and are to be repaid. In the event of any conflict or inconsistency between the terms of this Note and the terms of the Credit Agreement, to the fullest extent permitted by applicable law, the terms of the Credit Agreement shall govern and be controlling.
          Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as and to the extent provided in the Credit Agreement. No failure in exercising any rights hereunder or under the other Loan Documents on the part of the Lender shall operate as a waiver of such rights.

J-2-1

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby expressly waive, to the fullest extent permitted by applicable law, presentment, demand, protest and all other similar notices or similar requirements.
          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
          FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE, AMOUNT OF THE ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY OF THE NOTE CAN BE OBTAINED BY WRITTEN REQUEST BOOZ ALLEN HAMILTON INC., CHIEF FINANCIAL OFFICER, AT 8283 GREENSBORO DRIVE, McLEAN, VA 22102.
[Remainder of page intentionally left blank]

J-2-2

          THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BOOZ ALLEN HAMILTON INC.
By:
Name:
Title:

J-2-3

EXHIBIT J-3
FORM OF
REVOLVING NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York , 20___
          FOR VALUE RECEIVED, the undersigned, Booz Allen Hamilton Inc., a Delaware corporation (“Booz Allen”, and, together with any assignee of, or successor by merger to, Booz Allen Hamilton Inc.’s rights and obligations under the Credit Agreement (as hereinafter defined) as provided therein, the “Borrower”), hereby unconditionally promises to pay to                                          (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement in Dollars and in immediately available funds, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the undersigned pursuant to Section 2.4 of the Credit Agreement, which sum shall be payable on the Revolving Termination Date. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.
          This Note (a) is one of the Notes issued pursuant to the Credit Agreement, dated as of July 31, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Explorer Investor Corporation, a Delaware corporation, Explorer Merger Sub Corporation, a Delaware corporation, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, Credit Suisse, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent, Bank of America, N.A., as Syndication Agent, Lehman Brothers Commercial Bank, C.I.T. Leasing Corporation and Sumitomo Mitsui Banking Corporation, as Documentation Agents, Credit Suisse, as Issuing Lender and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Sumitomo Mitsui Banking Corporation, as Joint Lead Arrangers and Joint Bookrunners, (b) is subject to the provisions of the Credit Agreement, which are hereby incorporated by reference, (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement and (d) is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all the terms and conditions under which the Revolving Loans evidenced hereby are made and are to be repaid. In the event of any conflict or inconsistency between the terms of this Note and the terms of the Credit Agreement, to the fullest extent permitted by applicable law, the terms of the Credit Agreement shall govern and be controlling.
          Upon the occurrence of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as and to the extent provided in the Credit Agreement. No failure in exercising any rights hereunder or under the other Loan Documents on the part of the Lender shall operate as a waiver of such rights.

J-3-1

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby expressly waive, to the fullest extent permitted by applicable law, presentment, demand, protest and all other similar notices or similar requirements.
          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.
[Remainder of page intentionally left blank]

J-3-2

          THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND THE LENDER HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BOOZ ALLEN HAMILTON INC.
By:
Name:
Title:

J-3-3